Exhibit 99.1

IT IS HEREBY ADJUDGED and DECREED that the below described is SO ORDERED.

Dated: September 18, 2015.

H. CHRISTOPHER MOTT
UNITED STATES BANKRUPTCY JUDGE

UNITED STATES BANKRUPTCY COURT

WESTERN DISTRICT OF TEXAS

AUSTIN DIVISION

IN RE:	§	(CHAPTER 11)
§
DUNE ENERGY, INC.	§	CASE NUMBER 15-10336
DUNE OPERATING COMPANY	§	CASE NUMBER 15-10337
DUNE PROPERTIES, INC.	§	CASE NUMBER 15-10338
§
DEBTORS.	§	(JOINTLY ADMINISTERED UNDER
	§	CASE NUMBER 15-10336)

ORDER APPROVING DISCLOSURE STATEMENT AND

CONFIRMING CHAPTER 11 PLAN OF THE DEBTORS

On September 17 and 18, 2015, the Court conducted a hearing to consider confirmation of the Chapter 11 Plan of the Debtors (the “Plan”) (Docket No. 462) and the adequacy of the Disclosure Statement Under 11 U.S.C. § 1125 in Support of the Chapter 11 Plan of the Debtors (the “Disclosure Statement”) (Docket No. 463) filed by Dune Energy, Inc. (“Dune Energy”), Dune Operating Company (“Dune Operating”), and Dune Properties, Inc. (“Dune Properties”),

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debtors-in-possession in the above-referenced chapter 11 cases (collectively, the “Debtors”).1 As referred to herein, the “Plan” shall be the Chapter 11 Plan of the Debtors filed on September 18, 2015, attached hereto as Exhibit A, which incorporates modifications referred to in the record and filed with the Court. Based on the evidence presented (including the Declaration of Donald R. Martin, Chief Restructuring Office of the Debtors, in Support of Confirmation of the Plan), Declaration of James Daloia of Prime Clerk LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Chapter 11 Plan of the Debtors, the arguments and representations of counsel, and the Findings of Fact and Conclusions of Law entered contemporaneously with this Order, and the entire record in these bankruptcy cases, the Court has determined that the Disclosure Statement contains adequate information and complies with 11 U.S.C. §1125 in all respects and should be approved and the Court has further determined that the Plan satisfies the applicable provisions of the Bankruptcy Code, and should therefore be confirmed. It is therefore ORDERED:

A.	Approval of the Disclosure Statement

1. Pursuant to 11 U.S.C. § 1125(b) and Federal Rule of Bankruptcy Procedure 3017(b), the Disclosure Statement is APPOVED.

B.	Confirmation of the Plan and Approval of Plan Documents

2. The Plan is CONFIRMED in its entirety under 11 U.S.C. § 1129, and all of the terms and conditions contained in the Plan are APPROVED. The Debtors are authorized to implement the Plan in accordance with its terms and conditions.

3. The Plan Trust Agreement and such other certificates, documents, and instruments that may be necessary or appropriate to effectuate the transactions contemplated

[1]	Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

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thereunder and in the Plan (collectively, the “Plan Documents”), and the terms and conditions thereof, are APPROVED; provided, however, that any modifications must be non-material. The Debtors and the non-debtor parties to the Plan Documents are authorized to modify the Plan Documents without further order of the Court to the extent necessary to correct typographical, grammatical, and other errors and to make any changes required or appropriate to implement, effectuate, and consummate the Plan, the Plan Documents, the terms of this Order, and the transactions respectively contemplated thereunder. The Debtors and the non-debtor parties to the Plan Documents are authorized to execute and deliver the Plan Documents as required and directed by the Plan. On and after the Effective Date and as executed by the Debtors, the terms and conditions of the Plan Documents shall be effective and enforceable as provided for therein.

4. All objections to confirmation of the Plan not withdrawn or otherwise resolved at or before the Confirmation Hearing are expressly overruled.

C.	Effects of Confirmation of the Plan

5. The provisions of the Plan and this Order are binding on the Debtors and each Creditor, Interestholder, non-Debtor party to an executory contract or unexpired lease with any Debtor, any interested party in the Bankruptcy Cases, and any other Person, and each of the foregoing’s respective agents, heirs, successors, and assigns, regardless of whether such Person filed a proof of claim or voted to accept the Plan.

6. On entry of this Order, the Debtors and their directors, officers, chief restructuring officer, agents, attorneys, and professionals, along with the parties to the Plan Documents, are authorized to (a) effect any and all transactions contemplated or required by the Plan and Plan Documents and (b) on and after the Effective Date, take all necessary and appropriate steps and corporate action to implement the terms of the Plan and the Plan Documents, regardless of

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whether such actions are specifically referred to in the Plan or the Plan Documents, without the need for further shareholder, director, officer, or any other corporate approvals, or further order of the Court.

7. Except as otherwise provided by the Plan or this Order, the rights afforded under the Plan and the treatment of Claims and Equity Interests under the Plan are in exchange for and in complete satisfaction, discharge, and release of, all Claims against the Debtors or Estate Property (including the Remaining Assets, the Plan Trust Assets, and the New Equity Interests) and termination of all Equity Interests (with the exception of the New Equity Interests).

8. Except as otherwise provided in the Plan, this Order, or separate Final Order, any and all injunctions or automatic stays provided for in these Bankruptcy Cases under 11 U.S.C. §§ 105 and 362, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect through the Effective Date.

D.	Provisions Related to Executory Contracts

9. In accordance with Article 5 of the Plan and except as otherwise provided in the Plan or this Order, on the Effective Date, all Executory Contracts that were not assumed pursuant to a Final Order of the Bankruptcy Court during the Bankruptcy Cases, including under the Trimont Sale Order and the White Marlin Sale Order, are deemed rejected as of the Effective Date pursuant to 11 U.S.C. §§ 365 and 1123, and such Executory Contracts shall no longer represent the binding obligations of the Debtors or Reorganized Debtors after the Effective Date. Any Claim resulting from the rejection of an Executory Contract pursuant to the Plan shall be filed with the Bankruptcy Court no later than the Rejection Damage Claim Bar Date. Any Claim resulting from the rejection of an Executory Contract not filed by the applicable deadline shall be deemed waived and forever barred and shall not be entitled to any Distributions under the Plan. The Plan Trustee shall have the right, but not the obligation, to object to any Claim resulting from the rejection of an Executory Contract.

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10. Any obligation of the Debtors to indemnify, reimburse, or limit the liability of any Person, including, but not limited to any officer or director of Debtors, or any agent, professional, financial advisor, or underwriter of any securities issued by the Debtors, relating to any acts or omissions occurring before the Petition Date, whether arising pursuant to charter, by-laws, contract or applicable state law, shall be deemed to be, and shall be treated as, an Executory Contract and (i) shall be deemed to be rejected, canceled, and discharged pursuant to the Plan as of the Effective Date and (ii) any and all Claims resulting from such obligations are disallowed under Bankruptcy Code section 502(e). Notwithstanding any of the foregoing, nothing contained in the Plan impacts, impairs or prejudices the rights of any Person covered by any applicable D&O Policies with respect to such policy or policies. Furthermore, and again notwithstanding the foregoing or anything to the contrary in the Plan, the Disclosure Statement and/or the Confirmation Order, nothing herein impairs, affects, limits, rejects, or otherwise interferes with the rights of U.S. Specialty Insurance Company (“USSIC”) or Indemco Co, L.P. (“IndemCo”) under the following bonds and these bonds are not (and will not be deemed to be) rejected as of the Effective Date: all bonds issued and outstanding by USSIC and/or IndemCo behalf of the Debtors (including without limitation Bond Nos. B003133, B003134, B003716, B004285, B004920, B006171 and B007898) (collectively, the “Bonds”)). Further, all parties reserve their rights with regard to the classification of the following agreements for purposes of the Plan: (i) the Payment and Indemnity Agreement, dated October 31, 2005, among Goldking Energy Corporation, Goldking Operating Company, and USSIC (the “2005 USSIC Payment Agreement”), and (ii) the Payment and Indemnity Agreement, dated June 19, 2007, among Dune

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Energy, Dune Operating, and USSIC (the “2007 USSIC Payment Agreement”, and together with the 2005 USSIC Payment Agreement, the “USSIC Payment Agreements”), and nothing herein shall be construed to be an assumption of the USSIC Payment Agreements or any other agreements between the Debtors and USSIC, and to the extent any such agreements are Executory Contracts, all such agreements shall be rejected as of the Effective Date.

11. Nothing in the Plan, the Disclosure Statement, or this Order will affect, waive, limit, interfere with, or otherwise impair in any way USSIC’s exercise of any and all rights and privileges USSIC may have under, or in connection with, that certain Irrevocable Standby Letter of Credit No. BMCH355762OS in the amount of $2,000,000 (the “ILOC”) issued by the Bank of Montreal (“BOM”) for the benefit of USSIC, including without limitation, USSIC’s right to draw on the ILOC at BOM in accordance with the ILOC’s terms, the relevant agreements, and/or applicable law, and all rights of the Debtors, the Reorganized Debtors, USSIC, the Plan Trust, the First Lien Agent and the First Lien Lenders in regards to the ILOC or applicable law, if any, to unused, excess or unapplied proceeds are fully reserved and preserved.

E.	Matters Relating to Implementation of the Plan Approval of the Compromise

12. Pursuant to Section 6.7 of the Plan and Bankruptcy Rule 9019, and in consideration of the distributions and other benefits provided under the Plan, the terms and conditions of the Compromise incorporated in, and implemented pursuant to, the Plan are approved in all respects. The Debtors are authorized to undertake any and all actions necessary or appropriate to consummate or effectuate the terms of the Compromise.

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F.	Substantive Consolidation

13. Pursuant to Article 2 of the Plan, the Debtors, their respective Estates, and all Debts for all of the Debtors shall be substantively consolidated for all purposes, including for voting on the Plan and Distributions under the Plan.

14. All assets and liabilities of the Debtors shall be deemed merged.

15. All guarantees by one Debtor of the obligations of another Debtor shall be deemed eliminated so that any claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint and several liability of the Debtors shall be deemed to be one obligation of the consolidated Debtors.

16. Each and every Claim Filed or to be Filed in the Bankruptcy Case of any of the Debtors shall be deemed Filed against the consolidated Debtors and shall be deemed one claim against and a single obligation of the consolidated Debtors.

17. Claims by one Debtor against another Debtor shall be Disallowed Claims without a further order of the Bankruptcy Court or action by any Person.

18. The substantive consolidation of the Debtors shall not constitute or effectuate a merger of the corporate or other legal identities of the Debtors, and their respective corporate and other legal identities shall remain intact, except as otherwise specified in the Plan.

G.	Establishment of Funds and Accounts

19. On or immediately prior to the Effective Date, the Reorganized Debtors shall establish, out of the Sale Proceeds, the Administrative and Priority Claims Reserve, the Lien Reserve, the Professional Compensation Claim Reserve, and any excess funds that remain in such reserves after payment of all such Allowed Claims entitled to payment from such reserve accounts shall remain subject to the liens of the First Lien Lenders and shall be paid over to the First Lien Agent for distribution to the First Lien Lenders in accordance with the provisions of the First Lien Credit Agreement.

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20. On or immediately prior to the Effective Date, the Reorganized Debtors shall transfer the Plan Trust Operating Reserve from the Sale Proceeds to the Plan Trust Operating Account.

21. On the Effective Date, the Plan Trustee shall establish the Plan Trust Account, the Plan Trust Operating Account, the Class 3.1 Recoveries Account and the Class 4 Recoveries Account and shall be responsible for the payment of all obligations required to be paid from such accounts under the Plan Trust Agreement.

H.	Appointment of the Plan Trustee and Oversight Committee

22. In accordance with Section 6.2 of the Plan, Dan B. Lain is approved as the Plan Trustee under the Plan Trust. The Plan Trustee shall receive, from the Plan Trust only, compensation in the amount of (i) 5% of the first $1.5 million of gross proceeds received from the liquidation of Plan Trust Assets and (ii) 7.5% of gross proceeds received from the liquidation of Plan Trust Assets in excess of $1.5 million. On the Effective Date, the Plan Trustee is authorized, empowered, and directed to take any and all actions necessary or appropriate to implement, effectuate, and consummate the Plan, the Plan Trust Agreement, and this Order, and the transactions respectively contemplated in those documents, or otherwise perform his duties as Plan Trustee outlined in the Plan Trust Agreement, and shall be designated as the representative of the Estates for all purposes consistent with the Plan, the Plan Trust Agreement, and this Order.

23. In accordance with Section 6.2 of the Plan, the Oversight Committee shall consist of Paul McKim, Zoltan Szoldatits, and Albert Conly.

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I.	Establishment of the Unsecured Creditors Trust

24. At or before the Closing, all necessary parties shall execute the Plan Trust Agreement. Each holder of a Claim is deemed to have ratified and become bound by the terms and conditions of the Plan Trust Agreement.

25. All property of the Debtors comprising the Plan Trust Assets shall be conveyed and transferred to the Plan Trust, free and clear of all interests, Claims, Liens and encumbrances. On the Effective Date, the Plan Trustee shall establish the Plan Trust Account, the Plan Trust Operating Account, the Class 3.1 Recoveries Account and the Class 4 Recoveries Account and shall be responsible for the payment of all obligations required to be paid from such accounts under the Plan Trust Agreement. On the Effective Date, the Plan Trustee shall deposit the Initial Creditor Distribution into the Class 4 Recovery Account.

J.	Conveyance of Net Sale Proceeds, Remaining Assets and Remaining Cash on Hand

26. On the Effective Date, the Net Sale Proceeds and Remaining Cash on Hand shall be transferred to the holders of the Allowed First Lien Lender Secured Claim and, in regards to such recoveries that are not received until after the Effective Date, promptly upon receipt. The Reorganized Debtors shall liquidate the Remaining Assets to Cash proceeds and shall distribute such Cash proceeds, including any Remaining Cash on Hand, net of the actual, out-of-pocket costs of liquidation, to the First Lien Agent on account of the Allowed First Lien Lender Secured Claim, except as otherwise provided in paragraph 36 of this Order.

K.	Miscellaneous Confirmation Provisions

27. Upon entry of this Order, the Debtors, the Reorganized Debtors, the CRO, the Plan Trustee and any other Person having duties or responsibilities under the Plan, the Plan Trust Agreement, or this Order, and their respective directors, officers, general partners, agents,

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trustees, representatives, and attorneys are specifically authorized, empowered, and directed to take any and all actions necessary or appropriate to implement, effectuate, and consummate the Plan, the Plan Trust Agreement, and the terms of this Order and the transactions respectively contemplated in those documents, all in accordance with the terms thereof, and are authorized and directed to take all steps necessary and appropriate to implement the Plan terms without the need for further shareholder, director or other corporate approvals.

28. All actions not otherwise previously approved by the Court that the Debtors took or effectuated (a) during the pendency of Bankruptcy Cases, (b) in the administration of the Bankruptcy Cases, or (c) in the formulation, negotiation, prosecution, or implementation of the Plan are ratified and approved. Notwithstanding any language herein to the contrary, nothing herein is intended, nor shall it be construed, to eliminate, waive or release any of Debtors’ present or former managers, officers or directors (other than the CRO) from any liabilities that may have arisen or occurred prepetition, including, without limitation, the Rights of Action against any of Debtors’ present or former managers, officers or directors (other than the CRO).

29. The provisions of the confirmed Plan and this Order bind the Debtors and any Creditor or Interestholder of the Debtors, whether or not the Claim or Equity Interest of such Creditor or Interestholder is impaired under the Plan and whether or not such Creditor or Interestholder has accepted the Plan.

30. This Order is in recordable form, and shall be accepted by any filing or recording officer or authority of any applicable governmental unit for filing and recording purposes without further or additional orders, certifications, or other supporting documents.

31. The terms and conditions of the releases as set forth in Section 8.1 of the Plan and the exculpation as set forth in Section 8.2 of the Plan are approved as they are consensual and no

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party objected to them; provided, however, nothing in this Order or the Plan discharges, releases, or exculpates the Debtors and/or enjoins or precludes: (i) any environmental liability of the Debtors to the United States that is not a Claim against the Debtors as defined in 11 U.S.C. §101(5); (ii) any environmental Claim of the United States against the Debtors arising on or after the Effective Date; (iii) any environmental liability of the Debtors with respect to the O&G Assets to the United States to the extent such liability does not constitute a Claim under 11 U.S.C. §101(5) subject to discharge, or to the extent such liability is a Claim against the Debtors, it arises on or after the Effective Date; (iv) any environmental liability to the United States on the part of any subsequent owner or operator of the O&G Assets; or (v) any valid right of setoff or recoupment of the United States; provided, however, the Debtors and/or the Reorganized Debtors reserve their rights under applicable law with respect to any such Claims or liabilities. Furthermore, Section 8.2 of the Plan is not intended to affect the police or regulatory activities of the Securities and Exchange Commission. Notwithstanding anything in Articles 8 and 9 of the Plan to the contrary, nothing in the Plan, the Plan Documents, or this Order shall affect the liability of any Person that results from any act or omission determined by a Final Order to have constituted willful misconduct, gross negligence, intentional fraud, or criminal conduct.

32. Nothing in the Plan or the Confirmation Order will impair or affect the rights of Trimont under the Trimont Sale Order and/or the Trimont PSA or White Marlin under the White Marlin Sale Order and/or White Marlin PSA. Nothing in the Plan or Confirmation Order determines the nature and security of CF&S Tank and Equipment Co. in the proceeds of the Sale, if any. Nothing in the Plan or Confirmation Order impacts, alters, or impairs the rights of Chevron U.S.A., Inc. under the Trimont Sale Order and White Marlin Sale Order.

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33. Under Bankruptcy Code section 1146(c), the issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer under the Plan, shall not be taxed under any law imposing a stamp tax or similar tax; including, without limitation, the issuance of the New Equity Interest shall not be taxed under any law imposing a stamp tax or similar tax. The appropriate state or local government officials or agents are directed to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

34. To the extent that, under applicable nonbankruptcy law, any of the actions contemplated in the Plan would otherwise require the consent or approval of the holders of Equity Interests in the Debtors, this Order shall constitute such consent or approval, and such actions shall be, and are deemed to have been, taken by unanimous action of the holders of Equity Interests in the Debtors.

35. On the Effective Date, all claims or challenges relating to the DIP Agent, the DIP Lenders, the First Lien Agent and the First Lien Lenders, including with respect to the Lien Challenge Proceeding, are dismissed with prejudice without further notice or hearing thereon. Counsel for the First Lien Agent and counsel for the Committee shall file a stipulation of dismissal and submit an agreed order of dismissal with prejudice of the Lien Challenge Proceeding, in form and substance satisfactory to the First Lien Agent and First Lien Lenders, within five (5) Business Days after the Effective Date.

36. Notwithstanding anything contained in the Plan to the contrary including section 6.4(d) of the Plan and paragraph 26 of this Order, in the event there is a sale of the Debtors’ interest in Live Oak and/or Columbus and it is determined that Exterran Energy Solutions, L.P.

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(“Exterran”) has a valid and properly perfected lien senior to the First Lien Lender Secured Claim in such property(ies), the cash proceeds received from such sale(s) shall be applied first to satisfy the Allowed amount of Exterran’s Secured Claim relating to such property(ies) prior to being distributed to the First Lien Agent on account of the Allowed First Lien Lender Secured Claim. Nothing contained in the Plan or the Confirmation Order shall impair Exterran’s rights relating to the Notice of Intent to Sell the Columbus Assets Free and Clear of Liens, Claims, Encumbrances and Interests [Docket No. 552] and all such rights are expressly reserved.

37. Notwithstanding section 3.1 of the Plan, to the extent the Louisiana Department of Revenue (the “LDR”) asserts an Administrative Claim of the kind specified in 11 U.S.C. section 503(b)(1)(D), the LDR shall not be required to file a request for the payment of such Administrative Claim as a condition of its being an Allowed Administrative Claim, and the Plan Trustee reserves the right to object to any such Claim.

38. Notwithstanding anything in Article 9 of the Plan to the contrary, nothing therein shall be interpreted as, or mandating the dismissal with prejudice of the suit of Bridges v. Dune Operating Company, pending in the 19th Judicial District Court for the Parish of East Baton Rouge, State of Louisiana under Case no. 597-838, Division “D” (filed on 12/29/2010), unless or until the amount of LDR’s claim based on same has been fully adjudicated, determined and/or liquidated, whether by judgment of the Bankruptcy Court or by the 19th Judicial District Court for the Parish of East Baton Rouge, State of Louisiana, with appropriate leave of the Bankruptcy Court, including but not limited to an abstention order. Nothing herein shall limit either party’s right of appeal of such judgment pursuant to the applicable federal or state laws governing such appeals until such judgment becomes final and non-appealable, but such judgment may only be enforced pursuant to the terms of the confirmed Plan or as subsequently amended or modified.

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39. To the extent that it is determined that the LDR holds Allowed Priority Unsecured Tax Claim(s), the Reorganized Debtors shall either be required to make payment required under Section 3.5(a) of the Plan or shall be required to make payment as otherwise required under 11 U.S.C. §1129(a)(9)(C) by commencing within ten (10) days of the Claim becoming an Allowed Priority Unsecured Tax Claim (“Initial Distribution Date”) regular installment payments in cash sufficient to pay the total value as of the Effective Date of the Plan, equal to the Allowed amount of such Claim over a period ending not later than five years after the date of the order for relief, with such regular payments being made not less than quarterly thereafter beginning on the last day of the first quarter following the Initial Distribution Date and the last date of each consecutive quarter thereafter until paid or until such other written agreement is reached by the Reorganized Debtors and the LDR. “Quarter” or “Quarterly” shall mean each three month period ending on March 31, June 30, September 30 and December 31. The amount of the payment shall be determined by dividing the balance of the Allowed Priority Unsecured Tax Claim with interest at the Tax Rate Interest, over the number of Quarters remaining until the period ending five years after the date of the order for relief elapses.

40. The mandatory remedies set forth in romanettes (i) and (ii) of section 10.2 of the Plan shall not apply to the LDR.

41. The undertakings and obligations of the Debtors pursuant to the Plan, including their undertakings and/or obligations to make distributions of securities (including the New Equity Interests) shall be exempt, pursuant to 11 U.S.C. § 1145, from Section 5 of the Securities Act of 1933 and from any and all federal, state, or local laws requiring the registration of the offer, sale or other distribution of such securities by the Debtors.

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42. Pursuant to 11 U.S.C. §§ 1123(a) and 1142(a), the provisions of this Order, the Plan, the Plan Trust Agreement, and all other agreements and documents executed and delivered pursuant to the Plan shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

43. If any or all of the provisions of this Order are hereafter reversed, modified, or vacated by subsequent order of this Court or any other court, such reversal, modification, or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under or in connection with the Plan before the Reorganized Debtors’ and the Plan Trustee’s receipt of written notice of any such order; nor shall such reversal, modification, or vacatur of this Order affect the validity or enforceability of such act or obligation. Notwithstanding any such reversal, modification, or vacatur of this Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Order before the effective date of such reversal, modification, or vacatur shall be governed in all respects by the provisions of this Order, the Plan, and all documents, instruments and agreements related thereto or any amendments or modifications thereto.

44. The Debtors shall file and serve a “Notice of Entry of Confirmation Order and Notice of Effective Date” on all creditors and parties-in-interest in these Bankruptcy Cases together with notice of all applicable bar dates established by the Plan, and such notice shall constitute notice in compliance with Bankruptcy Rule 2002.

45. Any and all banks and other depository institutions holding funds in an account in the name of any of the Debtors (or any other funds belonging to the Debtors) are authorized and directed to immediately release and turnover such funds to the Debtors. The Plan Trustee is automatically deemed a signatory on all accounts of the Debtors without any further action.

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Further, the bank account containing the Debtors’ royalty payments will be transferred to the Plan Trustee and the contents of such account shall be used to pay such amounts due to royalty interest owners.

46. The failure to include specifically any particular provision of the Plan in this Order will not diminish the effectiveness of such provision nor constitute a waiver thereof, it being the intent that the Plan is confirmed in its entirety.

47. On the Effective Date, the Board of Directors of the Debtors shall be deemed terminated without need of any further action by the Debtors in accordance with the provisions of the Plan and any actions of the Reorganized Debtors shall become the general responsibility of the Plan Trustee, who shall be deemed an officer of the Reorganized Debtors, and as such officer, shall be responsible for the Remaining Assets, pursuant to and in accordance with the provisions of the Plan and the Plan Trust Agreement.

48. The First Lien Lenders shall carve out from their collateral $220,000 from the Sale Proceeds and $230,000 from any excess funds remaining from draws under the DIP Financing relating to budgeted expenses not incurred during the period covered by the DIP Budget, and such amounts shall be deposited into the Professional Compensation Claim Reserve (in addition to any amounts previously allocated to Haynes and Boone, LLP under the DIP Budget and the carve-out amount related thereto and the Post-Closing Budget and the carve-out amount related thereto) and allocated for payment of any Allowed Professional Compensation Claim of Haynes and Boone, LLP. The Plan Trustee shall pay such amounts within three (3) days of final allowance by order of the Bankruptcy Court.

49. The bar date for requests for payment of Administrative Claims against the Debtors provided in Article 3 of the Plan is enforceable. Holders of Administrative Claims who

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file requests for payment of Administrative Claims after such bar date shall be forever barred from asserting such Claims against the Debtors, or the Reorganized Debtors, or any of their affiliates or any of their respective property.

50. The post-confirmation service list for the Chapter 11 Cases (the “Post- Confirmation Service List”) shall initially be comprised of those individuals and entities appearing on the Master Service List dated September 15, 2015. The Post-Confirmation Service List shall be revised, as necessary, (i) to include or remove individuals and entities who notify the Plan Trustee in writing of their desire to receive or to be removed from receiving electronic notice of all pleadings filed by the Plan Trustee and have provided the e-mail address to which such notices shall be sent, or (ii) as efficient administration of the Estates requires consistent with due process.

51. Pursuant to section 6.10 of the Plan, the Debtors shall file a notice of abandonment with respect to the O&G Assets within three (3) business days from the Confirmation Date. Parties in interest shall have five (5) days from service of such notice to object to the proposed abandonment. Absent objection, the Debtors shall submit an order to the Court deeming such O&G Assets abandoned effective as of the date of entry of the order under 11 U.S.C. § 554(a). USSIC and IndemCo agree not to object to the notice and/or abandonment. In the event an objection is filed, the Court will set an emergency hearing upon the request of the Debtors to consider and rule on such objection. A condition of the Effective Date of the Plan shall be entry of an order abandoning the O&G Assets.

52. Allowed Secured Tax Claims, including any interest to which the holder of such Allowed Secured Tax Claims may be entitled under Section 506(b) of the Bankruptcy Code, shall be paid on the later of (a) the Effective Date or (b) ten (10) days after the Allowance Date of such Allowed Secured Tax Claim.

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53. The Debtors shall take all reasonable efforts to consummate the sale of the Columbus Assets (as defined in Docket No. 552) prior to the Effective Date of the Plan, however, to the extent such sale has not closed prior to the Effective Date, the Plan Trustee shall have the authority and be required to execute any and all documents in connection with the sale of such assets.

54. All fees chargeable pursuant to 28 U.S.C. § 1930 shall be timely paid by the Plan Trustee. The Plan Trustee shall be required to file post-confirmation quarterly reports as required by the Office of the United States Trustee.

55. The Plan Trustee may apply for entry of a Final Decree in these Bankruptcy Cases upon substantial consummation of the Plan.

56. Unless separately engaged by the Plan Trustee, or otherwise specified in this paragraph, Prime Clerk, LLC is discharged of its obligations to serve as claims and noticing agent in the Bankruptcy Cases. The Reorganized Debtor will be responsible for subsequent noticing in these Bankruptcy Cases. Prime Clerk shall: (i) maintain website (https://cases.primeclerk.com/duneenergy/Home-Claiminfo) for viewing proof of claims until March 8, 2016. Claims filing on the Prime Clerk, LLC website will be blocked no sooner than 45 days after the entry of this Order so that arrangements can be made for claims filing in the Court’s ECF system. Prime Clerk’s website will provide updated information for filing claims on the Western District of Texas Bankruptcy Court CM/ECF system. Prime Clerk will be responsible for notifying the Clerk’s office at least one week in advance of discontinuing the public website; (ii) forward to the Clerk of Court, CDs containing electronic files of all claim

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images in PDF ordered by claim number and a separate CD of the claims register in Excel format; (iii) provide a claims register in Excel format to the Plan Trustee; (iv) maintain the hard copy proof of claims and be able to provide if requested by the Court or Clerk of the Court until at least March 8, 2016; (v) provide a current copy of the list of creditors to the Plan Trustee, the Debtor’s counsel, and file with the Court in the lead Bankruptcy Case; and (vi) file with the Court a register of all claims filed in the Bankruptcy Cases

57. The Reorganized Debtors shall have the right, to the full extent permitted by section 1142 of the Bankruptcy Code, to apply to the Bankruptcy Court for an order, notwithstanding any otherwise applicable non-bankruptcy law, directing any appropriate entity to execute and deliver an instrument or perform any other act necessary to implement the Plan or the provisions of this Order.

58. In the event of a conflict between the terms of this Order, the Plan, and/or the Plan Trust Agreement or any other supporting document, the provisions of this Order shall control.

# # #

Submitted by:

Kenric D. Kattner, Esq.

HAYNES AND BOONE, LLP

1221 McKinney, Suite 2100

Houston, Texas 77010

Tel: (713) 547-2000

Fax: (713) 236-5687

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EXHIBIT A TO CONFIRMATION ORDER

Chapter 11 Plan of the Debtors Dated September 18, 2015

UNITED STATES BANKRUPTCY COURT

WESTERN DISTRICT OF TEXAS

AUSTIN DIVISION

In re:	)	Chapter 11
)
DUNE ENERGY, INC.,	)	Case No. 15-10336
DUNE OPERATING COMPANY,	)	Case No. 15-10337
DUNE PROPERTIES, INC.,	)	Case No. 15-10338
)
	)	(Jointly Administered)
Debtors.	)

CHAPTER 11 PLAN OF THE DEBTORS DATED SEPTEMBER 18, 2015

HAYNES AND BOONE, LLP
1221 McKinney, Suite 2100
Houston, Texas 77010
Telephone: (713) 547-2000
Facsimile: (713) 236-5490

ATTORNEYS FOR DEBTORS

TABLE OF CONTENTS

INTRODUCTION		1

ARTICLE 1	DEFINITIONS, RULES OF INTERPRETATION, AND CONSTRUCTION OF TERMS	1

1.1	Scope of Definitions	1

1.2	Rules of Interpretation and Construction	1

1.3	Plan Documents	1

ARTICLE 2	SUBSTANTIVE CONSOLIDATION; CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS; IMPAIRMENT	1

2.1	Identification of Classes	2
	(a) Unclassified Claims	2
	(b) Classified Claims	2

2.2	Unimpaired Classes	2

2.3	Impaired Classes	2

ARTICLE 3	TREATMENT OF UNCLASSIFIED CLAIMS AND CERTAIN POSTPETITION CLAIMS	3

3.1	Administrative Claims Bar Date	3

3.2	Professional Compensation Claims Bar Date	3

3.3	Payment of Administrative Claims	3

3.4	Payment of Professional Compensation Claims	3

3.5	Payment of Allowed Priority Unsecured Tax Claims	3
	(a) Cash Payment	3
	(b) Other Agreements	4

3.6	U. S. Trustee Fees	4

ARTICLE 4	TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS	4

4.1	Treatment of Allowed Priority Employee Claims (Class – 1.1)	4

4.2	Treatment of Allowed Priority Unsecured Non-Tax Claims (Class – 1.2)	4
	(a) Cash Payment	4
	(b) Other Agreements	4

4.3	Treatment of Allowed Secured Tax Claims (Class - 2)	4
	(a) Determination of Allowed Secured Tax Claims	4
	(b) Treatment of Allowed Secured Tax Claims	4
	(c) Retention of Lien	5
	(d) Deficiency Claim	5

4.4	Treatment of Allowed First Lien Lender Claims (Class - 3.1)	5
	(a) Allocation of Beneficial Interests	6
	(b) Treatment of Allowed First Lien Lender Claims	6
	(c) Retention of Lien	6

4.5	Treatment of Allowed Other Secured Claims (Class – 3.2)	6
	(a) Determination of Allowed Other Secured Claims	6
	(b) Treatment of Allowed Other Secured Claims	6
	(c) Retention of Lien	7
	(d) Deficiency Claim	7

4.6	Treatment of Allowed Second Lien Loan Claims (Class - 3.3)	7

i

4.7	Treatment of Allowed General Unsecured Claims (Class - 4)	8

4.8	Treatment of Allowed Subordinated Claims (Class - 5)	8

4.9	Treatment of Allowed Equity Interests (Class - 6)	8

ARTICLE 5	EXECUTORY CONTRACTS	8

5.1	Assumption and Assignment of Executory Contracts	8

5.2	Deemed Rejection	8

5.3	Approval of Rejection	8

5.4	Rejection of Executory Contracts-Non-Waiver	8

5.5	Rejection Damage Claim Bar Date	8

5.6	Indemnification Obligations	9

ARTICLE 6	MEANS FOR IMPLEMENTATION OF THE PLAN	9

6.1	The Reorganized Debtors	9
	(a) Issuance of the New Equity Interest	9
	(b) Existence of Reorganized Debtors	9
	(c) Certificate of Incorporation and By-Laws	9
	(d) Debtors’ Board of Directors; Wind-Down and Dissolution	10

6.2	Selection of Plan Trustee and Constituting the Oversight Committee	10

6.3	The Closing of the Effective Date Transactions	10

6.4	Effective Date Transactions	10
	(a) Execution and Ratification of Trust Agreement	10
	(b) Transfer of Plan Trust Assets	10
	(c) Establishment of Reserves	11
	(d) Net Sale Proceeds, Remaining Assets and Remaining Cash on Hand	11
	(e) Establishment of Accounts for the Plan Trust	11
	(f) Execution of Documents and Corporate Action	11
	(g) Amendment of the Debtors’ Governance Documents	11
	(h) Surrender of Instruments	12
	(i) Dismissal of Lien Challenge Proceeding; No Further Challenge or Objection	12

6.5	Bankruptcy Code Section 1145 Determination	12

6.6	Tax Treatment of the Plan Trust	12

6.7	Settlement and Compromise	12

6.8	Termination of the Committee	13

6.9	Preservation of Rights of Action	13

6.10	Abandonment of Remaining Assets	13

6.11	Agreement Regarding Professional Compensation Claim of Haynes and Boone, LLP	13

6.12	Special Provisions Relating to the Second Lien Notes	13

ARTICLE 7	VESTING OF PROPERTY	14

7.1	Vesting of Property	14

ARTICLE 8	DISCHARGE; EXTINGUISHMENT OF LIENS, CLAIMS, INTERESTS AND ENCUMBRANCES; EXCULPATION	14

8.1	Release of Debtors	14

8.2	Exculpation	15

ARTICLE 9	INJUNCTION AGAINST ENFORCEMENT OF PRECONFIRMATION CLAIMS AND EQUITY INTERESTS	16

9.1	Injunction Enjoining Holders of Claims Against and Equity Interests in the Debtors	16

9.2	Term of Bankruptcy Injunction or Stays	16

9.3	Derivative Litigation Claims	17

ARTICLE 10	EVENTS OF DEFAULT	17

10.1	Events of Default	17

10.2	Remedies for Defaults	17

ARTICLE 11	RESOLUTION OF CLAIMS	17

11.1	Right to Object to Claims	17

11.2	Deadline for Objecting to Claims	18

11.3	Deadline for Responding to Claim Objections	18

11.4	Right to Request Estimation of Claims	18

11.5	Release of Certain Claims	18

ARTICLE 12	RETENTION, ENFORCEMENT, COMPROMISE, OR ADJUSTMENT OF CLAIMS BELONGING TO THE ESTATES	18

12.1	Right to Enforce, Compromise, or Adjust Estate Claims	18

12.2	Substitution of Plan Trustee as Plaintiff	18

ARTICLE 13	RETENTION OF JURISDICTION	18

13.1	Retention of Jurisdiction	18

ARTICLE 14	MISCELLANEOUS PROVISIONS	20

14.1	Confirmation Order	20

14.2	Notices	20

14.3	Dates	21

14.4	Further Action	21

14.5	Exhibits	21

14.6	Exemption from Transfer Taxes	21

14.7	Binding Effect	21

14.8	Governing Law	21

14.9	Headings	21

14.10	Withdrawal or Revocation of the Plan	21

14.11	Reservation of Rights	22

14.12	Defects, Omissions, and Amendments	22

14.13	Good Faith	22

ARTICLE 15	SUBSTANTIAL CONSUMMATION	22

15.1	Substantial Consummation	22

15.2	Final Decree	22

ARTICLE 16	CONDITIONS TO CONFIRMATION AND EFFECTIVENESS OF PLAN	22

16.1	Conditions Precedent to Confirmation	22

16.2	Conditions Precedent to Effectiveness	23

16.3	Waiver of Conditions to Confirmation or Consummation	23

16.4	Effect of Non-Occurrence of the Effective Date	23

EXHIBITS TO PLAN

Glossary of Defined Terms	Exhibit A

The Liquidating Trust Agreement for the Dune Plan Trust	Exhibit B

Schedule of Retained Rights of Action	Exhibit C

v

INTRODUCTION

Dune Energy, Dune Operating, and Dune Properties, the Debtors and debtors in possession in these Bankruptcy Cases, hereby propose this chapter 11 Plan under Bankruptcy Code section 1121. The Plan is designed to maximize the value of the Estates by the creation of reserves for payment of certain Allowed Claims and establishment of a liquidating trust to facilitate the liquidation of the Plan Trust Assets and the resolution of outstanding Claims against and Equity Interests in the Debtors.

ARTICLE 1

DEFINITIONS, RULES OF INTERPRETATION, AND CONSTRUCTION OF TERMS

1.1 Scope of Definitions.

All capitalized terms not defined elsewhere in the Plan have the meanings assigned to them in the Glossary of Defined Terms attached as Exhibit A to the Plan. Any capitalized term used in the Plan that is not defined herein has the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

1.2 Rules of Interpretation and Construction.

For purposes of the Plan: (i) any reference in the Plan to an existing document or exhibit Filed or to be Filed means that document or exhibit as it may have been or may be amended, supplemented, or otherwise modified; (ii) unless otherwise specified, all references in the Plan to sections, articles, and exhibits are references to sections, articles, or exhibits of the Plan; (iii) the words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan in its entirety and not to any particular portion of the Plan; (iv) captions and headings contained in the Plan are inserted for convenience and reference only, and are not intended to be part of or to affect the interpretation of the Plan; (v) wherever appropriate from the context, each term stated in either the singular or the plural includes the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter gender; and (vi) the rules of construction outlined in Bankruptcy Code section 102 and in the Bankruptcy Rules apply to the Plan.

1.3 Plan Documents.

Plan Documents are those material agreements, instruments and related documents to be executed in order to implement and consummate the Plan.

ARTICLE 2

SUBSTANTIVE CONSOLIDATION; CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS;

IMPAIRMENT

To the extent necessary, the Plan serves as a motion by the Debtors seeking entry of an order granting substantive consolidation, upon the Effective Date, of the Estates and all the Debts of all of the Debtors for all purposes, including for Distributions to be made under the Plan. Pursuant to such order (which may be the Confirmation Order): (i) all assets and liabilities of the Debtors shall be deemed merged; (ii) all guarantees by one Debtor of the obligations of another Debtor shall be deemed eliminated so that any claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint and several liability of the Debtors shall be deemed to be one obligation of the consolidated Debtors; (iii) each and every Claim Filed or to be Filed in the Bankruptcy Case of any of the Debtors shall be deemed Filed against the consolidated Debtors and shall be deemed one claim against and a single obligation of the consolidated Debtors; and (iv) Claims by one Debtor against another Debtor shall be Disallowed Claims without a further order of the Bankruptcy Court or action by any Person.

Unless an objection to such consolidation is made in writing by any creditor or claimant affected by the consolidation relief sought in the Plan, Filed with the Bankruptcy Court and served on the parties listed in Section 14.2 on or before the Voting Deadline or such other date as may be fixed by the Bankruptcy Court, the consolidation order (which may be the Confirmation Order) may be entered by the Bankruptcy Court. In the event a Person with standing to assert an objection timely Files any such objection, a hearing with respect thereto shall occur at the Confirmation Hearing.

All Claims and Equity Interests, except Administrative Claims, Professional Compensation Claims and Priority Unsecured Tax Claims, are placed in the Classes set forth below. In accordance with Bankruptcy Code section 1123(a)(1), Administrative Claims, Professional Compensation Claims, and Priority Unsecured Tax Claims are not classified under the Plan. Therefore, such Claims, whose treatment is set forth below, are excluded from the Classes of Claims and Equity Interests set forth in this Plan.

Pursuant to Bankruptcy Code sections 1122 and 1123, Claims against, and Equity Interests in, the Debtors are classified for all purposes, including, without express or implied limitation, voting, confirmation and Distributions pursuant to the Plan, as set forth herein, but only to the extent (i) the Claim or Equity Interest is an Allowed Claim or Allowed Equity Interest in that Class and (ii) the Claim or Equity Interest has not been paid, released, or otherwise compromised before the Effective Date. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class, and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. If there are no Claims or Equity Interests in a particular Class, then such Class of Claims or Equity Interests shall not exist for any purposes under the Plan.

2.1 Identification of Classes.

(a)	Unclassified Claims.

i.	Administrative Claims;

ii.	Professional Compensation Claims; and

iii.	Priority Unsecured Tax Claims.

(b)	Classified Claims.

Allowed Claims and Allowed Equity Interests are classified under the Plan as follows:

Class - 1.1	Allowed Priority Employee Claims
Class - 1.2	Allowed Priority Unsecured Non-Tax Claims
Class - 2	Allowed Secured Tax Claims
Class - 3.1	Allowed First Lien Lender Claims
Class - 3.2	Allowed Other Secured Claims
Class - 3.3	Allowed Second Lien Loan Claims
Class - 4	Allowed General Unsecured Claims
Class - 5	Allowed Subordinated Claims
Class - 6	Allowed Equity Interests

2.2 Unimpaired Classes.

Claims in Class 1.1 and 1.2 (i.e., the Unimpaired Classes) are not Impaired under the Plan. Under Bankruptcy Code section 1126(f), holders of Claims in these Classes are conclusively presumed to have accepted the Plan, and are therefore not entitled to vote to accept or reject the Plan.

2.3 Impaired Classes.

Except for the Claims in the Unimpaired Classes, all Claims and Equity Interests are Impaired under the Plan. Holders of Claims and Equity Interests in the Impaired Classes are entitled to vote to accept or reject the Plan.

ARTICLE 3

TREATMENT OF UNCLASSIFIED CLAIMS AND CERTAIN POSTPETITION CLAIMS

3.1 Administrative Claims Bar Date.

Except as otherwise provided in Article 3 herein, all applications or other requests for payment of Administrative Claims arising on or before the Confirmation Date and not previously filed must be filed with the Bankruptcy Court and served on the Debtors, the U.S. Trustee, the First Lien Agent, the Committee and the Plan Trustee by the Administrative Claims Bar Date. Any Administrative Claim for which an application or request for payment is not filed by the deadline specified in this section shall be discharged and forever barred. The Administrative Claims Bar Date does not apply to fees incurred under 28 U.S.C. § 1930(a)(6).

3.2 Professional Compensation Claims Bar Date.

All applications or other requests for payment of Professional Compensation Claims must be filed with the Bankruptcy Court and served on the Debtors, the U.S. Trustee, the First Lien Agent, the Committee and the Plan Trustee by the Professional Compensation Claims Bar Date. Any Professional Compensation Claims for which an application or other request for payment is not filed by the deadline specified in this section shall be discharged and forever barred.

3.3 Payment of Administrative Claims.

The Allowed Administrative Claims (except Ordinary Course Liabilities) arising through the Confirmation Date shall be paid by Reorganized Debtors from the Administrative and Priority Claim Reserve, on the later of (a) the Effective Date, or (b) ten (10) days after the date such Claim becomes Allowed.

3.4 Payment of Professional Compensation Claims.

Allowed Professional Compensation Claims up to the amounts set forth in the DIP Budget and the Post- Closing Budget as a carve-out for professional fees shall be paid by Reorganized Debtors within ten (10) days after the date such Professional Compensation Claim becomes Allowed: (a) first, from the balance of any retainers held by Professionals until fully exhausted; and (b) second, from the Professional Compensation Claim Reserve, unless a particular Professional has agreed to defer payment of all or a portion of its Allowed Professional Compensation Claim as a Deferred Amount. To the extent not otherwise ordered by the Bankruptcy Court, any Professional Compensation Claim remaining unsatisfied in excess of the DIP Budget or the Post-Closing Budget shall be paid as a Deferred Amount or by agreement of the Debtors, First Lien Lenders and the holder of such Professional Compensation Claim.

Notwithstanding the fact that the expenses payable to the DIP Agent, the DIP Lenders, the First Lien Agent or the First Lien Lenders are not Professional Compensation Claims as defined herein, without further notice or order of the Court, Debtors shall pay any unpaid expenses of the DIP Agent, the DIP Lenders, the First Lien Agent or the First Lien Lenders from and consistent with the DIP Budget or the Post-Closing Budget (which payments under the Post-Closing Budget shall reduce dollar-for-dollar the First Lien Lender Adequate Protection Claim and the First Lien Lender Deficiency Claim).

3.5 Payment of Allowed Priority Unsecured Tax Claims.

Allowed Priority Unsecured Tax Claims shall be satisfied in full at the election of the Reorganized Debtors as follows:

(a)	Cash Payment.

The Reorganized Debtors may elect to satisfy any Allowed Priority Unsecured Tax Claim by the payment of Cash from the Administrative and Priority Claim Reserve to the holder of such Claim in the amount of its Allowed Priority Unsecured Tax Claim, plus accrued interest after the Confirmation Date at the Tax Interest Rate, such payment to be made on the later of (a) ten (10) days after the Effective Date or (b) ten (10) days after the date such Claim becomes Allowed.

(b)	Other Agreements.

The Reorganized Debtors may elect to satisfy any Allowed Priority Unsecured Tax Claim pursuant to an agreement reached with the holder of such Claim.

3.6 U.S. Trustee Fees.

Until the Bankruptcy Cases are closed, all fees incurred under 28 U.S.C. § 1930(a)(6) shall be paid in accordance with the Plan Trust Agreement.

ARTICLE 4

TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

4.1 Treatment of Allowed Priority Employee Claims (Class – 1.1).

The Reorganized Debtors shall satisfy any Allowed Priority Employee Claim by the payment of Cash from the Administrative and Priority Claim Reserve to the holder of such Claim in the amount of its Allowed Priority Employee Claim, plus accrued interest after the Confirmation Date, such payment to be made on the later of (a) ten (10) days after the Effective Date or (b) ten (10) days after the date such Claim becomes Allowed.

4.2 Treatment of Allowed Priority Unsecured Non-Tax Claims (Class – 1.2).

Allowed Priority Unsecured Non-Tax Claims shall be satisfied in full, at the election of the Reorganized Debtors, as follows:

(a)	Cash Payment.

The Reorganized Debtors may elect to satisfy any Priority Unsecured Non-Tax Claim by the payment of Cash from the Administrative and Priority Claim Reserve to the holder of such Claim in the amount of its Priority Unsecured Non-Tax Claim on the later of (i) the Effective Date or (ii) ten (10) days after the Allowance Date in accordance with the Plan Trust Agreement.

(b)	Other Agreements.

The Reorganized Debtors may elect to satisfy any Priority Unsecured Non-Tax Claim pursuant to an agreement reached with the holder of such Claim.

4.3 Treatment of Allowed Secured Tax Claims (Class - 2).

(a)	Determination of Allowed Secured Tax Claims.

If there is more than one Allowed Secured Tax Claim, then each Allowed Secured Tax Claim shall be classified in a separate subclass. To the extent permitted under Bankruptcy Code section 506(b), each Allowed Secured Tax Claim shall accrue interest at the applicable rate during the period from the Petition Date until the Confirmation Date. The Reorganized Debtors may (i) seek a determination regarding the allowability of any Secured Tax Claim under the Bankruptcy Code and the Bankruptcy Rules and (ii) initiate litigation to determine the amount, extent, validity, and priority of any Liens securing any such Claim.

(b)	Treatment of Allowed Secured Tax Claims.

Allowed Secured Tax Claims shall be satisfied in full as follows:

(i)	Transfer of Collateral.

The Reorganized Debtors may elect to satisfy any Allowed Secured Tax Claim by conveying and transferring any Remaining Assets serving as collateral for the Allowed Secured Tax Claim to the holder thereof to the extent of the Allowed amount of such Secured Tax Claim. Any collateral remaining after satisfaction of such Allowed Secured Tax Claim shall be Remaining Assets, free and clear of any Liens securing such Allowed Secured Tax Claim.

(ii)	Cash Payment.

The Reorganized Debtors may elect to satisfy any Allowed Secured Tax Claim by the payment of Cash from the Administrative and Priority Claim Reserve to the holder of such Claim in the amount of its Allowed Secured Tax Claim.

(iii)	Other Agreements.

The Reorganized Debtors may elect to satisfy any Allowed Secured Tax Claim pursuant to an agreement reached with the holder of such Claim.

(iv)	Secured Tax Claims Secured by Liens Against Sale Proceeds.

To the extent any Allowed Secured Tax Claim is secured by Liens against the Sale Proceeds pursuant to the Sale Order, the Reorganized Debtors shall satisfy such Allowed Secured Tax Claim by payment of Cash from the Lien Reserve to the holder of such Claim in the amount of its Allowed Secured Tax Claim.

(c)	Retention of Lien.

Each holder of an Allowed Secured Tax Claim shall retain any Liens securing such Claim against Remaining Assets or Sale Proceeds, as applicable, until such Claim is satisfied in accordance with the Plan (which may include the transfer of collateral provided for in section 4.3(b)(i) of the Plan) or until an earlier date agreed to by the holder of the Allowed Secured Tax Claim and the Reorganized Debtors.

(d)	Deficiency Claim.

Subject to the limitations contained in Bankruptcy Code sections 502(b)(3) and 507(a)(8), if the holder of an Allowed Secured Tax Claim has a Deficiency Claim, such Claim shall be treated as a Priority Unsecured Tax Claim.

4.4 Treatment of Allowed First Lien Lender Claims (Class - 3.1).

The First Lien Lender Claims are Allowed as follows: (i) the First Lien Lender Secured Claim has been allowed pursuant to the DIP Financing Orders in the amount of $40,197,480.60; (ii) the First Lien Lender Adequate Protection Claim shall be Allowed in the amount of $7,842,028.97, and (iii) the First Lien Lender Deficiency Claim shall be Allowed in an amount of approximately $30 million, but will be more precisely determined at the Confirmation Hearing as the amount of the Allowed First Lien Lender Secured Claim set forth above less the Net Sale Proceeds as shall be calculated on the Confirmation Date and shall be treated as an Allowed Class 4 Claim; provided, however, that in the event that holders of First Lien Lender Claims receive any subsequent Distributions on account of their First Lien Lender Secured Claim or First Lien Lender Adequate Protection Claim, the First Lien Lender Deficiency Claim shall be reduced dollar-for-dollar by any such Distribution to the First Lien Agent for purposes of any subsequent Distributions thereon.

(a)	Allocation of Beneficial Interests.

The First Lien Agent, as agent for the First Lien Lenders, shall be allocated the Class 3.1 Beneficial Interest on account of the Allowed First Lien Lender Adequate Protection Claim and shall be allocated a Class 4 Beneficial Interest on account of the Allowed First Lien Lender Deficiency Claim in accordance with the Plan Trust Agreement.

(b)	Treatment of Allowed First Lien Lender Claims.

The Allowed First Lien Lender Secured Claim shall be satisfied by payment to the First Lien Agent, for Distribution to the First Lien Lenders in accordance with the Prepetition First Lien Credit Agreement, of the Net Sale Proceeds, all Remaining Cash on Hand, and the net proceeds from the liquidation of the Remaining Assets to the First Lien Agent. On account of the Class 3.1 Beneficial Interest, holders of the Allowed First Lien Lender Adequate Protection Claim shall receive the Class 3.1 Avoidance Action Recoveries and the Class 3.1 Net Recoveries until the Allowed First Lien Lender Adequate Protection Claim is paid in full, and thereafter, any remaining Class 3.1 Avoidance Action Recoveries and Class 3.1 Net Recoveries shall become Class 4 Avoidance Action Recoveries and Class 4 Net Recoveries, respectively, for payment to the holders of Class 4 Beneficial Interests (including to the Allowed First Lien Lenders as holders of the First Lien Deficiency Claim). With respect to all Distributions that otherwise would have been made on account of the Allowed First Lien Lender Adequate Protection Claim, the First Lien Agent and First Lien Lenders have agreed pursuant to the Compromise that (A) thirty percent (30%) of such Distributions up to the first $4 million of distributions thereon, and fifty percent (50%) of subsequent Distributions thereon, shall be paid to holders of Allowed General Unsecured Claims (which amounts under such sharing arrangement shall not constitute an actual or implied distribution on account of such First Lien Lender Adequate Protection Claims or diminish the amount thereof); and (B) holders of Allowed Non-Deficiency General Unsecured Claims shall be entitled to their Pro Rata Share of the Class 3.1 Deficiency Carve-Out and the Initial Creditor Distribution. On account of the Class 4 Beneficial Interest, the holder of the Allowed First Lien Lender Deficiency Claim will receive its Pro Rata Share of Class 4 Net Recoveries and Class 4 Avoidance Action Recoveries, other than the Class 3.1 Deficiency Carve-Out.

(c)	Retention of Lien.

The First Lien Agent, on behalf of the First Lien Lenders, shall retain all Liens securing the Allowed First Lien Lender Secured Claim against the Remaining Assets and the Net Sale Proceeds until such Allowed First Lien Lender Secured Claim is satisfied in accordance with the Plan.

4.5 Treatment of Allowed Other Secured Claims (Class – 3.2).

(a)	Determination of Allowed Other Secured Claims.

If there is more than one Allowed Other Secured Claim, then each Allowed Other Secured Claim shall be classified in a separate subclass. The Reorganized Debtors may (i) seek a determination under the Bankruptcy Code and the Bankruptcy Rules regarding the allowability of any Other Secured Claim, and (ii) initiate litigation to determine the amount, extent, validity, and priority of any Liens securing any such Claim.

(b)	Treatment of Allowed Other Secured Claims.

Allowed Other Secured Claims shall be satisfied in full, to the extent of the value of such collateral securing such Claims, as follows:

(i)	Transfer of Collateral.

The Reorganized Debtors may elect to satisfy any Allowed Other Secured Claim by conveying and transferring any Remaining Assets serving as collateral for such Claim to the holder thereof to the extent of the Allowed amount of such Other Secured Claim. Any collateral remaining after satisfaction of such Allowed Other Secured Claim shall be a Remaining Asset, free and clear of any Liens securing such Allowed Other Secured Claim.

(ii)	Cash Payment.

The Reorganized Debtors may elect to satisfy any Allowed Other Secured Claim by the payment of Cash from the Administrative and Priority Claim Reserve to the holder of such Claim in the amount of its Allowed Other Secured Claim.

(iii)	Other Agreements.

The Reorganized Debtors may elect to satisfy any Allowed Other Secured Claim pursuant to an agreement reached with the holder of such Claim.

(iv)	Other Secured Claims Secured by Liens Against Sale Proceeds.

To the extent any Allowed Other Secured Claim is secured by Liens against the Sale Proceeds pursuant to the Sale Order, the Reorganized Debtors shall satisfy such Allowed Other Secured Claim by payment of Cash from the Lien Reserve to the holder of such Claim in the amount of its Allowed Other Secured Claim.

(c)	Retention of Lien.

Each holder of an Allowed Other Secured Claim shall retain any Liens securing such Claim against the Remaining Assets or the Sale Proceeds, as applicable, until such Claim is satisfied in accordance with the Plan (which may include the transfer of collateral provided for in section 4.5(b)(i) of the Plan), or until an earlier date agreed to by the holder of the Allowed Other Secured Claim and the Reorganized Debtors.

(d)	Deficiency Claim.

If the holder of an Allowed Other Secured Claim has a Deficiency Claim, such Claim shall be treated under the Plan as a General Unsecured Claim and on account of their Class 4 Beneficial Interest in the Plan Trust, holders of such Claims shall receive a Pro Rata Share of the Class 4 Net Recoveries, the Class 4 Avoidance Actions, the Initial Creditor Distribution and the Class 3.1 Deficiency Claim.

4.6 Treatment of Allowed Second Lien Loan Claims (Class - 3.3)).

Allowed Second Lien Loan Claims shall be treated as General Unsecured Claims under the Plan and shall be satisfied and treated in accordance with the Plan Trust Agreement as follows:

1) A Class 4 Beneficial Interest in the Plan Trust shall be allocated to holders of Allowed Second Lien Loan Claims in accordance with the Plan Trust Agreement.

2) In accordance with the Plan Trust Agreement and on account of their Class 4 Beneficial Interest, holders of Allowed Second Lien Loan Claims shall receive a Pro Rata Share of the Class 4 Net Recoveries, unless such Class 4 Net Recoveries relate to allocations under the Compromise related to collateral of the First Lien Lenders that was the subject of the Lien Challenge Proceeding in which case those Class 4 Net Recoveries shall be treated as Shared Collateral (as defined in the Intercreditor Agreement) and such other applicable provisions thereof and those Class 4 Net Recoveries shall be turned over and distributed directly to the First Lien Agent pursuant to and consistent with Bankruptcy Code section 510(a).

4.7 Treatment of Allowed General Unsecured Claims (Class - 4).

Allowed General Unsecured Claims shall be satisfied and treated in accordance with the Plan Trust Agreement as follows:

1) A Class 4 Beneficial Interest in the Plan Trust shall be allocated to holders of Allowed General Unsecured Claims in accordance with the Plan Trust Agreement.

2) In accordance with the Plan Trust Agreement and on account of their Class 4 Beneficial Interest, (i) holders of Allowed General Unsecured Claims shall receive a Pro Rata Share of the Class 4 Avoidance Action Recoveries and the Class 4 Net Recoveries, and (ii) holders of Allowed Non-Deficiency General Unsecured Claims shall receive a Pro Rata Share of the Initial Creditor Distribution and a Pro Rata Share of the Class 3.1 Deficiency Carve-Out.

4.8 Treatment of Allowed Subordinated Claims (Class - 5).

The holders of Allowed Subordinated Claims shall not receive any Distributions, nor retain any Estate Property or interest in Estate Property, on account of such Claims.

4.9 Treatment of Allowed Equity Interests (Class - 6).

On the Effective Date, the Equity Interests in the Debtors shall be canceled and extinguished, and the holders thereof shall not be entitled to receive any Distributions on account of such Equity Interests.

ARTICLE 5

EXECUTORY CONTRACTS

5.1 Assumption and Assignment of Executory Contracts.

Only Executory Contracts specified as assumed by the Debtors and assigned to a Buyer, including under the Trimont Sale Order, the White Marlin Sale Order and any other Bankruptcy Court Order authorizing the assumption and assignment of Executory Contracts, shall be deemed assumed or assumed and assigned.

5.2 Deemed Rejection.

All Executory Contracts that were not assumed pursuant to a Final Order of the Bankruptcy Court during the Bankruptcy Cases, including under the Trimont Sale Order and the White Marlin Sale Order, are deemed rejected as of the Effective Date.

5.3 Approval of Rejection.

Entry of the Confirmation Order shall constitute the approval, pursuant to Bankruptcy Code section 365(a), of the rejection of the Executory Contracts rejected pursuant to the Plan or otherwise during the Bankruptcy Cases.

5.4 Rejection of Executory Contracts-Non-Waiver.

Nothing in the Plan shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, Claims, Rights of Action, or other rights of the Debtors under any executory or non-executory contract or any unexpired or expired lease, nor shall any provision of the Plan, increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtors under any executory or non-executory contract or any unexpired or expired lease.

5.5 Rejection Damage Claim Bar Date.

Except as otherwise provided in this section, each Claim resulting from the rejection of an Executory Contract pursuant to the Plan shall be filed with the Bankruptcy Court no later than the Rejection Damage Claim Bar

Date. Any Claim resulting from the rejection of an Executory Contract not filed by the applicable deadline shall be deemed waived and forever barred and shall not be entitled to any Distributions under the Plan. The Plan Trustee shall have the right, but not the obligation, to object to any Claim resulting from the rejection of an Executory Contract.

5.6 Indemnification Obligations.

Any obligation of the Debtors to indemnify, reimburse, or limit the liability of any Person, including, but not limited to any officer or director of Debtors, or any agent, professional, financial advisor, or underwriter of any securities issued by the Debtors, relating to any acts or omissions occurring before the Petition Date, whether arising pursuant to charter, by-laws, contract or applicable state law, shall be deemed to be, and shall be treated as, an Executory Contract and (i) shall be deemed to be rejected, canceled, and discharged pursuant to the Plan as of the Effective Date and (ii) any and all Claims resulting from such obligations are disallowed under Bankruptcy Code section 502(e). Notwithstanding any of the foregoing, nothing contained in the Plan impacts, impairs or prejudices the rights of any Person covered by any applicable D&O Policies with respect to such policy or policies.

ARTICLE 6

MEANS FOR IMPLEMENTATION OF THE PLAN

6.1 The Reorganized Debtors.

(a)	Issuance of the New Equity Interest.

On the Effective Date, all Equity Interests in the Debtors shall be canceled and extinguished. Following cancellation of the Equity Interests, the Reorganized Debtors shall take all steps necessary to de- list the common stock of Dune Energy from all security exchanges and de-register under the Securities and Exchange Act of 1934.

On the Effective Date, the New Equity Interest shall be issued to the Plan Trustee, free and clear of all Liens, Claims, interests and encumbrances.

(b)	Existence of Reorganized Debtors.

Except as otherwise provided in the Plan, the Reorganized Debtors will exist after the Effective Date as reorganized, separate corporate entities or other business entity forms, with all of the powers of a corporation or other business form under applicable law in the jurisdiction in which the Debtors are incorporated or otherwise formed and pursuant to its certificate of incorporation and bylaws or other organizational documents in effect before the Effective Date, as such documents are amended by or pursuant to the Plan. Notwithstanding, the Debtors or Reorganized Debtors may change their status of incorporation or alter their corporate structure or business form (either through a merger, consolidation, restructuring, conversion, disposition, liquidation, dissolution, or otherwise) on or after the Effective Date as determined by the Plan Trustee, as the holder of the New Equity Interest.

(c)	Certificate of Incorporation and By-Laws .

As of the Effective Date and without any further action by the stockholders or directors of the Debtors or Reorganized Debtors, and to the extent necessary to comply with Bankruptcy Code section 1123(a)(6), the Debtors’ articles of incorporation and by-laws shall be amended and restated, in form and substance and consistent with the Plan, to provide for, among other things, the authorization of all acts necessary to implement this Plan including, without limitation, the issuance of the New Equity Interest. The officer(s) of the Reorganized Debtors are authorized to file such articles of incorporation and by-laws with the appropriate authorities without shareholder approval or any other action. After the Effective Date, the Reorganized Debtors may amend and restate their articles of incorporation and by-laws as permitted by applicable law.

(d)	Debtors’ Board of Directors; Wind-Down and Dissolution.

The members of the Board of Directors existing immediately prior to the Effective Date shall be deemed terminated without cause as of the Effective Date. The Plan Trustee shall be elected to act in the stead of the Board of Directors post-Effective Date to ensure that the Reorganized Debtors wind-down their operations in the most effective and efficient manner and comply with their obligations and duties under the Plan. Once the Reorganized Debtors have completed the wind-down of their businesses, the Plan Trustee shall dissolve the Reorganized Debtors under applicable non-bankruptcy law.

6.2 Selection of Plan Trustee and Constituting the Oversight Committee.

On or before the Voting Deadline, the First Lien Agent and the Committee shall nominate a candidate to serve as Plan Trustee under the Plan Trust and shall file with the Bankruptcy Court a disclosure identifying and setting forth the terms of the fee arrangement with such candidate, and the Court shall approve such candidate and the fee arrangement for such candidate at the Confirmation Hearing. In the event the parties have not reached agreement by the Voting Deadline, each of the First Lien Agent and the Committee shall designate its nominee for the Plan Trustee, and the Court shall approve one of such candidates or such other candidate as is willing and able to serve in such role as the Court determines is proper under the circumstances and his or her fee arrangement at the Confirmation Hearing. Such candidate shall thereafter serve as Plan Trustee upon execution of the Plan Trust Agreement on and after the Effective Date.

On or before the Voting Deadline, each of the First Lien Agent and the Committee shall designate one Person to serve on the Oversight Committee. The third member of the Oversight Committee shall be selected by mutual agreement of the First Lien Agent and the Committee; provided, however, in the event the parties have not reached agreement by the Confirmation Hearing, each of the First Lien Agent and the Committee shall designate its nominee for the third member of the Oversight Committee, and the Court shall approve one of such candidates or such other candidate as is willing and able to serve in such role as the Court determines is proper under the circumstances at the Confirmation Hearing.

6.3 The Closing of the Effective Date Transactions.

The transactions required and contemplated under the Plan in order for the occurrence of the Effective Date shall take place at the offices of Haynes and Boone, LLP, 1221 McKinney Street, Suite 2100, Houston, Texas 77010, or at such other place identified in a notice provided to those parties listed in section 14.2 of the Plan. The Debtors may reschedule the planned Effective Date by making an announcement at the originally scheduled Effective Date of the new Effective Date. A notice of the rescheduled Effective Date shall be filed with the Bankruptcy Court and served on the parties identified in section 14.2 of the Plan within two (2) days after the originally scheduled Effective Date.

6.4 Effective Date Transactions.

The following shall occur at or before the Effective Date, and shall be effective as of the Effective Date:

(a)	Execution and Ratification of Trust Agreement.

The Plan Trust Agreement shall be executed by all necessary parties thereto and each holder of a Claim shall be deemed to have ratified and become bound by the terms of the Plan Trust Agreement.

(b)	Transfer of Plan Trust Assets.

All Estate Property constituting the Plan Trust Assets shall be conveyed and transferred by the Debtors to the Plan Trust, free and clear of all interests, Claims, Liens and encumbrances except as otherwise provided by the Plan.

(c)	Establishment of Reserves.

On or immediately prior to the Effective Date, the Reorganized Debtors shall establish, out of the Sale Proceeds, the Administrative and Priority Claims Reserve, the Lien Reserve, the Professional Compensation Claim Reserve, and any excess funds that remain in such reserves after payment of all such Allowed Claims entitled to payment from such reserve accounts shall remain subject to the liens of the First Lien Lenders and shall be paid over to the First Lien Agent for distribution to the First Lien Lenders in accordance with the provisions of the First Lien Credit Agreement.

On or immediately prior to the Effective Date, the Reorganized Debtors shall transfer the Plan Trust Operating Reserve from the Sale Proceeds to the Plan Trust Operating Account.

(d)	Net Sale Proceeds, Remaining Assets and Remaining Cash on Hand.

On the Effective Date, the Net Sale Proceeds and Remaining Cash on Hand shall be transferred to the holders of the Allowed First Lien Lender Secured Claim and, in regards to such recoveries that are not received until after the Effective Date, promptly upon receipt. The Reorganized Debtors shall liquidate the Remaining Assets to Cash proceeds and shall distribute such Cash proceeds, including any Remaining Cash on Hand, net of the actual, out-of-pocket costs of liquidation, to the First Lien Agent on account of the Allowed First Lien Lender Secured Claim.

(e)	Establishment of Accounts for the Plan Trust .

On the Effective Date, the Plan Trustee shall establish the Plan Trust Account, the Plan Trust Operating Account, the Class 3.1 Recoveries Account and the Class 4 Recoveries Account and shall be responsible for the payment of all obligations required to be paid from such accounts under the Plan Trust Agreement.

(f)	Execution of Documents and Corporate Action.

The Debtors shall deliver all documents and perform all actions reasonably contemplated with respect to implementation of the Plan. The Plan Trustee and the CRO, or the respective designees of the Debtors, are authorized (i) to execute on behalf of the Debtors, in a representative capacity and not individually, any documents or instruments after the Confirmation Date or on the Effective Date that may be necessary to consummate the Plan, and (ii) to undertake any other action on behalf of the Debtors to consummate the Plan. Each of the matters provided for under the Plan involving the corporate structure of the Debtors or corporate action to be taken by or required of any Debtors will, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized, approved, and (to the extent taken before the Effective Date) ratified in all respects without any requirement of further action by stockholders, creditors, or directors of the Debtors.

(g)	Amendment of the Debtors’ Governance Documents.

The Debtors’ articles of incorporation and bylaws (or analogous governance documents) shall, to the extent required under Bankruptcy Code section 1123(a)(6), be amended consistent with the Plan and all necessary action shall be taken to:

(i) prohibit the issuance of nonvoting equity securities, and providing, as to the several classes of securities possessing voting power, an appropriate distribution of such power among such classes, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends; and

(ii) provide for such provisions, terms, and conditions necessary to comply, conform with, and implement the terms, conditions, and requirements of the Plan.

(h)	Surrender of Instruments.

Each Claimholder holding a certificate or instrument evidencing a Claim against the Debtors or Estate Property and whose Claim is treated under the Plan shall surrender such certificate or instruments to the Plan Trustee on the Effective Date as a prerequisite to receiving any Distribution under the Plan, unless the non-availability of such certificate or instrument is established to the satisfaction of the applicable party.

(i)	Dismissal of Lien Challenge Proceeding; No Further Challenge or Objection.

On and as of the Effective Date, the Committee (i) without further notice to or action by any Person, waives and releases all claims or challenges relating to the DIP Agent, the DIP Lenders, the First Lien Agent and the First Lien Lenders, including with respect to the Lien Challenge Proceeding, which shall be dismissed with prejudice without further notice or hearing thereon; and (ii) shall not object to or otherwise challenge any transfers to the First Lien Agent or First Lien Lenders by this Plan. The Plan Trustee, on behalf of the Debtors, shall file a notice of dismissal of the Lien Challenge Proceeding, in form and substance satisfactory to the First Lien Agent and First Lien Lenders, within five (5) Business Days of the Effective Date.

6.5 Bankruptcy Code Section 1145 Determination.

Confirmation of the Plan shall constitute a determination, in accordance with Bankruptcy Code section 1145, that except with respect to an entity that is an underwriter as defined in Bankruptcy Code section 1145(b), section 5 of the Securities Act of 1933 and any State or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, broker or dealer in, a security, do not apply to the offer, sale, or issuance of any securities under the Plan of the New Equity Interest, the Plan Trust Assets, or the Beneficial Interests in exchange for Claims against the Debtors.

6.6 Tax Treatment of the Plan Trust.

The Plan Trust established pursuant to the Plan is established for the purpose of satisfying Claims by liquidating the Plan Trust Assets transferred to the trust and the trust shall have no objective of continuing or engaging in any trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the trust. The purpose of the Plan Trust is to provide a mechanism for the liquidation of the Plan Trust Assets, and to distribute the proceeds of the liquidation, net of all claims, expenses, charges, liabilities, and obligations of the Plan Trust, to the Beneficiaries in accordance with the terms of the Plan. No business activities will be conducted by the Plan Trust other than those associated with or related to the liquidation of the Plan Trust Assets. It is intended that the Plan Trust be classified for federal income tax purposes as a “liquidating trust” within the meaning of section 301.7701-4(d) of the Treasury Regulations. All parties and Beneficiaries shall treat the transfers in trust described herein as transfers to the Beneficiaries for all purposes of the Internal Revenue Code of 1986, as amended (including, sections 61(a)(12), 483, 1001, 1012, and 1274). All the parties and Beneficiaries shall treat the transfers in trust as if all the transferred assets, including all the Plan Trust Assets, had been first transferred to the Beneficiaries and then transferred by the Beneficiaries to the Plan Trust. The Beneficiaries shall be treated for all purposes of the Internal Revenue Code of 1986, as amended, as the grantors of the Plan Trust and the owners of the Plan Trust. The Plan Trustee shall file returns for the Plan Trust as a grantor trust pursuant to Treasury Regulations section 1.671-4(a) or (b). All parties, including the Beneficiaries and the Plan Trustee shall value the Plan Trust Assets consistently and such valuations shall be used for all federal income tax purposes.

6.7 Settlement and Compromise.

Pursuant to 11 U.S.C. § 1123(b)(3), the Plan incorporates a compromise and settlement among the Debtors, the Committee, the First Lien Agent, and the First Lien Lenders, and (to the extent necessary) constitutes a motion under Bankruptcy Rule 9019 to approve the Compromise. Confirmation of the Plan shall constitute a finding that the Compromise is fair and equitable and in the best interests of the Debtors and their Estates. Consistent with and not in limitation of the foregoing, the Debtors, the First Lien Agent and the Committee agree that the First Lien Agent’s and First Lien Lenders’ contributions to the Compromise (including, without limitation, the funding or consent to the funding of the Initial Creditor Distribution, the Class 3.1 Deficiency Carve-out Amount and the Plan Trust Operating Reserve) is being made in full and final settlement and accord and satisfaction of the Claims asserted by the Committee in the Lien Challenge Proceeding and each of which were fully disputed by the First Lien Agent and First Lien Lenders.

6.8 Termination of the Committee.

The appointment and operation of the Committee shall terminate on the Effective Date. The dissolution or termination of the Committee shall not prejudice the rights of any agents of the Committee (including their Professionals and Committee members) to pursue their separate claims for compensation and reimbursement of expenses, including Professional Compensation Claims under Bankruptcy Code sections 330, 331, and/or 503(b)(3)(F).

6.9 Preservation of Rights of Action.

Except as otherwise provided in the Plan, or in any contract, instrument, release, or other agreement entered into in connection with the Plan, in accordance with Bankruptcy Code section 1123(b), any and all claims and causes of action that were owned by the Debtors or their Estates as of the Effective Date, including but not limited to all Rights of Action, D&O Claims, and Avoidance Actions described in the attached Exhibit C, shall vest in the Plan Trust on the Effective Date, and the Plan Trustee shall have the exclusive right to pursue and enforce such claims and causes of action.

6.10 Abandonment of Remaining Assets.

Any Remaining Assets that are designated on a notice of abandonment filed by the Debtors with the Bankruptcy Court on or before the Effective Date shall be deemed abandoned as of the Effective Date pursuant to Bankruptcy Code section 554.

6.11 Agreement Regarding Professional Compensation Claim of Haynes and Boone, LLP.

Pursuant to section 3.4 of the Plan, Haynes and Boone, LLP has agreed to the following with respect to the payment of its Professional Compensation Claim: (i) Haynes and Boone, LLP shall apply a voluntary ten percent (10%) discount to all professional fees incurred for the period covered by the DIP Budget and set forth on invoices contained in the monthly fee statements submitted by Haynes and Boone, LLP for that period; provided, however, that to the extent the Bankruptcy Court reduces any fees and expenses requested by Haynes and Boone, LLP in its final fee application filed with the Bankruptcy Court, such reduction shall not be in addition to the ten percent (10%) discount; (ii) the First Lien Lenders shall carve out from their collateral, $220,000 from the Sale Proceeds and $230,000 from any excess funds remaining from draws under the DIP Financing relating to budgeted expenses not incurred during the period covered by the DIP Budget, and such amounts shall be deposited into the Professional Compensation Claim Reserve (in addition to any amounts previously allocated to Haynes and Boone, LLP under the DIP Budget and the carve-out amount related thereto and the Post-Closing Budget and the carve-out amount related thereto) and allocated for payment of any Allowed Professional Compensation Claim of Haynes and Boone, LLP; and (iii) any remaining amount of the Haynes and Boone Allowed Professional Compensation Claim after application of the ten percent (10%) discount and payment of amounts available from the Professional Compensation Claim Reserve allocated to Haynes and Boone, LLP shall constitute a Deferred Amount under the Plan.

6.12 Special Provisions Relating to the Second Lien Notes .

Any provision of the Plan or the Plan Trust Agreement to the contrary notwithstanding, all Distributions on the Second Lien Notes (except any Distributions to be turned over and distributed directly to the First Lien Agent under Section 4.6(2) of the Plan), whether pursuant to this Plan or the Plan Trust Agreement, shall be made to the Second Lien Trustee, who in turn shall distribute the same pursuant to the Second Lien Indenture to the holders of Second Lien Notes as of the Distribution Record Date, after paying or reserving for (and subject to the Second Lien

Trustee’s charging lien for) the fees, costs, expenses and indemnification to which the Second Lien Trustee is entitled pursuant to the Second Lien Indenture. The Second Lien Trustee may make such distributions through the book-entry transfer facilities of The Depository Trust Company, who shall distribute the same to its participants in accordance with their respective holdings of Second Lien Notes as of the Distribution Record Date.

As of 5:00 p.m. prevailing Central Time on the Distribution Record Date, (i) the transfer books and records of the Second Lien Notes as maintained by the Second Lien Trustee shall be closed, and (ii) the Debtors, the Plan Trustee, and the Second Lien Trustee shall be authorized, directed and entitled to recognize and deal for all purposes under this Plan and the Plan Trust with only holders thereof as of that date and time.

Notwithstanding Section 6.4(h) of this Plan, the Second Lien Trustee shall cancel, rather than surrender to the Plan Trustee, any certificates or other instruments evidencing the Second Lien Notes.

From and after the Effective Date, the Second Lien Indenture shall continue in effect solely for the purposes of (i) allowing holders of Second Lien Notes as of the Distribution Record Date to receive Distributions under the Plan and the Plan Trust, and (ii) allowing and preserving the rights of the Second Lien Trustee to (a) make distributions as contemplated herein and in the Second Lien Indenture and to have the benefit of all protections and other provisions of the Second Lien Indenture in doing so, and (b) exercise its charging lien to pay or reserve for the fees, costs, expenses and indemnification to which the Second Lien Trustee is entitled pursuant to the Second Lien Indenture. From and after the Effective Date, the Second Lien Trustee shall have no duties or obligations under the Second Lien Indenture other than to make distributions.

ARTICLE 7

VESTING OF PROPERTY

7.1 Vesting of Property.

On the Effective Date and, in accordance with the Plan, the Debtors shall irrevocably transfer the Plan Trust Assets to the Plan Trust for the benefit of holders of Beneficial Interests, and the Remaining Assets shall vest in the Reorganized Debtors.

ARTICLE 8

DISCHARGE; EXTINGUISHMENT

OF LIENS, CLAIMS, INTERESTS AND ENCUMBRANCES; EXCULPATION

8.1 RELEASE OF DEBTORS.

EXCEPT AS PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, THE RIGHTS AFFORDED UNDER THE PLAN AND THE TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN ARE IN EXCHANGE FOR AND IN COMPLETE SATISFACTION AND RELEASE OF ALL CLAIMS AGAINST THE DEBTORS OR ESTATE PROPERTY (INCLUDING THE REMAINING ASSETS AND THE PLAN TRUST ASSETS) AND TERMINATION OF ALL EQUITY INTERESTS. EXCEPT AS PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, ON THE EFFECTIVE DATE: (A) THE DEBTORS AND REORGANIZED DEBTORS SHALL BE RELEASED FROM ALL CLAIMS OR OTHER DEBTS THAT AROSE BEFORE THE EFFECTIVE DATE, AND ALL DEBTS OF THE KIND SPECIFIED IN BANKRUPTCY CODE SECTIONS 502(G), 502(H) OR 502(I), WHETHER OR NOT: (I) A PROOF OF CLAIM BASED ON SUCH DEBT IS FILED OR DEEMED FILED UNDER BANKRUPTCY CODE SECTION 501, AND (II) A CLAIM BASED ON SUCH DEBT IS ALLOWED UNDER BANKRUPTCY CODE SECTION 502; OR (III) THE HOLDER OF A CLAIM BASED ON SUCH DEBT HAS ACCEPTED THE PLAN; AND (B) ALL EQUITY INTERESTS AND OTHER RIGHTS OF EQUITY INTERESTS IN THE DEBTORS SHALL BE TERMINATED, EXCEPT FOR THE NEW EQUITY INTEREST, AS EXPRESSLY PROVIDED IN THE PLAN. EXCEPT AS OTHERWISE PROVIDED IN THE PLAN, THE CONFIRMATION ORDER SHALL BE A JUDICIAL DETERMINATION OF RELEASE OF ALL LIABILITIES OF THE DEBTORS ARISING BEFORE THE EFFECTIVE DATE.

8.2 EXCULPATION.

ON THE EFFECTIVE DATE, EACH OF (I) THE DEBTORS’ CRO; (II) THE DEBTORS’ ATTORNEYS, ADVISORS AND OTHER PROFESSIONALS; (III) THE DIP AGENT, THE DIP LENDERS, THE FIRST LIEN AGENT, THE FIRST LIEN LENDERS, AND THESE LENDERS’ RESPECTIVE AFFILIATES, SHAREHOLDERS, OFFICERS, DIRECTORS, MEMBERS, MANAGERS, PARTNERS (LIMITED OR GENERAL), PRINCIPALS, EMPLOYEES, INSURERS, ATTORNEYS, ADVISORS, REPRESENTATIVES AND OTHER PROFESSIONALS; AND (IV) THE COMMITTEE AND ITS MEMBERS, ATTORNEYS, ADVISORS AND OTHER PROFESSIONALS, SHALL HAVE NO LIABILITY TO THE DEBTORS, THE DEBTORS’ ESTATES, ANY HOLDER OF A CLAIM OR EQUITY INTEREST OR TO ANY OTHER PERSON BASED IN WHOLE OR IN PART ON ANY ACT, ACTION TAKEN, TRANSACTION, OMISSION, ACTION NOT TAKEN, OR OTHER EVENT OCCURRING BEFORE THE COMMENCEMENT OF THE BANKRUPTCY CASES OR DURING THE COURSE OF THE BANKRUPTCY CASES (INCLUDING THROUGH THE EFFECTIVE DATE), IN ANY WAY RELATING TO THE BANKRUPTCY CASES, THE COMPROMISE, THE PLAN, THE DIP FACILITY, THE FIRST LIEN CREDIT FACILITY, THE DECISION TO FILE A BANKRUPTCY PETITION ON BEHALF OF THE DEBTORS, THE WINDDOWN AND OPERATION OF THE DEBTORS DURING THE BANKRUPTCY CASES, THE ADMINISTRATION OF THE BANKRUPTCY CASES, THE NEGOTIATION AND IMPLEMENTATION OF THE PLAN, CONFIRMATION OF THE PLAN, CONSUMMATION OF THE PLAN (INCLUDING ALL DISTRIBUTIONS HEREUNDER), THE ADMINISTRATION OF THE PLAN, AND THE PROPERTY TO BE DISTRIBUTED UNDER THE PLAN (EXCEPT AS TO RIGHTS, OBLIGATIONS, DUTIES, AND CLAIMS ESTABLISHED UNDER THE PLAN). IN ALL SUCH INSTANCES, SUCH PARTIES SHALL BE AND HAVE BEEN ENTITLED TO REASONABLY RELY ON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES IN CONNECTION WITH THE BANKRUPTCY CASES AND UNDER THE PLAN. ANY AND ALL CLAIMS, CAUSES OF ACTIONS, RIGHTS, OR ANY LIABILITIES DESCRIBED ABOVE HELD BY ANY PERSON OR PARTY IN INTEREST AGAINST THE FOREGOING PARTIES LISTED IN SUBSECTIONS (I)-(VIII) ABOVE ARE FULLY WAIVED, BARRED, RELEASED, AND DISCHARGED IN ALL RESPECTS (EXCEPT AS TO RIGHTS, OBLIGATIONS, DUTIES, AND CLAIMS ESTABLISHED UNDER THE PLAN). NOTHING CONTAINED IN THIS SECTION SHALL OPERATE AS A RELEASE, WAIVER, OR DISCHARGE OF ANY CLAIM, CAUSE OF ACTION, RIGHT, OR OTHER LIABILITY AGAINST MEMBERS OF THE COMMITTEE IN ANY CAPACITY OTHER THAN AS A MEMBER OF THE COMMITTEE. NOTWITHSTANDING ANYTHING IN THE PLAN TO THE CONTRARY, NOTHING IN THE PLAN, THE PLAN DOCUMENTS, OR THE CONFIRMATION ORDER SHALL AFFECT THE LIABILITY OF ANY PERSON THAT RESULTS FROM ANY ACT OR OMISSION DETERMINED BY A FINAL ORDER TO HAVE CONSTITUTED WILLFUL MISCONDUCT, GROSS NEGLIGENCE, INTENTIONAL FRAUD, OR CRIMINAL CONDUCT. NOTWITHSTANDING ANY LANGUAGE HEREIN TO THE CONTRARY, NOTHING HEREIN IS INTENDED, NOR SHALL IT BE CONSTRUED, TO ELIMINATE, WAIVE OR RELEASE ANY OF DEBTORS’ PRESENT OR FORMER MANAGERS, OFFICERS OR DIRECTORS (OTHER THAN THE CRO) FROM ANY LIABILITIES THAT MAY HAVE ARISEN OR OCCURRED PREPETITION, INCLUDING, WITHOUT LIMITATION, THE RIGHTS OF ACTION (AS DEFINED HEREIN) AGAINST ANY OF DEBTORS’ PRESENT OR FORMER MANAGERS, OFFICERS OR DIRECTORS (OTHER THAN THE CRO).

ARTICLE 9

INJUNCTION AGAINST ENFORCEMENT OF PRECONFIRMATION CLAIMS

AND EQUITY INTERESTS

9.1 INJUNCTION ENJOINING HOLDERS OF CLAIMS AGAINST, AND EQUITY INTERESTS IN THE DEBTORS.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, AFTER THE EFFECTIVE DATE, ALL PERSONS WHO HAVE BEEN, ARE, OR MAY BE HOLDERS OF CLAIMS AGAINST OR EQUITY INTERESTS IN THE DEBTORS ARISING ON OR BEFORE THE EFFECTIVE DATE SHALL BE ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST OR AFFECTING THE DEBTORS, THE REORGANIZED DEBTORS, THE PLAN TRUST, THE ESTATES, THE ESTATE PROPERTY, THE PLAN TRUST ASSETS, AND THE REMAINING ASSETS REGARDING SUCH CLAIMS OR EQUITY INTERESTS (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHTS OR OBLIGATIONS UNDER THE PLAN) TO THE FULLEST EXTENT PROVIDED UNDER BANKRUPTCY CODE SECTION 524:

(I) COMMENCING, CONDUCTING, OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY SUIT, ACTION, OR OTHER PROCEEDING OF ANY KIND AGAINST THE DEBTORS, THE REORGANIZED DEBTORS AND THE PLAN TRUST (INCLUDING, WITHOUT LIMITATION, THEIR RESPECTIVE PROFESSIONALS), THE ESTATES, THE ESTATE PROPERTY, THE PLAN TRUST ASSETS, AND THE REMAINING ASSETS (INCLUDING, ALL SUITS, ACTIONS, AND PROCEEDINGS THAT ARE PENDING ON THE EFFECTIVE DATE, WHICH SHALL BE DEEMED WITHDRAWN AND DISMISSED WITH PREJUDICE);

(II) ENFORCING, LEVYING, ATTACHING, COLLECTING, OR OTHERWISE RECOVERING BY ANY MANNER OR MEANS, DIRECTLY OR INDIRECTLY, ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, THE ESTATES AND THE PLAN TRUST, AND THEIR RESPECTIVE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE PLAN TRUST ASSETS, THE REMAINING ASSETS, AND THE ESTATE PROPERTY;

(III) CREATING, PERFECTING, OR OTHERWISE ENFORCING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY LIEN AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, THE PLAN TRUST, THE ESTATES, THE ESTATE PROPERTY, THE PLAN TRUST ASSETS, AND THE REMAINING ASSETS;

(IV) CREATING, PERFECTING, OR OTHERWISE ENFORCING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY LIEN AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, THE PLAN TRUST, THE ESTATES, THE ESTATE PROPERTY, THE PLAN TRUST ASSETS, AND THE REMAINING ASSETS; AND

(V) COMMENCING OR CONTINUING ANY ACTION, IN ANY MANNER, IN ANY PLACE, THAT DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN OR THE BANKRUPTCY CODE.

9.2 TERM OF BANKRUPTCY INJUNCTION OR STAYS.

ALL INJUNCTIONS AND STAYS PROVIDED FOR IN THE BANKRUPTCY CASES UNDER BANKRUPTCY CODE SECTIONS 105 OR 362, OR OTHERWISE, AND IN EXISTENCE ON THE CONFIRMATION DATE, SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL THE EFFECTIVE DATE.

9.3 DERIVATIVE LITIGATION CLAIMS.

ON AND AFTER THE EFFECTIVE DATE, ALL DERIVATIVE LITIGATION CLAIMS, EXCEPT AS OTHERWISE RELEASED UNDER THE PLAN, REGARDLESS OF WHETHER PENDING ON THE PETITION DATE, SHALL BECOME A PLAN TRUST ASSET. ALL NAMED PLAINTIFFS (INCLUDING CERTIFIED AND UNCERTIFIED CLASSES OF PLAINTIFFS) IN ANY ACTIONS PENDING ON THE EFFECTIVE DATE RELATING TO ANY DERIVATIVE LITIGATION CLAIMS AND THEIR RESPECTIVE SERVANTS, AGENTS, ATTORNEYS, AND REPRESENTATIVES SHALL, ON AND AFTER THE EFFECTIVE DATE, BE PERMANENTLY ENJOINED, STAYED, AND RESTRAINED FROM PURSUING OR PROSECUTING ANY DERIVATIVE LITIGATION CLAIM. EXCEPT AS PROVIDED IN ARTICLES 8 AND 9 OF THE PLAN, NOTHING HEREIN SHALL IMPAIR CLAIMS OR CAUSES OF ACTION THAT ANY PERSON MAY HAVE DIRECTLY (AS OPPOSED TO DERIVATIVELY) AGAINST ANY OTHER PERSON.

ARTICLE 10

EVENTS OF DEFAULT

10.1 Events of Default.

An event of default shall occur if the Plan Trustee or any other Person takes any action, fails to take any action, or fails to refrain from taking an action prevented, required, or otherwise set forth in the Plan, the Plan Trust Agreement.

10.2 Remedies for Defaults.

Subject to Bankruptcy Code section 1112, should an event of default occur by the Plan Trustee, the Oversight Committee or any other Person, at least one other party-in-interest must provide written notice of the default to the defaulting party and serve copies of the notice to all parties identified in section 14.2 of the Plan. If the default is not cured within ten (10) days after service of the notice of default, the notifying party may file a motion with the Bankruptcy Court seeking to hold the defaulting party in contempt of the Confirmation Order. If the defaulting party is found to be in default of the Plan, the Bankruptcy Court may:

(i) assess the costs of the Plan Trustee or other party-in-interest of proceeding against the defaulting party; and

(ii) designate a person, including the Plan Trustee, to appear, sign, and/or accept on behalf of the defaulting party the documents required under the Plan in accordance with Federal Rule of Civil Procedure 70, or enter such other order compelling compliance with the Plan that may be necessary and that does not materially alter the terms of the Plan as confirmed.

ARTICLE 11

RESOLUTION OF CLAIMS

11.1 Right to Object to Claims.

The Plan Trustee shall have the right, but not the obligation, to object to any Claims. The Plan Trustee shall be substituted for the Debtors as the objecting party with respect to objections to Claims pending on the Confirmation Date, if any, and shall have the right to continue prosecuting existing objections to the allowance of Claims.

Notwithstanding the foregoing, any Claim held by a Creditor who is the subject of an Avoidance Action filed by the Plan Trustee shall be deemed objected to automatically without compliance with the objection procedures and Claim Objection Deadline outlined in Article 11. Pursuant to Bankruptcy Code section 502(d), any Claim of a Creditor from which property is recoverable under Bankruptcy Code sections 542, 543, 550 or 553 or that is the subject of a filed Avoidance Action shall be deemed disallowed unless and until such Creditor has paid the amount or turned over such property for which such Creditor is liable under Bankruptcy Code section 522(i), 542, 543, 550 or 553.

11.2 Deadline for Objecting to Claims.

Objections to Claims must be filed with the Bankruptcy Court, and a copy of the objection must be served on the subject Claimant(s) before the expiration of the Claim Objection Deadline (unless such period is further extended by subsequent orders of the Bankruptcy Court); otherwise such Claims shall be deemed allowed in accordance with Bankruptcy Code section 502. The objection shall notify the Claimholder of the deadline for responding to such objection.

11.3 Deadline for Responding to Claim Objections.

Within thirty (30) days after service of an objection, the Claimholder whose Claim was objected to must file a written response to the objection with the Bankruptcy Court and serve a copy on the Plan Trustee and the parties identified in section 14.2 of the Plan. Failure to File a written response within the 30-day time period shall constitute a waiver and release of that portion of the subject Claim that was subject to the objection, and shall cause the Bankruptcy Court to enter a default judgment against the non-responding Claimholder or granting the relief requested in the claim objection.

11.4 Right to Request Estimation of Claims.

Pursuant to Bankruptcy Code section 502(c), the Debtors and the Plan Trustee may request estimation or liquidation of any Disputed Claim that is contingent or unliquidated or any Disputed Claim arising from a right to an equitable remedy or breach of performance.

11.5 Release of Certain Claims.

As of the Effective Date, all Lien Challenge Claims asserted against the First Lien Agent and the First Lien Lenders shall be deemed released and waived pursuant to the Compromise, and the Committee shall seek dismissal the Lien Challenge Proceeding with prejudice.

ARTICLE 12

RETENTION, ENFORCEMENT, COMPROMISE,

OR ADJUSTMENT OF CLAIMS BELONGING TO THE ESTATES

12.1 Right to Enforce, Compromise, or Adjust Estate Claims.

The Plan Trustee shall have and retain the sole and full power, authority, and standing to prosecute, compromise, or otherwise resolve any Rights of Action. All proceeds derived from such Rights of Action shall constitute Plan Trust Assets.

12.2 Substitution of Plan Trustee as Plaintiff.

As of the Effective Date, the Plan Trustee shall be substituted as plaintiff for the Debtors in any pending litigation regarding Rights of Action brought by or on behalf of the Debtors.

ARTICLE 13

RETENTION OF JURISDICTION

13.1 Retention of Jurisdiction.

The Bankruptcy Court, even after the Bankruptcy Cases have been closed, shall have jurisdiction over all matters arising under, arising in, or relating to the Bankruptcy Cases, including proceedings to:

(a) ensure that the Plan is fully consummated and implemented;

(b) enter such orders that may be necessary or appropriate to implement, consummate, or enforce the provisions of the Plan and all contracts, instruments, releases, indemnifications, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

(c) consider any modification of the Plan under Bankruptcy Code section 1127;

(d) hear and determine all Claims, controversies, suits, and disputes against the Debtors to the full extent permitted under 28 U.S.C. sections 157 and 1334;

(e) allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim, including the resolution of any and all objections to the allowance or priority of Claims;

(f) hear, determine, and adjudicate any litigation involving the Rights of Action, Avoidance Actions, other claims or causes of action constituting Estate Property and other suits and adversary proceedings to recover property and assets of the Plan Trust (as successors-in-interest to the Debtors) wherever located, and to adjudicate any and all other Rights of Actions, Avoidance Actions, suits, adversary proceedings, motions, applications, and contested matters that may be commenced or maintained in the Bankruptcy Cases or pursuant to the Plan, proceedings to adjudicate the Secured Tax Claims and Other Secured Claims, and all controversies and issues arising from or relating to any of the foregoing;

(g) decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any motions or applications involving the Debtors that are pending on or commenced after the Effective Date;

(h) resolve any cases, controversies, suits, or disputes that may arise in connection with the consummation, interpretation, or enforcement of the Plan, or any entity’s obligations incurred in connection with the Plan, or any other agreements governing, instruments evidencing, or documents relating to any of the foregoing, including the interpretation or enforcement of any rights, remedies, or obligations under any of the foregoing;

(i) hear and determine all controversies, suits, and disputes that may arise out of or in connection with the enforcement of any subordination and similar agreements among Creditors under Bankruptcy Code section 510;

(j) hear and determine all Professional Compensation Claims and all other requests for compensation and/or reimbursement of expenses that may be made for fees and expenses incurred before the Effective Date;

(k) enforce any Final Order, the Confirmation Order, the final decree, and all injunctions contained in those orders;

(l) enter an order concluding and terminating the Bankruptcy Cases;

(m) correct any defect, cure any omission, or reconcile any inconsistency in the Plan, or the Confirmation Order, or any other document or instruments created or entered into in connection with the Plan;

(n) hear and determine all matters related to (i) Estate Property, including the Remaining Assets from and after the Confirmation Date, and (ii) the activities of the Reorganized Debtors and the Plan Trustee;

(o) classify the Claims of any Claimholders and the treatment of those Claims under the Plan, re-examine Claims that may have been allowed for purposes of voting, and determine objections that may be filed to any Claims;

(p) take any action described in the Plan involving the Debtors;

(q) enforce, by injunction or otherwise, the provisions contained in the Plan, the Confirmation Order, any final decree, and any Final Order that provides for the adjudication of any issue by the Bankruptcy Court;

(r) enter and implement such orders that are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

(s) hear, determine and adjudicate any motions, contested or litigated motions brought pursuant to Bankruptcy Code section 1112;

(t) enter a final decree as contemplated by Bankruptcy Rule 3022;

(u) hear, determine and adjudicate any and all objections to Claims brought by the Plan Trustee; and

(v) extend the terms of the Plan Trust.

ARTICLE 14

MISCELLANEOUS PROVISIONS

14.1 Confirmation Order.

The Confirmation Order shall contain all injunctions and other orders that may be necessary to implement the Plan. To the extent necessary, the Confirmation Order shall contain any provisions necessary to provide for the substantial consummation of the Plan on the Effective Date.

14.2 Notices.

Except as otherwise specifically provided for in the Plan, whenever the Plan requires notice be given, such notice shall be given to the following parties at their respective addresses, unless a prior notice of change of address has been served on the parties identified in this section indicating a new address:

Counsel to the Debtors:

Haynes and Boone, LLP

1221 McKinney, Suite 2100

Houston, Texas 77010

Attn: Kenric D. Kattner

Counsel to the Official Committee of Unsecured Creditors:

McKool Smith, P.C.

600 Travis, Suite 7000

Houston, Texas 77002

Attn: Hugh M. Ray, III

Counsel to the DIP Agent/First Lien Agent:

Mayer Brown LLP

700 Louisiana Street, Suite 3400

Houston, Texas 77002-2730

Attn: Charles S. Kelley

Counsel to the Second Lien Trustee:

Sheppard, Mullin, Richter & Hampton LLP

333 South Hope Street

Los Angeles, California 90071

Attn: Theodore A. Cohen

14.3 Dates.

The provisions of Bankruptcy Rule 9006 shall govern the calculation of any dates or deadlines referenced in the Plan.

14.4 Further Action.

Nothing contained in the Plan shall prevent the Debtors from taking any actions that may be necessary to consummate the Plan, even though such actions may not specifically be provided for in the Plan.

14.5 Exhibits.

All exhibits attached to the Plan and Plan Documents are incorporated in the Plan by reference and are an integral part of the Plan as though fully set forth herein.

14.6 Exemption from Transfer Taxes.

Under Bankruptcy Code section 1146(c), the issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer under the Plan, shall not be taxed under any law imposing a stamp tax or similar tax; including, without limitation, the issuance of the New Equity Interest shall not be taxed under any law imposing a stamp tax or similar tax.

14.7 Binding Effect.

The Plan shall be binding on, and inure to the benefit of, the Debtors, the Committee, the holders of Claims and Equity Interests, and their respective successors, heirs, and assigns, regardless of whether those parties voted to accept the Plan.

14.8 Governing Law.

Except to the extent that the Bankruptcy Code, Bankruptcy Rules, or other non-bankruptcy federal law are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without giving effect to any conflicts of law principles.

14.9 Headings.

Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

14.10 Withdrawal or Revocation of the Plan.

The Debtors reserve the right to revoke or withdraw the Plan before the Confirmation Date. If the Debtors revoke or withdraw the Plan, then the Plan shall be null and void, and nothing contained in the Plan shall constitute a waiver or release of any Claims, or prejudice in any manner the rights of the Debtors or any other Person.

14.11 Reservation of Rights.

Neither the filing of the Plan nor any statement or provision contained in the Plan or in the Disclosure Statement, nor the taking of any action with respect to the Plan, shall (i) be or be deemed to be an admission against interest by the Debtors and (ii) until the Effective Date, be or be deemed to be a waiver of any rights the Debtors may have (a) against any other person or (b) in any of the property and assets of any other Person, and, until the Effective Date, all such rights are specifically reserved.

14.12 Defects, Omissions, and Amendments.

The Debtors may, with the approval of the Bankruptcy Court and without notice to holders of Claims, insofar as it does not materially and adversely affect holders of Claims, correct any defect, omission, or inconsistency in the Plan in such a manner and to such extent necessary or desirable to expedite the execution of the Plan. The Debtors may, with the consent of the First Lien Agent, propose amendments or alterations to the Plan before the Confirmation Hearing as provided in Bankruptcy Code section 1127 if, in the opinion of the Bankruptcy Court, the modification does not materially and adversely affect the interests of holders of Claims, so long as the Plan, as modified, complies with Bankruptcy Code sections 1122 and 1123 and the Debtors have complied with Bankruptcy Code section 1125. The Debtors may, with the consent of the First Lien Agent, and the Plan Trustee, propose amendments or alterations to the Plan after the Confirmation Date but prior to substantial consummation, in a manner that, in the opinion of the Bankruptcy Court, does not materially and adversely affect holders of Claims, so long as the Plan, as modified, complies with Bankruptcy Code sections 1122 and 1123, the Debtors have complied with Bankruptcy Code section 1125, and after notice and a hearing, the Bankruptcy Court confirms such Plan, as modified, under Bankruptcy Code section 1129.

14.13 Good Faith.

Confirmation of the Plan shall constitute a finding that (i) the Plan has been proposed in good faith and in compliance with the provisions of the Bankruptcy Code and (ii) the solicitation of acceptances or rejections of the Plan by all Persons and the offer, issuance, sale, or purchase of any security offered or sold under the Plan has been in good faith and in compliance with applicable provisions of the Bankruptcy Code.

ARTICLE 15

SUBSTANTIAL CONSUMMATION

15.1 Substantial Consummation.

The Plan shall be deemed substantially consummated immediately on the completion of the principal actions required to be undertaken on or about the Effective Date as provided in section 6.5 of the Plan.

15.2 Final Decree.

Following substantial consummation, the Plan Trustee may request the Bankruptcy Court to enter a final decree closing the case and such other orders that may be necessary and appropriate.

ARTICLE 16

CONDITIONS TO CONFIRMATION AND EFFECTIVENESS OF THE PLAN

16.1 Conditions Precedent to Confirmation.

The following are conditions precedent to confirmation of the Plan that shall be satisfied or waived in writing in accordance with section 16.3 of the Plan:

(a) The Bankruptcy Court shall have approved a disclosure statement with respect to the Plan in form and substance acceptable to the Debtors and the First Lien Agent; and

(b) The Confirmation Order, the Plan and the Plan Documents shall be in form and substance acceptable to the Debtors and the First Lien Agent.

16.2 Conditions Precedent to Effectiveness.

The following are conditions precedent to the occurrence of the Effective Date, each of which shall be satisfied or waived in writing in accordance with section 16.3 of the Plan:

(a) The Confirmation Order that complies with section 16.1 of the Plan shall be approved by the Bankruptcy Court and not be stayed.

(b) All actions, documents, and agreements necessary to implement the Plan and all transactions described in section 6.4 of the Plan shall have been effected or executed as applicable.

(c) The Debtors shall file with the Bankruptcy Court a notice of the Effective Date stating that the conditions in the Plan have been satisfied or waived pursuant to section 16.3 of the Plan.

16.3 Waiver of Conditions to Confirmation or Consummation.

The conditions set forth in sections 16.1 and 16.2 of the Plan may be waived by the Debtors, with the consent of the First Lien Agent, without any notice to any other parties-in-interest or the Bankruptcy Court and without a hearing. The failure of any of the Debtors and the First Lien Agent, in their sole discretion to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and such right shall be deemed an ongoing right, which may be asserted at any time.

16.4 Effect of Non-Occurrence of the Effective Date.

If each of the conditions in section 16.2 herein have not been satisfied or waived in the manner provided in section 16.3 herein on or before the Outside Date, and the Debtors file a notice of non-occurrence of the Effective Date: (i) the Confirmation Order shall automatically be revoked and vacated and of no further force or effect; (ii) no Distributions under the Plan shall be made; (iii) the Debtors and all holder of Claims and Equity Interests in the Debtors shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred; and (iv) all of the Debtors’ obligations with respect to the Claims and Equity Interests shall remain unaffected by the Plan and nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other Person, or to prejudice in any manner the rights of the Debtors or any other Person in any further proceedings involving the Debtors, and the Plan shall be deemed withdrawn.

Dated: September 18, 2015

Dune Energy, Inc.
Dune Operating Company
Dune Properties, Inc.

By: Donald R. Martin
Their: Chief Restructuring Officer

EXHIBIT A TO THE CHAPTER 11 PLAN

GLOSSARY OF DEFINED TERMS

EXHIBIT A

GLOSSARY OF DEFINED TERMS

“Administrative and Priority Claim Reserve” means a sufficient amount of Cash to be reserved out of the Sale Proceeds and deposited into a segregated, interest bearing account in the name of the Reorganized Debtors and to be used for payment and satisfaction of Allowed Administrative Claims, Allowed Priority Unsecured Tax Claims, Allowed Priority Employee Claims, Allowed Priority Unsecured Non-Tax Claims, Allowed Secured Tax Claims, and Allowed Other Secured Claims pursuant to the Plan; provided, however, that any Allowed Secured Tax Claims and Allowed Other Secured Claims that are secured by Liens against the Sale Proceeds shall be paid from the Lien Reserve. Any remaining balance in the Administrative and Priority Claim Reserve after satisfaction of all Allowed Administrative Claims, Allowed Priority Unsecured Tax Claims, Allowed Priority Employee Claims, Allowed Priority Unsecured Non-Tax Claims, Allowed Secured Tax Claims, and Allowed Other Secured Claims shall be distributed to the First Lien Agent on account of the Allowed First Lien Lender Secured Claim.

“Administrative Claim” means a claim, cause of action, right, or other liability, or the portion thereof, that is entitled to priority under Bankruptcy Code sections 503(b) and 507(a)(2), including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the bankruptcy estate and/or in connection with operating the Debtors’ business (such as wages, salaries, or payments for goods and services); and (b) all fees and charges assessed against the Estates under 28 U.S.C. § 1930.

“Administrative Claims Bar Date” means the first Business Day that is thirty (30) days after the Effective Date or such earlier deadline established by an order of the Bankruptcy Court.

“Affiliate” has the meaning prescribed in Bankruptcy Code section 101(2).

“Allowance Date” means (a) as to a Disputed Claim, the date on which such Disputed Claim becomes an Allowed Claim by Final Order, (b) as to a Claim Allowed by Final Order, the date on which the order allowing such Claim becomes a Final Order, and (c) as to any other Claim, the date on which such Claim becomes an Allowed Claim in accordance with the Plan.

“Allowed” means, with respect to a Claim or Equity Interest (both defined below), a Claim or Equity Interest allowable under Bankruptcy Code section 502: (a) for which a proof of claim or proof of interest was filed on or before, as applicable, the General Bar Date, the Governmental Unit Bar Date, the Amended Schedules Bar Date or the Rejection Claim Bar Date and any other bar date with respect to a particular Claim established by the Bankruptcy Court pursuant to a Final Order, and as to which no objection or other challenge to allowance thereof has been filed, or if an objection or challenge has been timely filed, such Claim or Equity Interest is allowed by Final Order; (b) for which a proof of claim or proof of interest is not filed and that has been listed in a Debtors’ Schedules of Assets and Liabilities or Schedule of Equity Security Holders and is not listed as disputed, contingent, or unliquidated; or (c) that is deemed allowed under the Plan. For purposes of determining the amount of an Allowed Claim or Allowed Equity Interest, there shall be deducted therefrom the amount of any claim that the Debtors may hold against the Creditor or equity security holder under Bankruptcy Code section 553 or under the doctrine of recoupment.

“Allowed Claim” means any Claim that is Allowed.

“Allowed […] Claim” means an Allowed Claim in the particular Class or category specified.

“Allowed […] Equity Interest” means an Allowed Equity Interest in the particular Class or category specified.

“Amended Schedules Bar Date” means the first Business Day that is thirty (30) days after the date on which notice is given of an amendment to the Schedules of Assets and Liabilities.

“Auction” means the auction conducted by the Debtors on June 30, 2015, as contemplated by the Bidding Procedures Order.

“Avoidance Actions” means any causes of action arising under Bankruptcy Code sections 506, 510, 542, 543, 544, 545, 546, 547, 548, 549, 550, 551, and 553 or comparable provisions of applicable non-bankruptcy law, including but not limited to claims or causes of action against Persons listed in response to questions 3(b) and 3(c) in the Debtors’ Statements of Financial Affairs [Docket Nos. 156, 157, and 158].

“Available Cash” means with respect to the Plan Trust, Cash on deposit in the Plan Trust Account at any time constituting proceeds from the liquidation of Plan Trust Assets less any Trustee Fee related to the liquidation of such Plan Trust Assets; provided however, Available Cash shall not include the Plan Trust Operating Reserve.

“Ballot” means the ballot for voting to accept or reject the Plan.

“Bankruptcy Cases” means the bankruptcy cases commenced by the Debtors on March 8, 2015 by the filing of voluntary chapter 11 petitions in the United States Bankruptcy Court for the Western District of Texas, Austin Division, Case Numbers 15-10336, 15-10337 and 15-10338, jointly administered under Case No. 15-10336 and styled as Dune Energy, Inc., Dune Operating Company, Dune Properties, Inc., Debtors.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101 et. seq.

“Bankruptcy Court” means the United States Bankruptcy Court for the Western District of Texas, or, in the event that such court ceases to exercise jurisdiction over the Bankruptcy Case, such court that may have jurisdiction over the Debtors under chapter 11 of the Bankruptcy Code.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the local bankruptcy rules prescribed by the Bankruptcy Court.

“Bar Date Order” means the Order Granting Debtors’ Motion for Entry of an Order Establishing a Shortened Bar Date for Filing Proofs of Claim and Approving Form and Manner of Notice Thereof, dated April 13, 2015 [Docket No 173].

“Beneficial Interests” means, with respect to the Plan Trust, the Class 3.1 Beneficial Interest and the Class 4 Beneficial Interest, which interests entitles the holder thereof to Distributions in accordance with the Plan Trust Agreement.

“Beneficiary” means the holder of a Beneficial Interest, whether individually or as agent on behalf of other entities.

“Bidding Procedures and Sale Motion” means the Debtors’ Emergency Motion, Pursuant to Bankruptcy Code Section 105(a), 363, and 365, and Bankruptcy Rules 2002, 6004, and 6006, for Entry of : (I) Order (A) Approving Sale and Bidding Procedures in Connection with Sale of Assets of the Debtors, (B) Approving Form and Manner of Notice, (C) Scheduling Auction and Sale Hearing, (D) Authorizing Procedures Governing Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and (E) Granting Related Relief; and (II) Order (A) Approving Purchase Agreement, (B) Authorizing Sale Free and Clear of All Liens, Claims, Encumbrances, and Other Interests, and (C) Granting Related Relief [Docket No. 4].

“Bidding Procedures Order” means the Order(A) Approving Sale and Bidding Procedures in Connection with Sale of Assets of the Debtors, (B) Approving Form and Manner of Notice, (C) Scheduling Auction and Sale Hearing, (D) Authorizing Procedures Governing Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and (E) Granting Related Relief, dated April 8, 2015 [Docket No. 159].

“Board of Directors” means an individual member and collectively all members of the Debtors’ board of directors.

“Business Day” means any day other than a Saturday, Sunday, or a “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

“Buyer(s)” means one or more Persons that purchase the Debtors’ assets pursuant to a Sale Order (which may be the Confirmation Order), which Person may be Trimont, White Marlin and other Persons.

“Cash” means lawful currency of the United States of America, wire transfer, certified check, cash equivalents and other readily marketable securities or instruments, including, without limitation, readily marketable direct obligations of the United States of America, and certificates of deposit issues by banks, including interest accrued or earned thereon.

“Cash Collateral” has the meaning prescribed in Bankruptcy Code section 363(a).

“Claim” means a “claim,” as defined in Bankruptcy Code section 101(5), filed against the Debtors.

“Claim Objection Deadline” means the first Business Day that is one year after the Effective Date as may be extended by order of the Bankruptcy Court.

“Claimant or Claimholder” means the holder of a Claim.

“Class” means a category of Claims or Equity Interests as described in the Plan.

“Class 3.1 Avoidance Action Recoveries” means the Net Avoidance Action Recoveries that are not Class 4 Avoidance Action Recoveries.

“Class 3.1 Beneficial Interest” means the beneficial interest in the Plan Trust for the benefit of the Class 3.1 Beneficiaries.

“Class 3.1 Beneficiaries” means the First Lien Agent, on behalf of the First Lien Lenders.

“Class 3.1 Deficiency Carve-Out” means that certain amount equal to the incremental portion of Class 4 Net Recoveries that would be attributable to holders of Allowed Non-Deficiency General Unsecured Claims computed as if an additional 20% of the first $4 million of Net Recoveries (after taking into account the prior payment of any Deferred Amounts) is distributed to all Class 4 Beneficiaries. The amount of the Class 3.1 Deficiency Carve-Out shall be deducted from the Distribution out of that first $4 million on account of the Allowed First Lien Lender Deficiency Claim and re-distributed to holders of Allowed Non-Deficiency General Unsecured Claims.

“Class 3.1 Net Recoveries” means 70% of the first $4 million of Net Recoveries and 50% of any Net Recoveries in excess of $4 million.

“Class 3.1 Recoveries Account” means that certain segregated, interest bearing account established by the Plan Trustee on or immediately prior to the Effective Date in which Class 3.1 Avoidance Action Recoveries and Class 3.1 Net Recoveries shall be deposited pending Distribution to the Class 3.1 Beneficiaries.

“Class 4 Avoidance Action Recoveries” means the lesser of (i) one half of the Net Avoidance Action Recoveries or (ii) $1 million.

“Class 4 Beneficial Interest” means the beneficial interest in the Plan Trust for the benefit of the Class 4 Beneficiaries.

“Class 4 Beneficiaries” means the holders of Allowed Non-Deficiency General Unsecured Claims, holders of Allowed Second Lien Loan Claims, and the holders of Deficiency Claims (other than the Secured Tax Deficiency Claims).

“Class 4 Net Recoveries” means 30% of the first $4 million of Net Recoveries and 50% of any Net Recoveries in excess of $4 million.

“Class 4 Recoveries Account” means that certain segregated, interest bearing account established by the Plan Trustee on or immediately prior to the Effective Date in which Class 4 Avoidance Action Recoveries, Class 4 Net Recoveries, the Initial Creditor Distribution, and the Class 3.1 Deficiency Carve-Out shall be deposited pending Distribution to the relevant Class 4 Beneficiaries.

“Closing” means the closing of the transactions contemplated under the Plan.

“Closing Date” means the date the Closing occurs.

“Committee” means the Official Committee of Unsecured Creditors appointed by the U.S. Trustee in the Bankruptcy Cases as may be constituted from time to time.

“Compromise” means the compromise of claims and causes of action by and among the Debtors, the Committee, the First Lien Agent, and the First Lien Lenders, the terms of which are reflected in the Plan and described in Article VIII of the Disclosure Statement.

“Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket maintained for the Bankruptcy Cases.

“Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider confirmation of the Plan.

“Confirmation Hearing Date” means the date established by the Bankruptcy Court for the Confirmation Hearing.

“Confirmation Order” means the order of the Bankruptcy Court approving and confirming the Plan in accordance with the Bankruptcy Code.

“Contingency Fee” means any contingency fee agreed between the Plan Trustee and counsel for the Plan Trust related to recovery and liquidation of the Plan Trust Assets and approved by the Oversight Committee, or if not approved by the Oversight Committee, approved by an Order of the Bankruptcy Court.

“Creditor” has the meaning prescribed in Bankruptcy Code section 101(10).

“CRO” means Donald R. Martin, the Debtors’ Chief Restructuring Officer.

“D&O Claims” means all Rights of Action against the Debtors’ current and former officers, directors, and agents or those acting in concert with any of the foregoing for actions at any time prior to the Petition Date and that are not released or exculpated under the Plan, including but not limited to such claims and causes of action described in the Committee’s Emergency Motion for Authority to Bring Causes of Action on Behalf of Estate [Docket No. 260] and any exhibits or attachments thereto.

“D&O Policies” means the five (5) directors’ and officers’ liability insurance policies issued to the Debtors, including any tail policies in connection thereto.

“Debtor” means one of the Debtors.

“Debtors” mean, collectively, Dune Energy, Dune Operating, and Dune Properties.

“Deferred Amount” means any Allowed Professional Compensation Claim that was not paid in full pursuant to Section 3.4 of the Plan and deferred by agreement with the Professional for payment out of Class 4 Avoidance Action Recoveries and Class 4 Net Recoveries prior to any Distribution to holders of Allowed General Unsecured Claims on account of their Class 4 Beneficial Interests.

“Deficiency Claim” means any portion of a Claim (a) to the extent the value of the holder’s interest in the Estate Property securing such Claim is less than the amount of such Claim, or (b) to the extent the amount of a Claim subject to setoff is less than the amount of the Claim, each as determined by the Bankruptcy Court under Bankruptcy Code section 506(a).

“Derivative Litigation Claim” means any claim, cause of action, demand, or any other right to payment derivative of or from the Debtors that is Estate Property.

“DIP Agent” means Bank of Montreal, in its capacity as agent in connection with the DIP Financing.

“DIP Budget” means the budget agreed to by the Debtors and the DIP Agent pursuant to the terms of the DIP Financing Orders.

“DIP Financing” means the debtor in possession financing provided to the Debtors pursuant to the DIP Financing Orders.

“DIP Financing Orders” mean the (i) Stipulation and Interim Order (1) Approving Postpetition Financing, (2) Authorizing Use of Cash Collateral, (3) Granting Liens and Providing Superpriority Administrative Expense Status, (4) Granting Adequately Protection, (5) Modifying the Automatic Stay and (6) Scheduling a Final Hearing, dated March 11, 2015 [Docket No. 44], and (ii) Stipulation and Final Order (1) Approving Postpetition Financing, (2) Authorizing Use of Cash Collateral, (3) Granting Liens and Providing Superpriority Administrative Expense Status, (4) Granting Adequately Protection, and (5) Modifying the Automatic Stay, dated April 9, 2015 [Docket No. 162].

“DIP Lenders” means the lenders in connection with the DIP Financing.

“Disallowed Claim” means any Claim, including any portion thereof, that has been disallowed, denied, dismissed, expunged or overruled, including, but not limited to, any Claim by one Debtor against another Debtor pursuant to Article 2 of the Plan..

“Disclosure Statement” means the disclosure statement (including all exhibits and schedules thereto or referenced therein) regarding the Plan, as may be amended, modified, or supplemented.

“Disputed Claim” means a Claim in a particular Class as to which a proof of claim has been filed or is deemed to have been filed under applicable law or an Administrative Claim as to which an objection has been or is filed in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Local Rules, which objection has not been withdrawn or determined by a Final Order. For the purposes of the Plan, a Claim is a Disputed Claim prior to any objection to the extent that (a) the amount of a Claim specified in a proof of claim exceeds the amount of any corresponding Claim scheduled by the Debtors in the Schedules of Assets and Liabilities; (b) any corresponding Claim scheduled by the Debtors in the Schedules of Assets and Liabilities has been scheduled as disputed, contingent or unliquidated, irrespective of the amount scheduled; (c) no corresponding Claim has been scheduled by the Debtors in the Schedules of Assets and Liabilities; or (d) the Claim is subject to disallowance pursuant to Bankruptcy Code section 502(d).

“Disputed […] Claim” means Disputed Claim in the particular class or category specified.

“Distribution” means a distribution of Cash or other non-Cash consideration made under or in connection with the Plan and/or the Plan Trust Agreement.

“Distribution Date” means any date that a Distribution is made under the Plan or the Plan Trust Agreement.

“Distribution Record Date” means the Confirmation Date.

“Dune Energy” means Dune Energy, Inc.

“Dune Operating” means Dune Operating Company

“Dune Properties” means Dune Properties, Inc.

“Effective Date” means the date the Plan goes effective, on which (a) the Confirmation Order is not stayed and (b) all conditions to the effectiveness of the Plan have been satisfied or waived as provided in the Plan.

“Employee Claim” means any Claim timely Filed by an employee of the Debtors.

“Eos” means Eos Petro, Inc.

“Eos Merger Agreement” means that certain Agreement and Plan of Merger dated September 17, 2014, entered into by and between Dune Energy, Eos, and Eos Sub.

“Eos Sub” means Eos Petro Sub, Inc.

“Eos Termination Fee” means a fee in the amount of $5.5 million that Eos is obligated to pay to the Debtors as a result of Eos’ failure to close the tender offer and consummate the merger with Dune Energy under the Eos Merger Agreement.

“Equity Interest” means any interest in Dune Energy arising from any capital stock, options with respect to any capital stock, or other equity securities existing immediately before the Petition Date, as defined in Bankruptcy Code section 101(16).

“Estates” means the bankruptcy estates of the Debtors and all Estate Property comprising the Debtors’ bankruptcy estates within the meaning of Bankruptcy Code section 541.

“Estate Property” means all right, title, and interest in and to any and all property of every kind or nature, owned by the Debtors or their Estates on the Petition Date as defined by Bankruptcy Code section 541.

“Exclusive Periods” means the deadlines by which only the Debtors may file and solicit acceptance of a chapter 11 plan as provided for in Bankruptcy Code section 1121, including any extensions of those periods as ordered by the Bankruptcy Court.

“Executory Contracts” means executory contracts and unexpired leases as such terms are used in Bankruptcy Code section 365, including all operating leases, capital leases, and contracts to which any Debtor is a party or beneficiary.

“Fee Procedures Order” means the Order Under 11 U.S.C. §§ 105(a) and 331 Establishing Procedures for Monthly and Interim Compensation and Reimbursement of Expenses for Professionals entered on April 2, 2015 [Docket No. 141].

“File, Filed, or Filing” means, as to any document or pleading, properly and timely file, filed or filing with the Bankruptcy Court, as reflected on the official jointly administered bankruptcy docket maintained for the Bankruptcy Case, and served on Persons, as such filing and service are required pursuant to the Bankruptcy Code, the Bankruptcy Rules and/or an order of the Bankruptcy Court.

“Final Order” means an order or judgment (a) as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired; or (b) in the event an appeal, writ of certiorari, or motion for reargument or rehearing has been filed, such judgment or order has not been reversed, modified, stayed, or amended.

“First Day Declaration” means the Declaration of Donald R. Martin, Chief Restructuring Officer of Dune Energy, Inc. and its Subsidiaries, in Support of First Day Pleadings [Docket No. 14].

“First Lien Agent” means Bank of Montreal, in its capacity as administrative agent under the First Lien Credit Agreement.

“First Lien Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of December 22, 2011, as amended, among Dune Energy, as borrower, the First Lien Agent, CIT Capital Securities LLC, as syndication agent, and the First Lien Lenders.

“First Lien Credit Facility” means the credit made available for borrowing under the First Lien Loan Documents.

“First Lien Guarantee and Collateral Agreement” means that certain Amended and Restated Guarantee and Collateral Agreement dated as of December 22, 2011.

“First Lien Lender Adequate Protection Claim” means the superpriority administrative claim granted to the First Lien Agent and the First Lien Lenders pursuant to the DIP Financing Orders.

“First Lien Lender Claims” means all Claims against the Debtors under the First Lien Loan Documents, including the First Lien Lender Secured Claim, the First Lien Lender Adequate Protection Claim, and the First Lien Lender Deficiency Claim.

“First Lien Lender Deficiency Claim” means the First Lien Lender Claim that is a Deficiency Claim.

“First Lien Lender Distribution(s)” means the distribution(s) to the First Lien Lenders from time to time on account of the First Lien Lender Claims.

“First Lien Lender Secured Claim” means the First Lien Lender Claim that is a Secured Claim.

“First Lien Lenders” means those certain lenders that are lenders under the First Lien Credit Agreement.

“First Lien Loan Documents” mean, collectively, the First Lien Credit Agreement, the First Lien Mortgage and Security Agreement, the First Lien Guarantee and Collateral Agreement and the other Loan Documents (as defined in the First Lien Credit Agreement).

“First Lien Mortgage and Security Agreement” means that certain Amended and Restated Mortgage, Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement dated as of December 22, 2011.

“GAAP” means the generally accepted accounting principles described in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or in such other statements by such other entity as approved by a significant segment of the accounting profession which are in effect in the United States).

“General Bar Date” means June 5, 2015, the deadline established by the Bankruptcy Court for filing proofs of claim or proofs of interest in the Bankruptcy Cases or such other date established by the Bankruptcy Court pursuant to the Bar Date Order.

“General Unsecured Claim” means an Unsecured Claim that is not: (a) an Administrative Claim; (b) a Professional Compensation Claim; (c) a Priority Unsecured Tax Claim; (d) a Priority Unsecured Non-Tax Claim; (e) a Priority Employee Claim; or (f) a Subordinated Claim.

“Governmental Unit” has the meaning prescribed in Bankruptcy Code section 101(27).

“Governmental Unit Bar Date” means September 4, 2015, the deadline for Governmental Units to file proofs of claim in the Bankruptcy Cases.

“Impaired or Impairment” has the meaning prescribed in Bankruptcy Code section 1124.

“Initial Creditor Distribution” means $35,000 in Cash reserved out of the Sale Proceeds to be deposited into the Class 4 Recovery Account and distributed to holders of Allowed Non-Deficiency General Unsecured Claims.

“Insider” has meaning prescribed in Bankruptcy Code section 101(31).

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated December 22, 2011, by and among the Debtors, the First Lien Agent and the Second Lien Trustee.

“Interestholder” means the holder of an Equity Interest.

“IRS” means the Internal Revenue Service.

“Lien” means a lien, security interest, or other interest or encumbrance as defined in Bankruptcy Code section 101(37) asserted against any Estate Property.

“Lien Challenge Claims” means all claims and causes of action asserted by the Committee on behalf of the Debtors’ Estates against the First Lien Agent and First Lien Lenders in the Lien Challenge Proceeding.

“Lien Challenge Proceeding” means the adversary proceeding styled and numbered Official Committee of Unsecured Creditors of Dune Energy, Inc., et al., on Behalf of the Bankruptcy Estates of Dune Energy, Inc., Dune Operating Company, and Dune Properties, Inc. v. Bank of Montreal, N.A., Individually and as Administrative Agent for Lenders Party to the Amended and Restated Credit Agreement, and CIT Bank, N.A., Adv. No. 15-01092, pending in the Bankruptcy Court.

“Lien Reserve” means Cash to be reserved out of the Sale Proceeds and deposited into a segregated, interest bearing account in the name of the Reorganized Debtors in an amount sufficient to pay Allowed Secured Tax Claims and Allowed Other Secured Claims that are secured by Liens against the Sale Proceeds, to the extent of the value allocated to the applicable assets securing such Claims, pursuant to Sections 4.2 and 4.5 of the Plan and which are senior to the First Lien Lenders’ Liens. Any remaining balance in the Lien Reserve after satisfaction of the Allowed Secured Tax Claims and the Allowed Other Secured Claims shall be distributed to the First Lien Agent on account of the Allowed First Lien Lender Secured Claim.

“Miscellaneous Sales” means the sale of any of the Remaining Assets, which sales, if effectuated prior to the Effective Date, shall be subject to Final Order of the Bankruptcy Court.

“Net Avoidance Action Recoveries” means the gross proceeds from the liquidation of Avoidance Actions, net of any Trustee Fee and any Contingency Fee.

“Net Recoveries” means the gross proceeds from the liquidation of Plan Trust Assets, excluding Avoidance Actions, net of any Trustee Fee and any Contingency Fee.

“Net Sale Proceeds” means the Sale Proceeds less the amounts necessary to fund the Administrative and Priority Claim Reserve, the Lien Reserve, the Professional Compensation Reserve, the Plan Trust Operating Reserve , and the Initial Creditor Distribution pursuant to Section 6.4(c) of the Plan.

“New Equity Interest” means the common stock or similar equity interest in the Reorganized Debtors to be issued to the Plan Trustee under the Plan.

“Non-Deficiency General Unsecured Claim” means an Unsecured Claim that is not: (a) an Administrative Claim; (b) a Professional Compensation Claim; (c) a Priority Unsecured Tax Claim; (d) a Priority Unsecured Non-Tax Claim; (e) a Priority Employee Claim; (f) a First Lien Lender Deficiency Claim; (g) a Second Lien Loan Claim; or (h) a Subordinated Claim.

“O&G Assets” means the Debtors’ oil and gas properties that were not part of the Trimont Sale or the White Marlin Sale and remain in the Debtors’ Estates as of the Effective Date.

“Ordinary Course Liability” means an Administrative Claim based on liabilities incurred with respect to the wind down of the Debtors’ businesses.

“Other Secured Claim” means a Secured Claim (within the meaning of Bankruptcy Code section 506) that is not a First Lien Lender Secured Claim or a Secured Tax Claim. Other Secured Claims shall not include any such Claims secured by Liens that are avoidable, unperfected, subject to subordination, or otherwise unenforceable.

“Oversight Committee” means the committee to be appointed and established pursuant to the Plan Trust Agreement.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, joint ventures, trusts, land trusts, business trusts, unincorporated organizations, or other legal entities, regardless of whether they are governments, agencies, or political subdivisions thereof.

“Petition Date” means March 8, 2015, the date the Bankruptcy Cases were filed.

“Plan” means the chapter 11 plan filed by the Debtors, as such document may be amended or modified.

“Plan Documents” means, collectively, those documents in furtherance of consummation of the Plan and/or to be executed in order to consummate the transactions contemplated under the Plan, which may be filed by the Debtors with the Bankruptcy Court.

“Plan Trust” means that certain trust established pursuant to the Plan and the Plan Trust Agreement.

“Plan Trust Account” means that certain segregated, interest bearing account established by the Plan Trust into which shall be deposited recoveries from the liquidation of Plan Trust Assets and Available Cash.

“Plan Trust Agreement” means that form of Liquidating Trust Agreement for the Dune Plan Trust attached to the Plan to be revised prior to the Confirmation Hearing.

“Plan Trust Assets” means all Estate Property, excluding the Administrative and Priority Claim Reserve, the Professional Compensation Claim Reserve, the Lien Reserve, the Remaining Assets, and the Net Sale Proceeds.

“Plan Trust Operating Account” means that certain segregated, interest bearing account established by the Plan Trust into which shall be deposited the Plan Trust Operating Reserve and such other amounts as needed to fund Plan Trust Operating Expenses.

“Plan Trust Operating Expenses” means the reasonable costs and expenses of the Plan Trustee of administering the Plan Trust, including, but not limited to, payment of professional fees and expenses for the Plan Trustee, and the Plan Trust, but excluding any Contingency Fee.

“Plan Trust Operating Reserve” means $100,000 in Cash to be reserved out of the Sale Proceeds and to be deposited into the Plan Trust Operating Account for funding Plan Trust Operating Expenses.

“Plan Trust Register” means the register maintained by the Plan Trustee reflecting the information required to be maintained by section 7.2 of the Plan Trust Agreement.

“Plan Trustee” means the trustee of the Plan Trust.

“Post-Closing Budget” means the budget agreed to by the Debtors and the First Lien Agent and attached to the Stipulated Consent Order Extending Further Usage of Cash Collateral entered by the Bankruptcy Court on July 31, 2015 [Docket No. 416].

“Preference Actions” means any Avoidance Action arising under Bankruptcy Code section 547 against any Person.

“Prepetition Agents” mean the First Lien Agent and the Second Lien Trustee.

“Prepetition Collateral” means substantially all of the Debtors’ assets as described in the First Lien Loan Documents.

“Prepetition Debt Obligations” mean the obligations due and owing under the Prepetition Loan Documents as of the Petition Date.

“Prepetition Loan Documents” mean, together, the First Lien Loan Documents and the Second Lien Loan Documents.

“Priority Claim” means a Priority Employee Claim, a Priority Unsecured Non-Tax Claim, or a Priority Unsecured Tax Claim.

“Priority Employee Claim” means Unsecured Claim, or that portion thereof, that is entitled to priority in payment under Bankruptcy Code section 507(a)(4) and (5).

“Priority Unsecured Non-Tax Claim” means an Unsecured Claim, or that portion thereof, that is entitled to priority in payment under Bankruptcy Code sections 507(a)(2), (6), (7), (9), and (10).

“Priority Unsecured Tax Claim” means an Unsecured Claim, or that portion thereof, that is entitled to priority in payment under Bankruptcy Code section 507(a)(8).

“Pro Rata Share” means, (i) as to a particular holder of a General Unsecured Claim in Class 4, the ratio that the amount of such Claim held by such Claimholder bears to the aggregate amount of all General Unsecured Claims in Class 4, and such ratio shall be calculated as if all Disputed General Unsecured Claims asserted against the Debtors are Allowed Claims as of the Effective Date, unless specifically provided otherwise by the Plan, and (ii) as to a particular holder of a Non-Deficiency General Unsecured Claim in Class 4, the ratio that the amount of such Claim held by such Claimholder bears to the aggregate amount of all Non-Deficiency General Unsecured Claims in Class 4, and such ratio shall be calculated as if all Disputed Non-Deficiency General Unsecured Claims asserted against the Debtors are Allowed Claims as of the Effective Date, unless specifically provided otherwise by the Plan.

“Professional” means a professional employed in the Bankruptcy Cases pursuant to Final Order under Bankruptcy Code sections 327, 328 or 1103.

“Professional Compensation Claim” means a claim for compensation or reimbursement of expenses of a Professional incurred on or before the tenth day after the Effective Date and including fees and expenses incurred in preparing final fee applications and participating in hearings on such applications, and requested in accordance with the provisions of Bankruptcy Code sections 326, 327, 328, 330, 331, 503(b), 1103 and the Fee Procedures Order.

“Professional Compensation Claim Reserve” means an amount of Cash to be estimated by the Debtors prior to the Effective Date and sufficient to satisfy (i) Professional Compensation Claims, consistent with the carve-out expenses in the DIP Budget and the Post-Closing Budget for professional fees and such additional amounts as permitted by agreement with the First Lien Lenders to be reserved from the Sale Proceeds, and (ii) any unpaid expenses of the DIP Agent, the DIP Lender, the First Lien Agent and the First Lien Lenders from and consitent with the DIP Budget and the Post-Closing Budget, and both (i) and (ii) shall be deposited into a segregated interest bearing account in the name of the Reorganized Debtors to be used for payment and satisfaction of such Claims. Any remaining balance in the Professional Compensation Claim Reserve after satisfaction of the Allowed Claims as set forth in (i) and (ii) herein shall be distributed to the First Lien Agent on account of the Allowed First Lien Lender Secured Claim.

“Professional Compensation Claims Bar Date” means the first Business Day that is forty-five (45) days after the Effective Date.

“PSA” means one or more purchase and sale agreements, by and between the Buyer(s) and Debtors, including the Trimont PSA and the White Marlin PSA.

“Registrar” means either the Plan Trustee or a Person retained by the Plan Trustee to maintain the Plan Trust Register.

“Rejection Damage Claim Bar Date” means the first Business Day that is thirty (30) days after the Confirmation Date or such earlier date that may be set by the Bankruptcy Court concerning a particular Executory Contract.

“Reorganized Debtors” means the Debtors as reorganized after the Effective Date.

“Remaining Assets” mean the O&G Assets, the Remaining Cash on Hand, and funds remaining in the Administrative and Priority Claim Reserve, the Professional Compensation Claim Reserve, and the Lien Reserve after payment in full of Allowed Administrative Claims, Allowed Professional Compensation Claims, Allowed Priority Unsecured Tax Claims, Allowed Priority Employee Claims, Allowed Priority Unsecured Non-Tax Claims, Allowed Secured Tax Claims, and Allowed Other Secured Claims pursuant to the Plan.

“Remaining Cash on Hand” means all available Cash in the possession of or received by the Debtors or the Reorganized Debtors whatsoever, whether received before or after the Effective Date, including without limitation for any and all operations of the business of the Debtors, other than (i) the Net Sale Proceeds, (ii) funds in the Administrative and Priority Claim Reserve, the Professional Compensation Claim Reserve, and the Lien Reserve, and (iii) Cash reserved for payment of all incurred and unpaid expenses under the DIP Budget or the Post-Closing Budget. By way of example and not by limitation, Remaining Cash on Hand includes any refunds on unused insurance premiums, refunds or surrendering of unused letter of credit proceeds (net of expenses) based on a return, reduction, or cancellation of such letter of credit, unused deposits returned from any and all third parties, JIBs or other receivables collected by the Debtors or the Reorganized Debtors for periods of hydrocarbon production prior to the closing of the White Marlin Sale or the Trimont Sale, any ad valorem or other tax refunds (including FIT), and receivables. Moreover, Remaining Cash on Hand includes all such funds that are remaining (i.e., excess funds) in the Administrative and Priority Claim Reserve, the Professional Compensation Claim Reserve, and the Lien Reserve after payment in full of Allowed Administrative Claims, Allowed Professional Compensation Claims, Allowed Priority Unsecured Tax Claims, Allowed Priority Employee Claims, Allowed Priority Unsecured Non-Tax Claims, Allowed Secured Tax Claims, and Allowed Other Secured Claims pursuant to the Plan.

“Rights of Action” means any and all claims, debts, demands, rights, defenses, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets, powers, privileges, licenses and franchises of any kind or character whatsoever, known or unknown, suspected or unsuspected, whether arising before, on, or after the Petition Date, in contract or in tort, at law or in equity, or under any other theory of law, of the Debtors or their Estates as more fully described in Exhibit C to the Plan, including but not limited to (a) rights of setoff, counterclaim, or recoupment, and claims on contracts or for breaches of duties imposed by law, (b) claims pursuant to Bankruptcy Code section 362, (c) Derivative Litigations Claims, (d) such claims and defenses as fraud, mistake, duress, and usury, and (e) any claims or causes of action against Eos relating to the Eos Merger Agreement or the transactions contemplated thereby, except any claims released pursuant to Article 8 of the Plan.

“Sale” means together, the Trimont Sale and the White Marlin Sale.

“Sale Assets” mean collectively, the Trimont Assets and the White Marlin Assets.

“Sale Declaration” means the Declaration of Donald R. Martin, Chief Restructuring Officer of the Debtors, in Support of the Debtors’ Sale of Their Assets [Docket No. 362].

“Sale Hearing” means the July 9-10, 2015 hearing at which the Bankruptcy Court considered and approved the Sale.

“Sale Order” means one or more Final Orders of the Bankruptcy Court approving a sale of the Debtors’ assets, which may include the Trimont Sale Order, the White Marlin Sale and/or another order.

“Sale Proceeds” means the Trimont Proceeds and the White Marlin Proceeds, and, to the extent any other properties or assets of the Debtors are sold prior to the Effective Date, the proceeds of such property or asset sales.

“Schedules of Assets and Liabilities” means the schedules of assets and liabilities filed by the Debtors in the Bankruptcy Cases, as may be amended, modified, or supplemented.

“Schedule of Equity Security Holders” means the schedule of Equity Interests required to be filed pursuant to Bankruptcy Rule 1007(a)(3).

“SEC” means the Securities and Exchange Commission.

“Second Lien Collateral Agreement” means that certain Second Lien Collateral Agreement dated as of December 22, 2011.

“Second Lien Deficiency Claim” means a Second Lien Loan Claim that is a Deficiency Claim.

“Second Lien Indenture” means that certain Indenture (as amended, restated, supplemented, modified and/or refinanced from time to time), dated as of December 22, 2011.

“Second Lien Loan Claims” means, collectively, the Claims under the Second Lien Loan Documents.

“Second Lien Loan Documents” mean, collectively, the Second Lien Indenture, the Second Lien Mortgage and Security Agreement, the Second Lien Collateral Agreement and the other Loan Documents (as defined in the Second Lien Indenture).

“Second Lien Mortgage and Security Agreement” means that certain Second Lien Mortgage, Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement dated as of December 22, 2011.

“Second Lien Noteholders” mean the holders of the Second Lien Notes.

“Second Lien Notes” mean the floating rate senior secured notes due 2016 issued by Dune Energy under the Second Lien Indenture.

“Second Lien Trustee” means U.S. Bank National Association, as trustee and collateral agent under the Second Lien Indenture.

“Secured Claim” means a Claim for which a Claimant asserts a valid, perfected, and enforceable Lien, not subject to avoidance or subordination under the Bankruptcy Code or applicable non-bankruptcy law, or a Claim for which a Claimant asserts a right of setoff under Bankruptcy Code section 553, but only to the extent of the value, determined in accordance with Bankruptcy Code section 506(a), of the Claimant’s interest in the Debtors’ interest in Estate Property or to the extent of the amount subject to such setoff, as the case may be, unless a timely election has been made under Bankruptcy Code section 1111(b)(2).

“Secured Tax Claim” means a Secured Claim for taxes held by a governmental unit, including cities, counties, school districts, and hospital districts, (a) entitled by statute to assess taxes based on the value or use of real and personal property and to obtain an encumbrance against such property to secure payment of such taxes or (b) entitled to obtain an encumbrance on property to secure payment of any tax claim specified in Bankruptcy Code section 507(a)(8). Secured Tax Claims shall not include any such Claims secured by liens or security interests that are avoidable, unperfected, subject to subordination, or otherwise unenforceable.

“Solicitation Materials” means Solicitation Procedures Order, the Disclosure Statement, the Plan, solicitation letters, Ballot, and any other materials to be used in the solicitation of votes on the Plan.

“Solicitation Procedures Order” means the Order of the Bankruptcy Court approving the procedures for solicitation of votes to accept or reject the Plan.

“Statement of Financial Affairs” means the statements of financial affairs filed by the Debtors in the Bankruptcy Cases, as may be amended, modified, or supplemented.

“Subordinated Claim” means a Claim that is subordinated to General Unsecured Claims pursuant to (a) a contract or agreement, (b) a Final Order declaring that such Claim is subordinated in right of payment, or (c) any applicable provision of the Bankruptcy Code, including Bankruptcy Code section 510, or other applicable law. Subordinated Claims specifically include any Claim for punitive damages provided for under applicable law.

“Tax Interest Rate” shall be determined pursuant to 11 U.S.C. section 511.

“Treasury Regulations” means the regulations promulgated under the Internal Revenue Code by the Department of the Treasury of the United States.

“Trimont” means collectively, Trimont Energy (NOW), LLC, Trimont Energy (BL), LLC, Trimont Energy (GIB), LLC, or their successors and assigns.

“Trimont Assets” means “Assets” as such term is defined in the Trimont PSA.

“Trimont Assumed Obligations” means the obligations and liabilities assumed by Trimont and included in the definition of “Assumed Obligations” under the Trimont PSA.

“Trimont Closing” means the closing of the Trimont Sale.

“Trimont Proceeds” means the proceeds received by the Debtors under the Trimont PSA, and such amounts expressly include, in addition to those payments made on or about the closing of the sale to Trimont on July 27, 2015, all payments, whether they come due or are required to be paid before or after the Effective Date (i) related to obligations that may be owed by Trimont to the Debtors related to the final, true-up accounting that shall occur subsequent to the sale, and (ii) any and all such other amounts that Trimont may be obligated to pay or reimburse to the Debtors, First Lien Agent or First Lien Lenders under any aspect of the Trimont PSA or the Trimont Sale Order, including without limitation the indemnification obligations set forth in the Trimont PSA and/or the Trimont Sale Order.

“Trimont Sale Order” means the Order of the Bankruptcy Court, dated July 10, 2015, approving the Sale of the Trimont Assets to Trimont [Docket No. 378].

“Trimont PSA” means the Purchase and Sale Agreement, dated as of June 30, 2015, by and between the Debtors and Trimont, as amended, for the Trimont Sale, together with any other contracts and obligations entered into in conjunction with the Trimont Sale, such as any transition service agreements related thereto.

“Trimont Sale” means the sale approved by the Bankruptcy Court in the Trimont Sale Order.

“Trustee” means the Plan Trustee.

“Trustee Fee” means the compensation for services of the Plan Trustee under an agreement with the Plan Trustee to be approved by the Bankruptcy Court.

“U.S. Trustee” means the Office of the United States Trustee for Region 7.

“Unimpaired Classes” means Classes 1.1 and 1.2 of the Plan.

“Unsecured Claim” means a Claim that is not a Secured Claim. The term specifically includes any tort Claims or contractual Claims or Claims arising from damage or harm to the environment and, pursuant to Bankruptcy Code section 506(a), any Claim of a Creditor against the Debtors to the extent that such Creditor’s Claim is greater than the value of the Lien securing such Claim, any Claim for damages resulting from rejection of any Executory Contract under Bankruptcy Code section 365, and any Claim not otherwise classified under the Plan.

“Voting Deadline” means the deadline established by the Bankruptcy Court for submitting a Ballot to accept or reject the Plan.

“Voting Record Date” means the Solicitation Procedures Approval Date.

“White Marlin” means White Marlin Oil and Gas Company, LLC, or its successors and assigns.

“White Marlin Assets” means “Assets” as such term is defined in the White Marlin PSA.

“White Marlin Assumed Obligations” means the obligations and liabilities assumed by White Marlin and included in the definition of “Assumed Obligations” under the White Marlin PSA.

“White Marlin Closing” means the closing of the White Marlin Sale.

“White Marlin Proceeds” means the proceeds received by the Debtors under the White Marlin PSA, and such amounts expressly include, in addition to those payments made on or about the closing of the sale to White Marlin on July 27, 2015, all payments, whether they come due or are required to be paid before or after the Effective Date (i) related to obligations that may be owed by White Marlin to the Debtors related to the final, true-up accounting that shall occur subsequent to the sale, and (ii) any and all such other amounts that White Marlin may be obligated to pay or reimburse to the Debtors, First Lien Agent or First Lien Lenders under any aspect of the White Marlin PSA or the White Marlin Sale Order, including without limitation the indemnification obligations set forth in the White Marlin PSA and/or the White Marlin Sale Order.

“White Marlin PSA” means the Purchase and Sale Agreement, dated as of July 1, 2015, by and between the Debtors and White Marlin, as amended, for the White Marlin Sale, together with any other contracts and obligations entered into in conjunction with the White Marlin Sale, such as any transition service agreements related thereto.

“White Marlin Sale” means the sale approved by the Bankruptcy Court in the White Marlin Sale Order.

“White Marlin Sale Order” means the Order of the Bankruptcy Court, dated July 10, 2015, approving the Sale of the White Marlin Assets to White Marlin.

EXHIBIT B TO THE CHAPTER 11 PLAN

THE LIQUIDATING TRUST AGREEMENT FOR THE DUNE PLAN TRUST

LIQUIDATING TRUST AGREEMENT

FOR THE DUNE PLAN TRUST

DATED:                         , 2015

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS		2

1.1	Terms Used in the Plan		2

1.2	General Construction		2

ARTICLE 2	THE PLAN TRUST		2

2.1	Creation and Name		2

2.2	Objectives, Purposes and Structure of the Unsecured Creditor Trust		2

2.3	Grant and Acceptance		3

	2.3.1	Grant of the Trust Assets	3

	2.3.2	Acceptance by Trustee	3

2.4	Further Assurances		3

2.5	Nature of Trust Assets		3

2.6	Ownership by the Trustee		3

2.7	Incidents of Ownership		3

2.8	Payment of Unsecured Creditor Trust Operating Expenses		3

ARTICLE 3	THE TRUSTEE		3

3.1	Number and Qualifications		3

3.2	Action by the Trustee		4

3.3	Binding Nature of the Trustee’s Action		4

3.4	Term of Service		4

3.5	Resignation		4

3.6	Removal		4

3.7	Appointment of Successor Trustee		4

	3.7.1	Appointment of Successor Trustee	4

	3.7.2	Vesting of Rights in Successor Trustee	4

3.8	Continuance of Plan Trust		4

3.9	Compensation		5

3.10	Standard of Care; Indemnification; Exculpation		5

3.11	Reliance by the Trustee		5

3.12	Reliance by Persons Dealing With the Unsecured Creditor Trust		6

3.13	Discharge of the Trustee		6

	3.13.1	Statement of Discharge	6

	3.13.2	Approval of Statement of Discharge	6

	3.13.3	Costs Relating to Statement of Discharge	6

	3.13.4	Confidentiality	6

ARTICLE 4	OVERSIGHT COMMITTEE		7

4.1	Appointment of the Oversight Committee		7

	4.1.1	Term of Oversight Committee Members	7

	4.1.2	Conflicts of Interest	7

4.2	Powers and Duties of Oversight Committee		7

	4.2.1	By-Laws	7

	4.2.2	Reliance by Oversight Committee Members; Exculpation	7

4.3	Oversight Committee Members’ Resignation or Inability to Serve		8

4.4	Removal of Oversight Committee Members		8

ARTICLE 5	POWERS OF THE TRUSTEE		8

5.1	Title		8

5.2	Management Power		8

	5.2.1	Guidance from Court	10

	5.2.2	Additional Powers	11

5.3	Commingling of Trust Assets		11

5.4	Employment and Compensation of Professionals		11

5.5	Dispute Resolution		11

5.6	Action Under Instructions		11

5.7	Claims Settlement Authority		11

ARTICLE 6	OBLIGATIONS OF THE TRUSTEE		12

6.1	Reports and Records		12

	6.1.1	Consultation	12

	6.1.2	Records	12

6.2	Eligible Investments		12

6.3	Access to Information by Beneficiaries		12

6.4	United States Trustee Fees and Reports		13

ARTICLE 7	BENEFICIAL INTERESTS		13

7.1	Allocation of Class 4 Beneficial Interests to General Unsecured Creditors		13

7.2	Register Entries Regarding Beneficial Interests		13

7.3	Allocation of Beneficial Interests to Holders of Disputed Claims		13

7.4	Representation of Beneficial Interest		13

7.5	Unsecured Creditor Trust Register and Registrar		13

	7.5.1	Appointment of Registrar	14

	7.5.2	Register of Beneficial Interests	14

	7.5.3	Access to Register by Beneficiaries	14

	7.5.4	Absolute Owners	14

	7.5.5	References to Beneficiaries	14

7.6	Beneficial Interests Non-Transferable		14

7.7	Special Provisions Relating to the Second Lien Notes		14

ARTICLE 8	ADMINISTRATION OF THE TRUST ESTATE		14

8.1	Establishment of Unsecured Creditor Trust Available Cash		14

8.2	Establishment of Plan Trust Operating Account		14

8.3	Payment of Trustee Fee		15

8.4	Distributions to Holders of Beneficial Interests		15

	8.4.1	Class 3.1 and Class 4 Distributions Generally	15

	8.4.2	Distributions to Class 3.1 Beneficiaries	15

	8.4.3	Distributions to Class 4 Beneficiaries	16

	8.4.4	Distributions to Holders of Reserved Beneficial Interests	16

	8.4.5	Right to Setoff	16

8.5	Place and Manner of Payments or Distributions		16

8.6	Fractional Dollars		16

8.7	Unclaimed or Undeliverable Distributions		16

8.8	Tax Matters		17

	8.8.1	Certain Income Tax Matters	17

	8.8.2	Consistent Valuation of Trust Assets for Tax Purposes	17

	8.8.3	Employment Taxes	18

	8.8.4	Tax Reporting	18

	8.8.5	Interest	18

	8.8.6	Allocation of Income and Losses	18

ARTICLE 9	TERMINATION		18

ARTICLE 10	MISCELLANEOUS		19

10.1	Notices		19

10.2	Amendment		19

10.3	Counterparts		20

10.4	Governing Law; Severability		20

10.5	Headings		20

10.6	Relationship to Plan		20

10.7	Consent to Jurisdiction		20

10.8	References to Oversight Committee		20

10.9	No Suits by Claimholders		20

10.10	Irrevocability		20

10.11	Enforcement and Administration		20

LIQUIDATING TRUST AGREEMENT

FOR THE DUNE PLAN TRUST

THIS TRUST AGREEMENT (the “Plan Trust Agreement”) is made as of                     , 2015, by and among Dune Energy, a corporation organized under the laws of Delaware, and Dune Operating and Dune Properties, corporations organized under the laws of Texas (collectively, the “Debtors”) for the benefit of the Beneficiaries entitled to proceeds of the Plan Trust Assets (as defined in the Chapter 11 Plan of the Debtors, dated September 18, 2015 (the “Plan”)), and                     as trustee (the “Trustee”).

RECITALS

WHEREAS on March 8, 2015, the Debtors filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code with the Bankruptcy Court. On September 18, 2015, the Debtors filed the Plan. This Plan Trust Agreement is executed to facilitate implementation of the Plan. Under the terms of the Plan, the Plan Trust Assets will be transferred to the Plan Trust created and evidenced hereby so that (1) the Plan Trust Assets can be held in trust for the benefit of the Beneficiaries entitled thereto for the objectives and purposes set forth herein and in the Plan, (2) certain Claims can be resolved, (3) Distributions may be made in accordance with the Plan, (4) the Plan Trust Assets can be liquidated, and (5) administrative services relating to the activities of the Plan Trust, winding down the Debtors and relating to the implementation of the Plan, can be performed and facilitated by the Trustee. The Trustee will make continuing efforts to liquidate the Plan Trust Assets, make timely distributions, and not unduly prolong the duration of the Plan Trust.

DECLARATION OF TRUST

NOW, THEREFORE, to declare the terms and conditions hereof, and in consideration of the confirmation of the Plan pursuant to the Bankruptcy Code and other good and valuable consideration, the receipt of which is hereby acknowledged, the Debtors and the Trustee have executed this Plan Trust Agreement for the benefit of the Beneficiaries entitled to the Plan Trust Assets, and, at the direction of such Beneficiaries (because the transfer of title to undivided interests in each of the Plan Trust Assets to such Beneficiaries, and the transfer of such interests by such Beneficiaries to the Plan Trust, would be impractical), absolutely and irrevocably assign to the Trustee and to its successors or assigns, all right, title, and interest of the Debtors in and to the Plan Trust Assets in the form and manner provided for in the Plan;

TO HAVE AND TO HOLD unto the Trustee and its successors in trust and its successors and assigns;

IN TRUST NEVERTHELESS, under and subject to the terms and conditions of the Plan and this Plan Trust Agreement for the benefit of the Beneficiaries of the Plan Trust (as their respective interests may appear in accordance with the Plan and this Plan Trust Agreement);

PROVIDED, HOWEVER, that upon termination of the Plan Trust in accordance with Article 8 hereof, this Plan Trust Agreement shall cease, terminate, and be of no further force and effect.

IT IS HEREBY FURTHER COVENANTED AND DECLARED that the Plan Trust Assets are to be held and applied by the Trustee subject to the further covenants, conditions, and terms set forth below.

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ARTICLE 1

DEFINITIONS

1.1 Terms Used in the Plan. If not defined in this Plan Trust Agreement, capitalized terms have the meanings assigned to them in the Plan.

1.2 General Construction. As used in this Plan Trust Agreement, the masculine, feminine and neuter genders, and the plural and singular numbers shall be deemed to include the others in all cases where they would apply. “Includes” and “including” are not limiting, and “or” is not exclusive. References to “Articles,” “Sections” and other subdivisions, unless referring specifically to the Plan or provisions of the Bankruptcy Code, the Bankruptcy Rules, or other law, statute or regulation, refer to the corresponding Articles, Sections, and other subdivisions of this Plan Trust Agreement, and the words “herein,” “hereafter,” and words of similar import refer to this Plan Trust Agreement as a whole and not to any particular Article, Section, or subdivision of this Plan Trust Agreement.

ARTICLE 2

THE PLAN TRUST

2.1 Creation and Name. There is hereby created the Dune Plan Trust, which shall be known as the “Dune Plan Trust” or “Plan Trust.”

2.2 Objectives, Purposes and Structure of the Plan Trust. The Plan Trust is created on behalf of, and for the sole benefit of, the Beneficiaries. The purpose of the Plan Trust is to provide a mechanism for the liquidation of the Plan Trust Assets, and to distribute the proceeds of the liquidation, net of all claims, expenses, charges, liabilities, and obligations of the Plan Trust, to the holders of Beneficial Interests and certain Allowed Claims in accordance with the terms of the Plan. No business activities will be conducted by the Plan Trust other than those associated with or related to the liquidation and distribution of the Plan Trust Assets as provided for in the Plan and this Plan Trust Agreement, and such assets are being transferred to the Plan Trust with no objective to engage in such activities. In furtherance of this objective, the Trustee shall make continuing good faith efforts to (1) dispose of the Plan Trust Assets, (2) make timely Distributions, and (3) not unduly prolong the duration of the Plan Trust, in accordance with this Plan Trust Agreement. The purposes of the Plan Trust are as follows, and the Plan Trust shall have no other purpose or activities:

(a) to marshal, liquidate, and distribute the Plan Trust Assets in an expeditious but orderly manner;

(b) to perform the functions and take the actions provided for or permitted by the Plan, this Plan Trust Agreement and in any other agreement executed by the Trustee for the Plan Trust pursuant to the Plan;

(c) to investigate, prosecute, settle, or abandon the Avoidance Actions, the D&O Claims, and the Rights of Action assigned to the Plan Trust as Plan Trust Assets and to distribute the proceeds of any recoveries therefrom in accordance with the terms of the Plan and this Plan Trust Agreement;

(d) to reconcile, object to, prosecute, or settle all Claims against Reorganized Debtors for purposes of determining the appropriate amount of Distributions to be made hereunder to the Beneficiaries under the terms and conditions set forth in this Plan Trust Agreement; and

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(e) to make Distributions to the holders of Allowed Claims in accordance with the Plan.

2.3 Grant and Acceptance.

2.3.1 Grant of the Plan Trust Assets. Under the terms of the Plan and the Confirmation Order, effective as of the Effective Date of the Plan, the Plan Trust Assets shall be deemed to have been irrevocably granted, transferred, conveyed, and delivered to the Trustee, on behalf of, and for the benefit of, the Beneficiaries, control of, and all the rights, title and interests in and to, the Plan Trust Assets, with no reversionary interest therein in favor of the Reorganized Debtors or their Estates.

2.3.2 Acceptance by Trustee. The Trustee accepts the trust terms imposed under this Plan Trust Agreement and agrees to manage the Plan Trust in accordance with this Plan Trust Agreement and subject to the terms and conditions of the Plan.

2.4 Further Assurances. The Reorganized Debtors (and any successors thereto) will, upon reasonable request of the Trustee, execute, acknowledge, and deliver such further instruments and do such further acts as may be necessary or proper to transfer to the Trustee any portion of the Plan Trust Assets intended to be conveyed hereby in the form and manner provided for in the Plan and to vest in the Trustee the powers, instruments, or funds in trust hereunder.

2.5 Nature of Plan Trust Assets. The Plan Trust shall not receive transfers of any listed stock or securities or any readily marketable assets, any operating assets of a going business or 50% or more of the stock of a corporation with operating assets. Furthermore, the Plan Trust shall not receive transfers of any unlisted stock of a single issuer that represents 80% or more of the stock of such issuer, and shall not receive transfers of any general or limited partnership interests.

2.6 Ownership by the Trustee. The Trustee shall promptly record or register in its name, as Trustee, or in the name or names of any nominee or Person in accordance with Section 4.1 hereof, ownership of and title to all Plan Trust Assets received by it as Trustee and comply with all provisions of law that may bear on the evidencing of ownership of and title to any portion of the Plan Trust Assets as are necessary and appropriate and that the Trustee determines are in the best interests of the Plan Trust.

2.7 Incidents of Ownership. The Beneficiaries shall be the sole beneficiaries of the Plan Trust and the Trustee shall retain only such incidents of ownership as are necessary to undertake the actions and transactions authorized herein.

2.8 Payment of Plan Trust Operating Expenses. To the extent the Trustee deems reasonably appropriate, Plan Trust Operating Expenses shall be paid from the Plan Trust Operating Account.

ARTICLE 3

THE TRUSTEE

3.1 Number and Qualifications. Except as otherwise provided herein, there shall be one Trustee of the Plan Trust, who shall be the Person approved by the Bankruptcy Court as provided in the Plan. To the extent the Trustee is required to post a bond, all costs and expenses of procuring any such bond shall be paid as a Plan Trust Operating Expense. The Trustee shall be entitled to engage in such other activities as the Trustee deems appropriate, so long as such activities are not in conflict with the interests of the Plan Trust and the Trustee devotes such time as is necessary to fulfill all of the Trustee’s duties as Trustee.

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3.2 Action by the Trustee. The Plan Trust shall be managed by the Trustee as set forth in this Plan Trust Agreement.

3.3 Binding Nature of the Trustee’s Action. All actions taken and determinations made by the Trustee in accordance with the provisions of the Plan or this Plan Trust Agreement shall be final and binding upon any and all Persons holding Beneficial Interests in the Plan Trust.

3.4 Term of Service. The Trustee shall serve as the Trustee for the duration of the Plan Trust, subject to earlier death, resignation, or removal.

3.5 Resignation. The Trustee may resign as Trustee of the Plan Trust by an instrument in writing delivered to the Oversight Committee at least 60 days before the proposed effective date of resignation. The Trustee shall continue to serve as Trustee after the delivery of the Trustee’s resignation until the proposed effective date of the Trustee’s resignation, unless the Oversight Committee consents by majority vote to an earlier effective date of the Trustee’s resignation, which shall be the date of appointment of a successor Trustee in accordance with Section 3.7 hereof becomes effective, but nothing in this Section 3.5 shall restrict the right to remove the Trustee as provided in Section 3.6 hereof.

3.6 Removal. Upon a majority vote of the Oversight Committee and an Order of the Bankruptcy Court, the Trustee may be removed from office only for: (1) fraud or willful misconduct in connection with the affairs of the Plan Trust, (2) such physical or mental disability as substantially prevents the Trustee from performing the duties of Trustee hereunder, or (3) for cause, which shall include a breach of fiduciary duty or an unresolved conflict of interest.

3.7 Appointment of Successor Trustee.

3.7.1 Appointment of Successor Trustee. In the event of a vacancy by reason of the death or removal of the Trustee or prospective vacancy by reason of resignation, a successor Trustee shall be appointed by the Oversight Committee upon a majority vote. The Oversight Committee may appoint a successor Trustee as soon as practicable, but in any event within 30 days after the occurrence of the vacancy or, in the case of resignation, at least 30 days before the proposed resignation. If the Oversight Committee fails to appoint a successor Trustee within the prescribed period or cannot select a successor by a majority vote, any member of the Oversight Committee or any Beneficiary may nominate a successor Trustee and seek Bankruptcy Court approval of the proposed successor Trustee.

3.7.2 Vesting of Rights in Successor Trustee. Every successor Trustee shall execute, acknowledge, and deliver to the Plan Trust, the Oversight Committee, and the retiring Trustee, if any, an instrument accepting such appointment subject to the terms and provisions hereof. The successor Trustee shall provide a bond or surety as provided in Section 3.1. The successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee, except that the successor Trustee shall not be liable for the acts or omissions of the retiring Trustee.

3.8 Continuance of Plan Trust. The death, resignation, or removal of the Trustee shall not operate to terminate the Plan Trust or to revoke any existing agency (other than any agency of the Trustee as the Trustee) created pursuant to the terms of this Plan Trust Agreement or invalidate any action taken by the Trustee, and the Trustee agrees that the provisions of this Plan Trust Agreement shall be binding

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upon and inure to the benefit of the Trustee and the Trustee’s heirs, legal and personal representatives, successors or assigns, as the case may be. In the event of the resignation or removal of the Trustee, the Trustee shall promptly (1) execute and deliver by the effective date of resignation or removal such documents, instruments, and other writings as may be reasonably requested by the successor Trustee to effect the termination of the resigning or removed Trustee’s capacity under this Plan Trust Agreement and the conveyance of the Plan Trust Assets then held by the resigning or removed Trustee to the successor Trustee; (2) deliver to the successor Trustee all documents, instruments, records, and other writings relating to the Plan Trust as may be in the possession or under the control of the resigning or removed Trustee; and (3) otherwise assist and cooperate in effecting the assumption of the resigning or removed Trustee’s obligations and functions by the successor Trustee. The resigning or removed Trustee hereby irrevocably appoints the successor Trustee as its attorney-in-fact and agent with full power of substitution for it and its name, place and stead to do any and all acts that such resigning or removed Trustee is obligated to perform under this Section 3.8. Such appointment shall not be affected by the subsequent disability or incompetence of the Trustee making such appointment.

3.9 Compensation. As compensation for services as Trustee, and under any other agreements to which the Trustee is a party as contemplated by the Plan, the Trustee shall receive as compensation for his services the Trustee Fee pursuant to an agreement with the Trustee approved by the Bankruptcy Court. In addition, the Trustee shall be reimbursed for the ordinary and necessary expenses he incurs in fulfilling his duties with respect to the Plan Trust as a Plan Trust Operating Expense.

3.10 Standard of Care; Indemnification; Exculpation. The Trustee, acting in the capacity as the Trustee or in any other capacity contemplated by this Plan Trust Agreement or the Plan, shall not be personally liable in connection with the affairs of the Plan Trust to the Plan Trust or to any Person except for its acts or omissions that constitute fraud, willful misconduct, or gross negligence. The Trustee shall not be personally liable to the Plan Trust or to any Person for the acts or omissions of any officer, employee, or agent of the Trust unless the Trustee acted with gross negligence or willful misconduct in the selection, retention, or supervision of such officer, employee, or agent of the Plan Trust. Except in those situations in which the Trustee is not exonerated of personal liability in accordance with the foregoing, the Trustee (including each former Trustee) shall be indemnified by the Plan Trust against and held harmless by the Plan Trust from any losses, claims, damages, liabilities or expenses (including, without limitation, attorney fees, disbursements, and related expenses) to which the Trustee may become subject in connection with any action, suit, proceeding, or investigation brought or threatened against the Trustee in the Trustee’s capacity as Trustee, or in any other capacity contemplated by this Plan Trust Agreement or the Plan or in connection with any matter arising out of or related to the Plan, this Plan Trust Agreement, or the affairs of the Plan Trust. If the Trustee becomes involved in any action, proceeding, or investigation in connection with any matter arising out of or in connection with the Plan, this Plan Trust Agreement or the affairs of the Plan Trust, the Plan Trust shall periodically advance or otherwise reimburse on demand the Trustee’s reasonable legal and other expenses (including, without limitation, attorney fees, disbursements, and related expenses) incurred in connection therewith, but the Trustee shall be required to repay promptly to the Plan Trust the amount of any such advanced or reimbursed expenses paid to the Trustee to the extent that it shall be ultimately determined by Final Order that the Trustee engaged in fraud, willful misconduct, or gross negligence in connection with the affairs of the Plan Trust with respect to which such expenses were paid. The Plan Trust may indemnify and hold harmless the employees and agents of the Plan Trust, including the members of the Oversight Committee, to the same extent as provided in this Section 3.10 for the Trustee. The provisions of this Section 3.10 shall remain available to and be binding on any former Trustee or the estate of any decedent Trustee.

3.11 Reliance by the Trustee. The Trustee may rely, and shall be fully protected in acting or refraining from acting, on any resolution, statement, certificate, instrument, opinion, report, notice,

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request, consent, order, or other instrument or document that the Trustee has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of facsimiles, to have been sent by the proper party or parties, and the Trustee may conclusively rely as to the truth of the statements and correctness of the opinions expressed therein, but the Trustee shall be under a duty to have examined, or caused to be examined, the same to determine whether or not such writings conform to the requirements of this Plan Trust Agreement. The Trustee may consult with counsel, and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered by the Trustee in accordance therewith. The Trustee shall have the right at any time to seek instructions from the Bankruptcy Court (or any other court of competent jurisdiction after the chapter 11 case is finally closed) concerning the Plan Trust Assets, this Plan Trust Agreement, the Plan, or any other document executed in connection therewith, and any such instructions given shall be full and complete authorization in respect of any action taken or suffered by the Trustee in accordance therewith.

3.12 Reliance by Persons Dealing With the Plan Trust. In the absence of actual knowledge to the contrary, any person dealing with the Plan Trust shall be entitled to rely on the authority of the Trustee to act in connection with the acquisition, management, or disposition of Plan Trust Assets and shall have no obligation to inquire into the existence of such authority.

3.13 Discharge of the Trustee.

3.13.1 Statement of Discharge. The Trustee shall upon termination of the Plan Trust or upon the Trustee’s resignation, removal, or death (in which case the Trustee’s estate shall) render a statement of charge and discharge containing the following information: (1) all assets and funds of the Plan Trust originally charged under the Trustee’s control, (2) a summarized accounting, in sufficient detail, of all purchases, sales, gains, losses, and income in connection with the Plan Trust during the Trustee’s term of service, and (3) the ending balance of all assets and funds of the Plan Trust as of the date of discharge.

3.13.2 Approval of Statement of Discharge. The statement of charge and discharge required by Section 3.13.1 shall be presented to the Oversight Committee and shall be filed with the Bankruptcy Court. Unless a majority of the Oversight Committee requests that such statement of charge and discharge not be approved within 30 days after the date on which such statement of charge and discharge was presented to the Oversight Committee, the withdrawing Trustee shall be discharged from all liability to the Plan Trust or any Person who has had or may then or thereafter have an interest in the Plan Trust for acts or omissions in the Trustee’s capacity as the Trustee or in any other capacity contemplated by this Plan Trust Agreement or the Plan.

3.13.3 Costs Relating to Statement of Discharge. The expenses of any accounting, including, but not limited to any statement of charge or discharge, shall be paid by the Plan Trust as a Plan Trust Operating Trust Expense.

3.13.4 Confidentiality. The Trustee shall, during the period that he serves as Trustee under this Plan Trust Agreement and for a period of twelve (12) months following the termination of this Plan Trust Agreement or following his removal or resignation hereunder, hold strictly confidential and not use for personal gain any material, non-public information of or pertaining to any entity to which any of the Plan Trust Assets relates or of which he has become aware in his capacity as Trustee.

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ARTICLE 4

OVERSIGHT COMMITTEE

4.1 Appointment of the Oversight Committee. On the Effective Date, the Oversight Committee shall be established, and the members shall be                             .

4.1.1 Term of Oversight Committee Members. Oversight Committee members shall serve until the earlier of (1) the effective date of the resignation or removal of such member; or (2) the termination of the Plan Trust pursuant to the terms of this Plan Trust Agreement.

4.1.2 Conflicts of Interest. The Trustee shall have authority to exclude any Oversight Committee member from any deliberations, or withhold any information from any Oversight Committee member, regarding matters affecting the Plan Trust or Plan Trust Assets in which such excluded member is encumbered by a conflict of interest. The non-conflicted members of the Oversight Committee may overrule the Trustee’s decision to exclude or withhold information from a conflicted member by unanimous vote. Any Oversight Committee member that is excluded from deliberations or denied access to information under this Section may challenge the Trustee’s determination in accordance with the dispute resolution procedures set out in Section 5.5 of this Plan Trust Agreement.

4.2 Powers and Duties of Oversight Committee. The Oversight Committee may review the activities and performance of and advise the Trustee as set forth in this Plan Trust Agreement, and will have authority to replace the Trustee as set forth in Sections 3.6 and 3.7.1. Neither the Oversight Committee nor its respective members shall exercise any control or authority over the Plan Trust or the Plan Trust Assets that is inconsistent with the powers and duties of the Trustee as set forth in this Plan Trust Agreement. The Oversight Committee members shall assume a fiduciary duty to the holders of Beneficial Interests, but shall not assume any other duty (fiduciary or otherwise) to Creditors or any other parties in interest in the Bankruptcy cases. The Oversight Committee shall have the rights, duties and powers set forth herein, including:

(i) to review all financial information relating to the Plan Trust, which shall be promptly provided by the Trustee upon request by the Oversight Committee;

(ii) to monitor Distributions to Beneficiaries;

(iii) to take such other actions as it deems necessary and appropriate with respect to the implementation of the Plan and this Plan Trust Agreement; and

(iv) approve all settlements and compromises as set forth in Section 6.1.1.

4.2.1 By-Laws. The Oversight Committee shall govern its proceedings through the adoption of by-laws, which the Oversight Committee may adopt by majority vote.

4.2.2 Reliance by Oversight Committee Members; Exculpation. The Oversight Committee members may rely, and shall be fully protected in acting or refraining from acting, on any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, or other instrument or document that the Oversight Committee member has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of facsimiles, to have been sent by the proper party or parties, and the Oversight Committee members may conclusively rely as to the truth of the statements and correctness of the opinions expressed therein. Neither the Oversight Committee nor any of its members, designees, counsel, financial advisors or any duly

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designated agent or representatives of any such party shall be liable for the act, default or misconduct of any other member of the Oversight Committee, nor shall any Oversight Committee member be liable for anything other than such member’s own gross negligence or willful misconduct or willful disregard of the Oversight Committee’s duties. The Oversight Committee may, in connection with the performance of its duties, and in its sole and absolute discretion, consult with the Trustee’s counsel and any other of the Trustee’s professionals and/or with counsel and other professional advisors directly retained by the Oversight Committee, and the Oversight Committee shall not be liable for anything done or omitted or suffered to be done in accordance with the advice or opinions of such professionals. The Oversight Committee shall not be liable for not requiring the Trustee to give a bond or surety or any other security for the performance of the Trustee’s duties. If the Oversight Committee determines not to consult with counsel, accountants or other professionals, it shall not be deemed to impose any liability on the Oversight Committee, or its members and/or designees.

4.3 Oversight Committee Members’ Resignation or Inability to Serve. A member of the Oversight Committee may resign at any time. If an Oversight Committee member is unwilling or unable to serve, the remaining members of the Oversight Committee shall appoint a replacement member by unanimous vote. If any position on the Oversight Committee remains vacant for more than sixty (60) days, such vacancy may be filled within fifteen (15) days thereafter by the designation of the Trustee without the requirement of a vote by the other members of the Oversight Committee. The Oversight Committee will continue to fully function even while a position on the Oversight Committee remains vacant.

4.4 Removal of Oversight Committee Members. A member of the Oversight Committee may be removed from office upon the unanimous vote of the Trustee and the other members of the Oversight Committee for (1) fraud or willful misconduct in connection with the affairs of the Plan Trust; (2) such physical or mental disability as substantially prevents such Oversight Committee member from performing the duties of a member of the Oversight Committee; or (3) for cause, including breach of fiduciary duty or an unresolved conflict of interest. Any Oversight Committee member removed under this Section 4.4 will be replaced in accordance with Section 4.3 of this Agreement.

ARTICLE 5

POWERS OF THE TRUSTEE

5.1 Title. Legal title to all Plan Trust Assets shall be vested in the Trustee, except that the Trustee shall have the power to cause legal title (or evidence of title) to any of the Plan Trust Assets to be held by any nominee or Person, on such terms, in such manner, and with such powers as the Trustee hereunder may determine.

5.2 Management Power. Except as otherwise expressly limited in this Plan Trust Agreement or the Plan, the Trustee shall have control and authority over the Plan Trust Assets assigned to the Plan Trust under the Plan, over the management and disposition thereof (including any transfer of Plan Trust Assets that does not constitute a disposition) over the management of the Plan Trust to the same extent as if the Trustee were the sole owner thereof in its own right. Except as provided in the Plan, or otherwise specified in the Plan Trust Agreement, the Trustee need not obtain the order or approval of any court in the exercise of any power or discretion conferred hereunder, or account to any court in the absence of a breach of trust. The Trustee shall exercise its judgment for the benefit of the Beneficiaries in order to maximize the value of Distributions, giving due regard to the cost, risk, and delay of any course of action. In connection with the management and use of the Plan Trust Assets, the Trustee’s powers, except as otherwise expressly limited in this Plan Trust Agreement, or the Plan, shall include, but shall not be limited to, the following:

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(a)	to accept the Plan Trust Assets, to pursue the liquidation and marshaling of the Plan Trust Assets, and to preserve and protect the Plan Trust Assets;

(b)	subject to Section 6.1.1 of this Plan Trust Agreement, and in accordance with Bankruptcy Code section 1123(b)(3) and the Plan, to own and retain, and prosecute, enforce, compromise, settle, release, or otherwise dispose of, all Avoidance Actions, the D&O Claims, and the Rights of Action assigned to the Plan Trust under the Plan;

(c)	to object to any Claims filed in the Bankruptcy Case, and to compromise or settle any such claim objection;

(d)	to make or cause to be made Distributions in accordance with the terms of this Plan Trust Agreement and the Plan;

(e)	to liquidate and distribute Plan Trust Assets or any part thereof or any interest therein, and to dispose of the Plan Trust Assets for Cash or upon such terms and for such consideration as the Trustee deems proper;

(f)	to engage in all acts that would constitute ordinary performance of the obligations of a trustee under a liquidating trust, including the filing of all federal returns as a grantor trust, and the making of any advance tax payment, if required by applicable law;

(g)	to purchase insurance with such coverage and limits as it deems desirable, including, without limitation, insurance covering liabilities of the Trustee or employees or agents of the Plan Trust incurred in connection with their services to the Plan Trust;

(h)	to appoint, engage, employ, supervise, and compensate officers, employees, and other Persons as may be necessary or desirable, including lawyers, managers, consultants, accountants, technical, financial, real estate, or investment advisors or managers, attorneys, agents or brokers, corporate fiduciaries, or depositories and the Registrar;

(i)	to advance litigation costs or borrow funds and to pledge or assign Plan Trust Assets as security for such borrowings, and the proceeds of such borrowings shall be deposited into the Plan Trust Operating Account to fund Plan Trust Operating Expenses;

(j)	subject to the limitations in Section 6.2, to the extent reasonably required to meet claims and contingent liabilities (including Disputed Claims) or to maintain the value of assets during liquidation, to invest and reinvest Cash available to the Plan Trust, pending distribution, and to liquidate such investments (however, during its existence, the Plan Trust shall not receive or retain cash or cash equivalents in excess of a reasonable amount necessary to meet claims and contingent liabilities (including Disputed Claims) or to maintain the value of its assets during liquidation);

(k)	to determine the manner of ascertainment of income and principal, and the apportionment of income and principal, and the apportionment between income and principal of all receipts and disbursements, and to select an annual accounting period;

(l)	change the state of domicile of the Plan Trust;

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(m)	establish such funds, reserves and accounts within the Plan Trust estate, as deemed by the Trustee in its discretion to be useful in carrying out the purposes of the Plan Trust;

(n)	sue and participate, as a party or otherwise, in any judicial, administrative, arbitrative or other proceeding;

(o)	delegate any or all of the discretionary power and authority herein conferred at any time with respect to all or any portion of the Plan Trust estate to any one or more reputable individuals or recognized institutional advisers or investment managers without liability for any action taken or omission made because of any such delegation, except for such liability as is provided in Section 3.10;

(p)	consult with the Oversight Committee at such times and with respect to such issues relating to the conduct of the Plan Trust as the Trustee considers desirable and in accordance with the terms of the Plan Trust Agreement;

(q)	execute, deliver and perform such other agreements and documents and to take or cause to be taken any and all such other actions as it may deem necessary or desirable to effectuate and carry out the purposes of this Plan Trust Agreement;

(r)	undertake any action or perform any obligation provided for or required by the Plan;

(s)	protect and enforce the rights to the Plan Trust Assets by any method deemed appropriate including, without limitation, by judicial proceedings or pursuant to any applicable bankruptcy, insolvency, moratorium or similar law and general principles of equity;

(t)	determine and satisfy any and all liabilities created, incurred or assumed by the Plan Trust;

(u)	execute offsets against Claims as provided for in the Plan;

(v)	assert or waive any privilege or defense on behalf of the Plan Trust;

(w)	pay all expenses and make all other payments relating to the Plan Trust Assets;

(x)	seek the examination of any entity under, and subject to, the provisions of Bankruptcy Rule 2004;

(y)	to advance litigation costs and filing fees from Plan Trust Assets as the Trustee deems appropriate; and

(z)	take or refrain from taking any and all actions the Trustee reasonably deems necessary for the continuation, protection and maximization of the Plan Trust Assets or to carry out the purposes of this Plan Trust Agreement.

5.2.1 Guidance from Court. Anything contained in this Plan Trust Agreement to the contrary notwithstanding, the Trustee may, but is not required to, submit a proposed action to a court of competent jurisdiction, including the Bankruptcy Court, for its approval, on notice to the Oversight Committee (so long as such action is consistent with the purpose of the Plan Trust), and may comply with any action approved by such court.

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5.2.2 Additional Powers. Except as otherwise set forth in this Plan Trust Agreement or in the Plan, and subject to the Treasury Regulations governing trusts and the retained jurisdiction of the Court as provided for in the Plan, but without prior or further authorization, the Trustee may control and exercise authority over the Plan Trust Assets and over the protection, conservation and disposition thereof. No Person dealing with the Plan Trust shall be obligated to inquire into the authority of the Trustee in connection with the protection, conservation or disposition of the Plan Trust Assets.

5.3 Commingling of Trust Assets. The Trustee shall not commingle any of the Plan Trust Assets with its own property or the property of any other Person.

5.4 Employment and Compensation of Professionals. The Trustee shall have the authority to employ and compensate attorneys, accountants, investment advisors and other professionals, including a Registrar and a disbursing agent to make Distributions (collectively, the “Trustee Professionals”), as determined from time to time by the Trustee subject to the consent of the Oversight Committee. The Trustee may pay the reasonable fees and expenses of such professionals as a Contingency Fee or a Plan Trust Operating Expense as applicable without application to the Bankruptcy Court. The Trustee will provide copies of any invoices or billing summaries relating to professional fees incurred by the Plan Trust to the Oversight Committee, or their representatives or assigns, for their review prior to payment.

5.5 Dispute Resolution. In the event of a dispute between the Trustee and the Oversight Committee involving an allegation that either party has failed to act in a manner consistent with the Plan or the Plan Trust Agreement, or is in breach of any applicable fiduciary duty, the parties shall meet and confer and attempt to reach a consensual resolution of the dispute. Should a consensual resolution not be reached, the Trustee or any member of the Oversight Committee may seek appropriate relief from the Bankruptcy Court, and the Bankruptcy Court shall retain jurisdiction to resolve such disputes.

5.6 Action Under Instructions. If in performing the Trustee’s duties under this Plan Trust Agreement, the Trustee is required to decide between alternative courses of action, or the Trustee is unsure of the application of any provision of this Plan Trust Agreement or the Plan, then the Trustee may promptly deliver a notice to the Oversight Committee requesting written instructions as to the course of action to be taken by the Trustee. If the Trustee does not receive such written directions within ten (10) Business Days after the Trustee has delivered such notice, the Trustee may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Plan Trust Agreement as the Trustee shall deem advisable. If the Trustee does not receive direction from the Oversight Committee within such ten (10) Business Day period or the Trustee believes that a court order is necessary or advisable to protect the interests of the Beneficiaries or to otherwise determine the Trustee’s rights or duties in any respect under this Plan Trust Agreement, then the Trustee may apply to the Bankruptcy Court for a determination as to the course of action to be taken by the Trustee.

5.7 Claims Settlement Authority. Notwithstanding any requirement that may be imposed pursuant to Bankruptcy Rule 9019, from and after the Effective Date, the Trustee may settle all Rights of Action, without supervision or approval of the Court, free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, the local rules of the Court, and the guidelines and requirements of the United States Trustee, other than those restrictions expressly imposed herein (including as set forth in Sections 4.2 and 6.1.1).

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ARTICLE 6

OBLIGATIONS OF THE TRUSTEE

6.1 Reports and Records.

6.1.1 Consultation. The Trustee shall provide quarterly reporting to the Oversight Committee, or their designees or representatives regarding the status of the Trust and shall consult with the Oversight Committee in good faith regarding all material issues affecting the Plan Trust, including the resolution of objections to Claims, prosecution, settlement or abandonment of any Avoidance Actions, the D&O Claims, any Claims with respect to the Eos Merger Agreement or the Rights of Action and the disposition of Plan Trust Assets, except to the extent the Oversight Committee or an individual Oversight Committee member is encumbered by a conflict of interest, as provided in Section 4.1.2. In addition, the Trustee shall seek the advice of the Oversight Committee regarding proposed budgets for the Plan Trust, setting forth expected receipts and disbursements for litigation, operations, and other purposes. In the event it is engaged in active litigation, the Trustee shall require that counsel for the Trust provide quarterly reporting, concomitant with that of the Trustee, regarding the status of all litigation matters underway during the quarter being reported. Under no circumstances, however, is the Trust required to submit any post-confirmation reporting to the Court or to the United States Trustee. In the event of any proposed settlement of the D&O Claims, any Claims with respect to the Eos Merger Agreement or any Avoidance Action seeking recovery of greater than $75,000, no settlement shall be binding on the Trust unless first recommended by the Trustee and counsel for the Trust, and the Oversight Committee then consents by majority vote. Where recoveries go exclusively to the First Lien Lenders, consent of the First Lien Lenders’ appointed representative on the Oversight Committee is all that need be obtained.

6.1.2 Records. The Trustee shall maintain records and books of account relating to the Plan Trust Assets, the management thereof and all transactions undertaken by the Trustee, which records and books of account shall be maintained in accordance with GAAP consistently applied, except to the extent that any change is approved by the Plan Trust’s independent public accountants. The Trustee shall also maintain records and books of account relating to all Distributions contemplated under the Plan.

6.2 Eligible Investments. Cash held pending distribution, including Cash held in the Plan Trust Operating Reserve, shall, to the extent permitted by applicable law, be invested by the Trustee in (1) direct obligations of, or obligations guaranteed by, or obligations secured by, the United States of America (including without limitation United States Treasury Bills); (2) obligations of any agency or corporation that is or may hereafter be created by or pursuant to an Act of the Congress of the United States as an agency or instrumentality thereof, or (3) demand deposits or short-term certificates of deposit at any bank or trust company that has, at the time of the acquisition by the Trustee of such investments, capital stock and surplus aggregating at least $100 million and whose short-term debt obligations are rated by at least two nationally recognized statistical rating organizations in one of the two highest categories therefor; provided, however, that the scope of any such permissible investments shall be limited to include only those investments, or shall be expanded to include any additional investments, as the case may be, that a liquidating trust, within the meaning of Treasury Regulation Section 301.7701- 4(d) may be permitted to hold, pursuant to any amendment or addition to the Internal Revenue Code of 1986, as amended (the “Code”) or to the Treasury Regulations, or any modification in IRS guidelines whether set forth in IRS rulings, other IRS pronouncements, or otherwise. Such investments shall mature in such amounts and at such times as, in the judgment of the Trustee at the times such investments are made, are necessary, or are desirable with a view to providing funds when needed to make payments from the Plan Trust Assets. Any investment purchased with the Plan Trust Assets shall be deemed a part of the Plan Trust Assets. All interest, distributions, dividends and proceeds received by the Trustee in respect of such investments shall be a part of the Plan Trust Assets.

6.3 Access to Information by Beneficiaries. Each Beneficiary shall have access to the business records of the Plan Trust for the purpose of obtaining information relating to the management of Plan Trust Assets for any purpose reasonably related to the interests generally of the Beneficiaries, so long as access is reasonably exercised during normal business hours (after at least two business days’

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notice to the Trustee), does not constitute an undue burden on the Trustee, and is not detrimental to the Plan Trust. Nothing herein contained is intended to restrict any Beneficiary from access to the business records of the Trustee, which the Trustee, in its discretion elects to provide.

6.4 United States Trustee Fees. After the Effective Date and until the Bankruptcy Cases are closed, all fees incurred under 28 U.S.C. § 1930(a)(6) by reason of disbursements made under the Plan Trust shall be paid by the Trustee as a Plan Trust Operating Expense.

ARTICLE 7

BENEFICIAL INTERESTS

7.1 Allocation of Class 3.1 Beneficial Interests and the Class 4 Beneficial Interests. As of the Effective Date: (i) the First Lien Agent, on behalf of the holders of the Class 3.1 First Lien Lender Claims, shall be allocated the Class 3.1 Beneficial Interest in the Plan Trust; and (ii) each holder of a Class 4 General Unsecured Claim, including the holders of relevant Disputed Claims, shall be allocated a Class 4 Beneficial Interest in the Plan Trust equal in an amount to such holder’s respective Claim.

7.2 Register Entries Regarding Beneficial Interests. The Trustee or the Registrar may make the following notations in the Plan Trust Register:

(1)	a notation reflecting the Class 3.1 Beneficial Interest and Claim held by the First Lien Agent on behalf of the First Lien Lenders, and the Pro Rata Share for each such First Lien Lender; and

(2)	a notation reflecting the Class 4 Beneficial Interest and Claim held by each Creditor holding an Allowed Class 4 General Unsecured Claim, and the Pro Rata Share for each such Creditor; and

(3)	a notation reflecting the Class 4 Beneficial Interest and Claim held by each Creditor holding a Disputed Class 4 General Unsecured Claim pending a Bankruptcy Court determination as to the priority of such Claim (a “Reserved Beneficial Interest”), and the Pro Rata Share for each such Creditor.

7.3 Allocation of Beneficial Interests to Holders of Disputed Claims . The allocation of any Beneficial Interest on account of a Disputed Claim pursuant to Section 7.1 herein may be reserved on the Plan Trust Register maintained by the Registrar and may become a Reserved Beneficial Interest. Any General Unsecured Claim filed, in whole or in part, in an unknown or undetermined amount may be estimated by the Trustee, subject to approval by the Bankruptcy Court, and such Claim as estimated shall be deemed a Disputed Claim until otherwise Allowed.

7.3.1 To the extent all or a portion of a Disputed Claim is ultimately disallowed, the Plan Trust shall reallocate among the remaining Beneficial Interests, the Reserved Beneficial Interest that relates to the portion of the Disputed Claim that was disallowed. To the extent all or a portion of a Disputed Claim ultimately becomes an Allowed Claim, the Reserved Beneficial Interest that relates to the portion of the Disputed Claim that was Allowed, shall be removed from the reserve.

7.4 Representation of Beneficial Interest. The Beneficial Interests shall be uncertificated. The Beneficial Interests shall be represented by appropriate book entries in the Plan Trust Register.

7.5 Plan Trust Register and Registrar.

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7.5.1 Appointment of Registrar. The Trustee may appoint a Registrar for the purpose of registering Beneficial Interests as herein provided. The Registrar may be a duly qualified institution or the Trustee. For its services hereunder, the Registrar, unless it is the Trustee, shall be entitled to receive reasonable compensation from the Plan Trust as a Plan Trust Operating Expense.

7.5.2 Register of Beneficial Interests. The Trustee may cause the Plan Trust Register to be kept at the office of the Registrar or at such other place or places that shall be designated by the Trustee from time to time.

7.5.3 Access to Register by Beneficiaries. Beneficiaries and their duly authorized representatives shall have the right, upon reasonable prior written notice to the Registrar and the Trustee, and in accordance with reasonable regulations prescribed by the Registrar and the Trustee, to inspect and at the expense of the Beneficiary make copies of the Plan Trust Register, in each case for a purpose reasonable and related to such Beneficiary’s Beneficial Interest in the Plan Trust.

7.5.4 Absolute Owners. The Trustee may deem and treat the Beneficiary of record as determined pursuant to Section 7.1 of this Plan Trust Agreement as the absolute owner of such Beneficial Interests for the purpose of receiving Distributions and payment thereon or on account thereof and for all other purposes whatsoever.

7.5.5 References to Beneficiaries. Any reference herein to a Beneficiary or to the holder of a Beneficial Interest means the holder of a means the holder of a Class 3.1 Beneficial Interest or a Class 4 Beneficial Interest, whether individually or as agent on behalf of other entities, that is recorded on the Plan Trust Registry maintained by the Trustee and shall not include any Person not recorded on such Plan Trust Registry.

7.6 Beneficial Interests Non-Transferable. Beneficial Interests shall not be transferred other than by operation of law.

7.7 Special Provisions Relating to the Second Lien Notes. Any provision of this Plan Trust Agreement to the contrary notwithstanding, (i) any reference herein to Beneficiary or to the holder of a Beneficial Interest shall mean, in respect of holders of Second Lien Notes, the Second Lien Trustee, (ii) all Beneficial Interests to be allocated to holders of Second Lien Notes shall instead be allocated to the Second Lien Trustee, and (iii) all Distributions on the Second Lien Notes (except any Distributions to be turned over and distributed directly to the First Lien Agent under Section 4.6(2) of the Plan) shall be made to the Second Lien Trustee, who shall deal with the same in accordance with the Plan.

ARTICLE 8

ADMINISTRATION OF THE TRUST ESTATE

8.1 Establishment of Plan Trust Account. Upon the Effective Date of the Plan, the Trustee shall establish the Plan Trust Account for the deposit of the proceeds from the liquidation of Plan Trust Assets and Available Cash.

8.2 Establishment of Plan Trust Operating Account. Upon the Effective Date of the Plan, the Plan Trust Operating Reserve shall be deposited into the Plan Trust Operating Account for the payment of Plan Trust Operating Expenses, including, but not limited to: (1) the unpaid liabilities, debts or obligations of the Plan Trust; (2) the expenses of the Trustee incurred in the administration of the Plan trust, and any Trustee Fee payable from the Plan Trust Operating Account; (3) all fees and expenses of professionals retained by the Plan Trust (other than a Contingency Fee); (4) any and all costs associated

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with analyzing, prosecuting and/or settling objections to Claims; and (5) any and all other costs associated with the liquidation or preservation of the Plan Trust Assets. Plan Trust Operating Expenses shall be paid solely from the Plan Trust Operating Account. Notwithstanding anything else to the contrary in this Agreement, proceeds of Avoidance Actions cannot be used to fund litigation and other expenses of counsel and other professionals retained by the Plan Trustee with respect to D&O Claims or claims litigated on a contingency fee. Other Plan Trust Operating Expenses may be paid from proceeds of Avoidance Actions and such Avoidance Action proceeds may be transferred from the Plan Trust Account to the Plan Trust Operating Account in order to pay such other Plan Trust Operating Expenses.

8.3 Payment of Trustee Fee. Upon the collection and liquidation into Cash of Plan Trust Assets, any Trustee Fee on a contingency basis arising from the liquidation of the Plan Trust Assets shall be reserved from such Cash as necessary. Any Trustee Fee reserved from such Cash shall be paid when Distributions are made to Beneficiaries. Any Trustee Fee not on a contingency basis shall be paid from the Plan Trust Operating Reserve as a Plan Trust Operating Expense.

8.4 Distributions to Holders of Beneficial Interests.

8.4.1 Class 3.1 and Class 4 Distributions Generally. Prior to making any Distributions, the Trustee shall determine the Available Cash. From time to time, the Trustee shall determine from the Available Cash, the amount of Class 3.1 Net Avoidance Action Recoveries and Class 3.1 Net Recoveries to be deposited into the Class 3.1 Recoveries Account and the Class 4 Net Avoidance Action Recoveries and Class 4 Net Recoveries to be deposited into the Class 4 Recoveries Account for distribution to Class 3.1 Beneficiaries and Class 4 Beneficiaries, respectively, and after such determination the respective deposits shall be made. The Trustee shall only make Distributions to the (i) Class 3.1 Beneficiaries from the Class 3.1 Recoveries Account, and (ii) Class 4 Beneficiaries from the Class 4 Recoveries Account. The Trustee shall have authority to make Distributions from the Class 3.1 Recoveries Account and the Class 4 Recoveries Account at least annually and at such other time or times as the Trustee believes there is sufficient Available Cash in such accounts as to warrant a Distribution. Notwithstanding the foregoing, prior to making a Distribution to Class 4 Beneficiaries, any Deferred Amounts shall be paid from Class 4 Net Recoveries and Class 4 Net Avoidance Action Recoveries. The Class 4 Avoidance Action Recoveries and Class 4 Net Recoveries shall be charged proportionate shares of Plan Trust Operating Expenses and the Deferred Amounts, as determined by the percentage of the sum total of Class 4 Avoidance Action Recoveries and Class 4 Net Recoveries each of the two sources comprises, taking into account the amount, if any, of Plan Trust Operating Expenses and Deferred Amounts that disproportionately benefit Class 4 Avoidance Action Recoveries as compared to Class 4 Net Recoveries, or vice versa. Subject to the prior sentence, in the event more than the proportionate share of Plan Trust Operating Expenses and Deferred Amounts is paid from Class 4 Avoidance Action Recoveries, the Plan Trustee shall determine the difference between (i) the actual amount of Plan Trust Operating Expenses and the Deferred Amounts charged against the Class 4 Net Recoveries and (ii) the amount of Plan Trust Operating Expenses and the Deferred Amounts that should have been charged against the Class 4 Net Recoveries based on the Class 4 Net Recoveries’ proportionate share of Plan Trust Operating Expenses and the Deferred Amounts, and shall distribute an amount equal to such difference from the Class 4 Net Recoveries to holders of Allowed General Unsecured Claims as if such amount were a distribution of Class 4 Avoidance Action Recoveries.

8.4.2 Distributions to Class 3.1 Beneficiaries. The First Lien Agent, on behalf of the First Lien Lenders shall receive on a Distribution Date a Distribution from the Class 3.1 Recoveries Account on account of the Class 3.1 Beneficial Interest, until the earlier of: (i) the First Lien Lender Adequate Protection Claim is paid in full or (ii) all Cash proceeds from the Plan Trust Assets allocable to the Class 3.1 Beneficial Interests have been distributed.

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8.4.3 Distributions to Class 4 Beneficiaries. A Beneficiary who is the holder of a Class 4 Beneficial Interest on account of an Allowed General Unsecured Claim shall receive on a Distribution Date its Pro Rata Share of Cash in the Class 4 Recoveries Account based on such Beneficiary’s Class 4 Beneficial Interest, until the earlier of (i) the underlying Claim is paid in full or (ii) all Cash proceeds from Plan Trust Assets allocable to the Class 4 Beneficial Interests have been distributed. A Beneficiary who is the holder of a Class 4 Beneficial Interest on account of an Allowed Non-Deficiency General Unsecured Claim shall receive on a Distribution Date its Pro Rata Share of Cash on account of the Initial Creditor Distribution and the Class 3.1 Deficiency Carve-Out.

8.4.4 Distributions to Holders of Reserved Beneficial Interests. No Distributions shall be made to holders of a Reserved Beneficial Interest. To the extent a Reserved Beneficial Interest is removed from the reserve on the Plan Trust Register in accordance with Section 7.3 and becomes a Beneficial Interest, any Cash in the Class 4 Recoveries Account relating to such Beneficial Interest shall be released and distributed to such Beneficiary on the next Distribution Date. To the extent a Reserved Beneficial Interest is reallocated among the remaining Beneficial Interests in accordance with Section 7.3, any Cash in the Class 4 Recoveries Account relating to such Reserved Beneficial Interest shall be released and distributed on the next Distribution Date to the holders of such remaining Beneficial Interests. Distributions, if any, to holders of Reserved Beneficial Interests shall be made on the next Distribution Date following removal of the Reserved Beneficial Interest from the reserve on the Plan Trust Register.

8.4.5 Right to Setoff. The Trustee may (but shall not be required to), pursuant to Bankruptcy Code sections 553 and 558 or applicable non-bankruptcy law, setoff against or recoup from any Distribution to a Beneficiary to be made under the Plan or this Plan Trust Agreement any claims or causes of action of any nature whatsoever the Trustee may have against such Beneficiary; provided, however, that neither the failure to effect such offset or recoupment nor the allowance of any Claim shall constitute a waiver or release by the Trustee of any setoff or recoupment the Trustee may have against such Beneficiary, nor of any other claim or cause of action.

8.5 Place and Manner of Payments or Distributions. The Trustee shall make Distributions to the Beneficiaries of record as of the Distribution Record Date by mailing such Distribution to the Beneficiary at the address of such Beneficiary as listed in the Schedules of Assets and Liabilities, or any proof of claim filed by the Beneficiary, or as listed in the Plan Trust Register, or at such other address as such Beneficiary shall have specified for payment purposes in a written notice to the Trustee and the Registrar at least 20 days before such Distribution Record Date. The Trustee shall distribute any Cash by wire, check, or such other method as the Trustee deems appropriate under the circumstances. Prior to receiving any Distributions, all Beneficiaries, at the Trustee’s request, must provide to the Trustee written notification of their respective Federal Tax Identification Numbers or Social Security Numbers.

8.6 Fractional Dollars. Notwithstanding any other provisions of this Plan Trust Agreement to the contrary, no payment of fractional cents will be made under this Plan Trust Agreement. Cash will be issued to Beneficiaries entitled to receive a Distribution of Cash in whole cents (rounded to the nearest whole cent when and as necessary).

8.7 Unclaimed or Undeliverable Distributions. In the event (1) a Beneficiary or other claimant entitled to payments from the Plan Trust under the Plan fails to provide to the Trustee its Federal Tax Identification Number or Social Security Number within forty-five (45) days after the date of the Trustee’s written request, (2) a check issued to a Beneficiary or claimant remains uncashed for sixty (60) days after its issuance date, or (3) a Distribution or other payment is returned as undeliverable, then the Distribution or payment and any related Claim or obligation shall be deemed waived, such Beneficiary or claimant shall no longer be entitled to receive Distributions or payments, and such unclaimed or

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undeliverable Distribution or payment shall be distributed on the next Distribution Date to the holders of Beneficial Interests in such Class. Without further Court order, unclaimed funds in the Class 4 Recoveries Account in an amount of $10,000 or less held by the Plan Trust at the time the Plan Trust is to be terminated may be donated to a charity selected by the Trustee and the Oversight Committee.

8.8 Tax Matters.

8.8.1 Certain Income Tax Matters. The Plan Trust established pursuant to this Plan Trust Agreement is established for the purpose of satisfying claims by liquidating the Plan Trust Assets transferred to it and the Plan Trust shall have no objective of continuing or engaging in any trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Plan Trust. The purpose of the Plan Trust is to provide a mechanism for the liquidation of the Plan Trust Assets of the Debtors, and to distribute the proceeds of the liquidation, net of all claims, expenses, charges, liabilities, and obligations of the Plan Trust, to the Beneficiaries in accordance with the terms of the Plan. No business activities will be conducted by the Plan Trust other than those associated with or related to the liquidation of the Plan Trust Assets. It is intended that the Plan Trust be classified for federal income tax purposes as a “liquidating trust” within the meaning of section 301.7701-4(d) of the Treasury Regulations. All parties hereto shall treat the transfers in trust described herein as transfers to the Beneficiaries for all purposes of the Code (including sections 61(a)(12), 483, 1001, 1012, and 1274). All the parties hereto shall treat the transfers in trust as if all the transferred assets, including all the Plan Trust Assets, had been first transferred to the Beneficiaries and then transferred by the Beneficiaries to the Plan Trust. The Beneficiaries shall be treated for all purposes of the Code as the grantors of the Plan Trust and the owners of the Plan Trust. The Trustee shall file returns for the Plan Trust as a grantor trust pursuant to Treasury Regulations section 1.671-4(a) or (b). The income of the Plan Trust will be treated as subject to tax on a current basis, and the Beneficiaries (except to the extent a Beneficiary is the Internal Revenue Service) shall be responsible for payment of any taxes due with respect to the operations of the Plan Trust. During its existence, the Plan Trust shall not receive or retain cash or cash equivalents in excess of a reasonable amount necessary to meet claims and contingent liabilities (including Disputed Claims) or to maintain the value of its assets during liquidation. The Trustee shall use its continuing best efforts to dispose of the Plan Trust Assets, make timely distributions, and shall not unduly prolong the duration of the Plan Trust. The Trustee is authorized to take any action as may be necessary or appropriate to minimize any potential tax liability of the Plan Trust and, thereafter, the Beneficiaries arising out of the operations of the Plan Trust. The Trustee is directed to allocate all costs, charges, expenses and deductions, or any of them in whole or in part, to income or principal at such time and in such a manner as the Trustee shall determine will reduce or eliminate the Plan Trust’s taxes, if any. The Plan Trust shall distribute, at least annually, the following: all income and gain; Available Cash (whether or not allocable to income or principal, including all capital gains allocable to principal); any other property the Trustee in its discretion determines is properly distributable (whether out of income or principal); and Available Cash to the Beneficiaries.

8.8.2 Consistent Valuation of Trust Assets for Tax Purposes. As soon as possible after the Effective Date, but in no event later than the date determined by the Oversight Committee in consultation with the Trustee, the Trustee shall apprise the Beneficiaries in writing of such valuation (and indicate in such writing of its good faith valuation of the Plan Trust Assets, such holders’ percentage ownership interest in the Plan Trust based on such holders’ relative beneficial interest in the Plan Trust as of the Effective Date). The valuation shall be used consistently by all parties (including, without limitation, the Reorganized Debtors, the Trustee, the Beneficiaries and any disbursing agent) for all purposes, including federal income tax purposes.

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8.8.3 Employment Taxes. The Trustee may withhold from the amount distributable from the Plan Trust at any time to any Person (except with respect to the Internal Revenue Service) such sum or sums as may be sufficient to pay any tax or taxes or other charge or charges that have been or may be imposed on such Person or upon the Plan Trust with respect to the amount distributable or to be distributed under the income tax laws of the United States or of any state or political subdivision or entity by reason of any Distribution provided for in this Article 8, whenever such withholding is determined by the Trustee in its discretion to be required by any law, regulation, rule, ruling, directive or other governmental requirement, and the Trustee, in the exercise of its discretion and judgment, may enter into agreements with taxing or other authorities for the payment of such amounts as may be withheld in accordance with the provisions of this Section 8.7.3. Notwithstanding the foregoing but without prejudice to the Trustee’s rights hereunder, such Person shall have the right with respect to the United States, or any state, or any political subdivision of either, to contest the imposition of any tax or other charge by reason of any Distribution hereunder.

8.8.4 Tax Reporting. To the extent that any Beneficiary may be able to use the installment method of reporting income with respect to an Distribution, the Trustee will annually compile and disseminate to Beneficiaries who request such information all available tax return information with respect to interest (stated or unstated) and otherwise necessary or useful in reporting under the installment method.

8.8.5 Interest. In the Trustee’s discretion, interest received with respect to principal distributed pursuant to this Plan Trust Agreement shall be distributed along with the underlying principal.

8.8.6 Allocation of Income and Losses. Unless otherwise determined by the Trustee in its reasonable discretion, allocations between Beneficiaries of taxable income of the Plan Trust for each of its tax years shall be determined by reference to the manner in which an amount of Cash in the Plan Trust equal to the amount of such taxable income of the Plan Trust would be distributed (without regard to any restrictions on Distributions described in the Plan) if, immediately before such deemed Distribution, the Plan Trust had distributed all its other assets (valued for this purpose at their tax book value) in respect of the Beneficial Interests, taking into account all prior and concurrent Distributions from the Plan Trust made in accordance with the Plan. Similarly, taxable loss generally will be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating Distribution of the remaining assets of the Plan Trust. The tax book value of assets for purpose of this Plan Trust Agreement means their fair-market value on the Effective Date or, if later, the date on which such assets were acquired by the Plan Trust, adjusted in either case in accordance with applicable tax accounting principles.

ARTICLE 9

TERMINATION

The Plan Trust shall terminate upon the earlier of (1) the date which is 5 years after the date this Plan Trust is created, (2) payment of all Claims in accordance with the Plan, or (3) the distribution of all Plan Trust Assets. Notwithstanding the foregoing, with prior Bankruptcy Court approval, the Trustee may extend the term of the Plan Trust for one or more finite terms (there shall be no limits on the number and length of extensions) based upon the particular facts and circumstances at that time, if it is in the best interest of the Beneficiaries and an extension is necessary to the liquidating purpose of the Plan Trust. If permitted under applicable law and not contrary to the classification of the Plan Trust as a liquidating trust and a pass-through entity under applicable income tax law, and if in the best interests of the Beneficiaries, the Trustee may distribute interests in the Trust Assets or distribute the Trust Assets to another Person and then distribute interests in such Person to the Beneficiaries. Trust Assets to be

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distributed in kind shall be valued by the Trustee in its reasonable discretion at their tax book value. After all liabilities of the Plan Trust have been satisfied or duly provided for, such remaining Trust Assets shall be distributed to Beneficiaries as a final Distribution. The Plan Trust may not be terminated at any time by the Beneficiaries.

ARTICLE 10

MISCELLANEOUS

10.1 Notices. Any notice required to be given by this Plan Trust Agreement to all Beneficiaries shall be in writing and shall be sent by first class mail, or in the case of mailing to a non- United States address, air mail, postage prepaid. All other notices, requests or other communications required or permitted to be made in accordance with this Plan Trust Agreement shall be in writing and shall be delivered by U.S. certified mail, return receipt requested, to:

(a) If to the Trustee:

[to be provided]

with a copies to:

[to be provided]

(b) if to any Beneficiary in such Beneficiary’s capacity as a Beneficiary, at such Beneficiary’s address as listed in the Plan Trust Register or as identified in a written request for notice delivered to the Trustee.

(c) If to the Oversight Committee:

[to be provided]

Notice mailed shall be effective on the date mailed. All other notices shall be effective on the date of delivery. Any Person may change the address at which it is to receive notices under this Plan Trust Agreement by furnishing written notice pursuant to the provisions of this Section 10.1 to the entity to be charged with knowledge of such change.

10.2 Amendment. Material amendments to this Plan Trust Agreement require Bankruptcy Court approval after notice to the Oversight Committee. This Plan Trust Agreement may be amended by the Trustee without Bankruptcy Court approval to correct typographical errors or if such amendment is not material and does not adversely affect the interests of any Beneficiary, but such amendment shall not

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be effective until 30 days after the Oversight Committee shall have been given notice of such amendment. The Trustee may consult with the Oversight Committee before making any non-material amendment and before seeking Bankruptcy Court approval of any material amendment.

10.3 Counterparts. This Plan Trust Agreement may be executed in one or more Counterparts, all of which shall taken together to constitute one and the same instrument.

10.4 Governing Law; Severability. This Plan Trust Agreement shall be governed by construed under and interpreted in accordance with the laws of the State of Texas. If a court of competent jurisdiction determines that any provision of this Plan Trust Agreement is invalid or unenforceable under such applicable law, such invalidity or unenforceability shall not invalidate the entire Plan Trust Agreement. In that case, this Plan Trust Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable law, and, if such term or provision cannot be so limited, this Plan Trust Agreement shall be construed to omit such invalid or unenforceable provisions, provided that such construction, to the maximum extent possible, shall give effect to the purposes of the Plan.

10.5 Headings. Sections, subheadings and other headings used in this Plan Trust Agreement are for convenience only and shall not affect the construction of this Plan Trust Agreement.

10.6 Relationship to Plan. The Trustee shall have full power and authority to take any action consistent with the purpose and provisions of the Plan and shall be bound by the terms of the Plan. In the event of a conflict between the Plan (excluding this Plan Trust Agreement) and this Plan Trust Agreement, the Plan shall govern.

10.7 Consent to Jurisdiction. Each of the parties hereto (and each Beneficiary by virtue of the benefits provided pursuant to the Plan and the Plan Trust created hereunder) consents and submits to the jurisdiction of and venue in the United States Bankruptcy Court for the Western District of Texas, Austin Division, for all purposes of this Plan Trust Agreement, including, without limitation, any action or proceeding instituted for the enforcement of any right, remedy, obligation, or liability arising under or by reason hereof.

10.8 References to Oversight Committee. If the Oversight Committee no longer exists at any time during the terms of this Plan Trust, then the Trustee shall take all actions under this Plan Trust Agreement without regard to requirements that it meet with, consult with, or seek approval from the Oversight Committee.

10.9 No Suits by Claimholders. No Claimholder shall have any right by virtue of any provision of this Plan Trust Agreement to institute any action or proceeding in law or in equity against any party other than the Trustee on or under or with respect to the Plan Trust Assets.

10.10 Irrevocability. The Plan Trust is irrevocable, but is subject to amendment as provided for herein.

10.11 Enforcement and Administration. The Bankruptcy Court shall enforce and administer the provisions of this Plan Trust Agreement, as set forth in the Plan and herein.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Plan Trust Agreement or have caused this Plan Trust Agreement to be duly executed by duly authorized officers as of the day and year first above written.

TRUSTEE

By:

Print:

Title: Trustee

DUNE ENERGY, INC.

By:

Print:

Title:

DUNE OPERATING COMPANY

By:

Print:

Title:

DUNE PROPERTIES, INC.

By:

Print:

Title:

EXHIBIT C TO THE CHAPTER 11 PLAN

RIGHTS OF ACTION

Pursuant to the terms of the Plan and 11 U.S.C. § 1123(b)(3)(B) and except for items excluded pursuant to Article 8 of the Plan and the Lien Challenge Proceeding, on the Effective Date, all of the Debtors’ Rights of Action and counterclaims will be retained under the Plan and transferred to and vest in the Plan Trust to be prosecuted exclusively by the Plan Trustee for the benefit of Creditors, including, without limitation, the following Rights of Action:

1.

All claims, counterclaims, causes of action and potential claims and causes of action held by any of the debtors and/or any of their estates, whether or not previously asserted, against James A. Watt and all former managers, officers and directors of any of the Debtors (including, without limitation, Marjorie Bowen, Robert A. Schmitz, John R. Brecker, Michael R. Keener, Dr. Alexander A. Kulpecz, Jr., Hal Bettis, Frank T. Smith, Jr., Eric Sterns, And Richard H. Mourglia and/or any acting in concert with them), including, but not limited to, avoidance actions, the D&O Claims, commercial torts, tortious interference with contractual and/or business relations, unfair competition, breach of contract, loss of income, setoff, recoupment, fraud, fraudulent inducement, misrepresentation, fraudulent or negligent omission, fraudulent or preferential transfers arising other than under the united states bankruptcy code, conversion, replevin, lender liability, recharacterization of debt as equity, equitable subordination, challenges as to the extent, priority and validity of any purported claims, liens and/or security interests, injury to property and/or title to property, negligence, recklessness, conspiracy, aiding and abetting, breach of fiduciary duty, breach of confidential relationship, mismanagement, violation of securities laws, self-dealing, usurpation of corporate opportunity, insolvent trading, breach of duty of loyalty, allowing, authorizing and/or receiving unlawful or improper distributions, unreasonable related party transactions, uncommercial transactions, improper redemption of equity interests, breach of duty of good faith, breach of duty to provide information, breach of duties of care and/or diligence, failure to make informed decisions, improper use of information to gain improper advantage, and actions seeking affirmative recoveries, and other, similarly grounded claims and causes of action. The claims against James A. Watt and other directors and officers of the debtors include, without limitation, those claims identified in the letter of Hugh Ray III to Charles Beckham dated June 4, 2015, including: (A) causing, directing, advising, influencing, authorizing and/or allowing the debtors to commit capital, expend resources, and forego other business alternatives in reliance on prospective transactions, including, without limitation, potential transactions with Eos without the exercise of reasonable care and diligence, all of which damaged the debtors and their financial and business interests, and ultimately caused them to fail, which breaches include, but are not limited to: (i) pursuing the Eos transaction because it would result in large change-in-control payments to the directors and officers, (ii) agreeing to non-solicitation and bid disclosure provisions in the Eos merger that restricted options for other buyers, (iii) voting “accelerated” bonuses to coincide with the Eos merger, (iv) delaying chapter 11 bankruptcy to pursue the Eos merger, (v) agreeing to an illusory break-up fee when it was known that the merger partner was insolvent and could not pay it, (iv) because of the self-interested benefits of the Eos merger, foregoing other opportunities that would have resulted in a better outcome, (B) causing, directing, advising, influencing, authorizing and/or allowing the debtors to enter into lucrative self-dealing transactions with and/or benefiting directors and officers and which were not in the best interests of the debtors and damaged them and their financial and business interests, including, without limitation, the Eos merger and bonuses, (C) causing, directing, advising, influencing, authorizing and/or allowing the debtors to enter into transactions and undertakings for which they were not adequately capitalized and which damaged the debtors and their financial and business interests, including, without limitation, the continued operation of the debtors until they ran out of funds and needless delay of chapter 11, and (D) causing, directing, advising, influencing, authorizing and/or allowing the debtors to enter into insider or related party transactions with or benefiting other directors and officers, insiders, shareholders and/or other equity interest holders, which were not in the best interests of the debtors and which damaged them and their financial and business interests, including, without limitation, the Eos merger, payment of “stock consideration,” accelerated bonuses, and change in control provisions, (E) causing, directing, advising, influencing, authorizing and/or allowing the debtors to enter into imprudent, unfavorable, and inadvisable business transactions without the exercise of reasonable care and diligence, which damaged the debtors and

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their financial and business interests, and ultimately caused them to fail, including, without limitation, the eos merger and the continued business operation outside of chapter 11 until the debtors were completely out of funds necessary to pay payroll and operate. The claims against Watt and other directors and officers of the Debtors include, without limitation, those claims identified in the letter of Charles Kelley to Charles Beckham dated June 12, 2015, including (A) breaching their duties of care, loyalty, and other fiduciary obligations by using dune’s limited resources commencing in 2014 to simply sustain the ongoing decline in its oil and gas operations in order to stretch liquidity to pursue a merger transaction that, based on the apparent risk of execution, largely benefitted existing senior management and directors (potentially) given the merging entity’s need to employ the same senior management and directors, but resulted in insufficient development and maintenance of existing operations, declining revenues, and negatively impacted the value of the assets to the detriment of all creditors of dune, (B) failing to observe their duties of care, loyalty and other fiduciary obligations to utilize the debtors’ available financial resources to protect and preserve the operations and assets of the dune entities, which duties were sacrificed in favor of using such resources to promote the marketing and sale of the debtors’ assets primarily to parties who would require services from the debtors’ directors and officers following such transactions, and (C) failing to observe their fiduciary obligations, duties of care and loyalty, and other duties of fairness by taking steps and making various decisions in 2011, 2012, 2013, 2014, and 2015 in respect of payments, compensation, or benefits that accrued for the directors and officers, such as monetary compensation, stock consideration, bonuses, change of control provisions, use of corporate resources solely for the benefit of such individuals, and other financial benefits, whether realized or potentially realizable as a result of such decisions, to the detriment of the debtors and their creditors because such decisions result in loss of value.

2.	All Avoidance Actions (as that term is defined in the plan), including without limitation, (i) for all payments made by the debtors to creditors within 90 days prior to the filing of the bankruptcy petition, including but not limited to, all persons and entities identified in question 3(b) of the Debtors’ respective Statements of Financial Affairs filed in the Chapter 11 Cases, and (ii) for all payments made by the Debtors to “insiders” within one year prior to the filing of the bankruptcy petition, including but not limited to, those persons and entities identified in question 3(c) of the Debtors’ respective Statements of Financial Affairs, and (iii) arising under sections 506(c), 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, 552(b), 553, or 724 of the Bankruptcy Code, or arising under similar state and federal statutes and common law, including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, or similar state law.

3.	All claims, counterclaims, causes of action and potential claims and causes of action held by any of the Debtors and/or any of their estates, whether or not previously asserted, against Eos Petro, Inc., Eos Petro Sub, Inc., and any parties who may have liability related to the failure to consummate the Eos Merger Agreement, including, but not limited to, Avoidance Actions, commercial torts, tortious interference with contractual and/or business relations, unfair competition, breach of contract, loss of income, setoff, recoupment, fraud, fraudulent inducement, misrepresentation, fraudulent or negligent omission, fraudulent or preferential transfers arising other than under the united states bankruptcy code, conversion, replevin, lender liability, recharacterization of debt as equity, equitable subordination, challenges as to the extent, priority and validity of any purported claims, liens and/or security interests, injury to property and/or title to property, negligence, recklessness, conspiracy, aiding and abetting, breach of fiduciary duty, breach of confidential relationship, mismanagement, violation of securities laws, self-dealing, usurpation of corporate opportunity, alter ego, piercing of corporate veil, and actions seeking affirmative recoveries, and other, similarly grounded claims and causes of action.

4.	All Claims, counterclaims, defenses, and Causes of Action referenced in the Plan.

5.	All other counterclaims and defenses, including without limitation the rights of setoff and recoupment, and all defenses of the estate under 11 U.S.C. § 558.

6.

All claims, counterclaims, causes of action and potential claims and causes of action held by any of the Debtors and/or any of their estates as of the Effective Date, whether or not previously asserted, are preserved under the Plan for the benefit of the Plan Trust. The Debtors, Committee and/or the Plan

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Trustee, as the case may be, expressly reserve and preserve all rights to supplement at any time any and all retained claims and causes of action, including, without limitation, those described hereinafter, whether based on the results of prior, ongoing, or future investigations or otherwise.

7.	Claims and/or causes of action for, without limitation, commercial torts, tortious interference with contractual and/or business relations, unfair competition, breach of contract, loss of income, setoff, recoupment, fraud, fraudulent inducement, misrepresentation, fraudulent or negligent omission, fraudulent or preferential transfers arising other than under the United States Bankruptcy Code, conversion, replevin, lender liability, recharacterization of debt as equity, equitable subordination, challenges as to the extent, priority and validity of any purported claims, liens and/or security interests, injury to property and/or title to property, negligence, recklessness, conspiracy, aiding and abetting, breach of fiduciary duty, breach of confidential relationship, mismanagement, violation of securities laws, self-dealing, usurpation of corporate opportunity, insolvent trading, breach of duty of loyalty, allowing, authorizing and/or receiving unlawful or improper distributions, unreasonable related party transactions, uncommercial transactions, improper redemption of equity interests, breach of duty of good faith, breach of duty to provide information, breach of duties of care and/or diligence, failure to make informed decisions, improper use of information to gain improper advantage and other, similarly grounded claims and causes of action against, without limitation, current and/or former shareholders, members, equity interest holders, debt holders, partners, prospective joint venture participants, joint venture participants, prospective contracting parties, contracting parties, prospective purchasers, purchasers, prospective sellers, sellers, directors, officers, managers, employees, agents, contractors, insurers, sureties, investment bankers, consultants, advisors, representatives, competitors, vendors and/or other creditors of the debtors and/or entities affiliated with or otherwise related to any of the foregoing.

8.	All claims, counterclaims, causes of action and potential claims and causes of action held by any of the Debtors and/or any of their estates, whether or not previously asserted, including, without limitation, commercial torts, tortious interference with contractual and/or business relations, unfair competition, breach of contract, loss of income, setoff, recoupment, fraud, fraudulent inducement, misrepresentation, fraudulent or negligent omission, fraudulent or preferential transfers arising other than under the united states bankruptcy code, conversion, replevin, lender liability, recharacterization of debt as equity, equitable subordination, challenges as to the extent, priority and validity of any purported claims, liens and/or security interests, injury to property and/or title to property, negligence, recklessness, conspiracy, aiding and abetting, breach of fiduciary duty, breach of confidential relationship, mismanagement, violation of securities laws, self-dealing, usurpation of corporate opportunity, insolvent trading, breach of duty of loyalty, allowing, authorizing and/or receiving unlawful or improper distributions, unreasonable related party transactions, uncommercial transactions, improper redemption of equity interests, breach of duty of good faith, breach of duty to provide information, breach of duties of care and/or diligence, failure to make informed decisions, improper use of information to gain improper advantage and other, similarly grounded claims and causes of action against, without limitation, current and/or former shareholders, members, equity interest holders, debt holders, partners, prospective joint venture participants, joint venture participants, prospective contracting parties, contracting parties, prospective purchasers, purchasers, prospective sellers, sellers, directors, officers, managers, employees, agents, contractors, insurers, sureties, investment bankers, consultants, advisors, representatives, competitors, vendors and/or other creditors of the debtors and/or persons or entities affiliated with or otherwise related to any of the foregoing.

9.	All Rights of Action against any person or entity listed on SoFA 3(b) filed in the Bankruptcy Cases (Docket Nos. 156, 157 and 158) , as well as related entities, principals, officers, and employees of any of the foregoing and any mediate or immediate transferees, including without limitation, all Avoidance Actions.

10.	All Rights of Action against any person or entity listed SoFA 3(c) filed in the Bankruptcy Cases (Docket Nos. 156, 157 and 158), as well as related entities, principals, officers, and employees of any of the foregoing and any mediate or immediate transferees, including without limitation, all Avoidance Actions.

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11.	All claims and causes of action against any person or entity for fraudulent or preferential transfers under any applicable law.

12.	All Rights of Action against any person or entity for recovery of accounts receivable or enforcement of contractual obligations.

13.	All Rights of Action against any federal, state, local or foreign taxing authority, including without limitation, for the recovery of tax credits, refunds, overpayments or other payments are retained and included in the Plan Trust Assets to the extent such rights of action have not been otherwise sold or transferred to White Marlin, Trimont, or other purchaser of the Debtors’ assets sold post-petition and are not capable of being setoff to reduce any claim of a taxing authority.

14.	All Rights of Action arising under or related to any policy of insurance against any insurer, such insurer’s agents, affiliates, related entities, principals, officers and employees, or any other person or entity.

15.	All Rights of Action asserting alter ego, veil piercing, or reverse veil piercing.

16.	All privileges, including the attorney-client, work-product and other privileges will belong to both the Trust and reorganized debtor.

The Plan Trust and Plan Trustee shall continue to analyze all potential Rights of Action and take appropriate action, including, but not limited to, filing lawsuits in appropriate venues. The Debtors do not waive any Rights of Action, counterclaims, or defenses that may exist. Nor shall conditional approval of the Disclosure Statement prejudice the Committee’s and the Plan Trust’s, as applicable, right to assert any claims and causes of action not identified herein, and all such claims and causes of action are expressly reserved and preserved.

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UNITED STATES BANKRUPTCY COURT

Western District of Texas

Bankruptcy Case No.: 15–10336–hcm
Chapter No.: 11
Judge: H. Christopher Mott

IN RE: Dune Energy, Inc. and Dune Properties,

Inc. , Debtor(s)

NOTICE OF ORDER CONFIRMING PLAN

Notice is hereby given of entry of the following order of this Court on 9/18/15

560 – Order Confirming Chapter 11 Plan, (related document(s): 558 Chapter 11 Plan filed by Kenric D Kattner for

558     Debtor Dune Energy, Inc..) Application for Final Decree due by 3/16/2016 (Order entered on 9/18/2015) (Miiller, Sherri)

Dated: 9/18/15

Yvette M. Taylor

Clerk, U. S. Bankruptcy Court

[Order Confirming Plan Notice] [Ntcocp11apac]